Exhibit 10.7

UBS AG

and

Luxoft USA Inc.

Updated:  September 16th from Generic Contract

AMENDED AND RESTATED

GLOBAL FRAMEWORK AGREEMENT 6481

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

1.	INTRODUCTION		2

	1.1.	INTERPRETATION	2
	1.2.	SEVERABILITY	9
	1.3.	GOVERNING LAW AND JURISDICTION	9
	1.4.	ENTIRE AGREEMENT	10
	1.5.	RELATIONSHIP OF THE PARTIES	10
	1.6.	CO-OPERATION	10

2.	SERVICES		10

	2.1.	ORDERING	10
	2.2.	PROVISION OF THE SERVICES	11
	2.3.	WORK PRODUCTS AND ACCEPTANCE	12
	2.4.	LOCATION	13
	2.5.	SERVICE MANAGEMENT	13
	2.6.	REPORTING	13
	2.7.	QUALITY AND CERTIFICATION	13
	2.8.	NOTIFICATION	13

3.	UBS RESPONSIBILITIES		14

	3.1.	COMPLIANCE WITH OBLIGATIONS	14
	3.2.	ASSISTANCE AND UBS INPUTS	14
	3.3.	REGULATORY COMPLIANCE	14
	3.4.	ASSETS AND ASSET TRANSFER	14

4.	PERSONNEL		15

	4.1.	SUB-CONTRACTING	15
	4.2.	PROVISION OF STAFF	16
	4.3.	STAFF REPLACEMENT	17
	4.4.	STAFF COMPLIANCE	17
	4.5.	UBS POLICIES	17
	4.6.	STAFF CONFIDENTIALITY	18
	4.7.	NON-SOLICITATION	18
	4.8.	STAFF TURNOVER	19
	4.9.	STAFF QUALIFICATIONS	19
	4.10.	STAFF PAYMENT AND TAXES	19
	4.11.	INDEMNIFICATION	19
	4.12.	TRANSFER OF UNDERTAKINGS	19
	4.13.	IMMIGRATION	19

5.	INTELLECTUAL PROPERTY		20

	5.1.	PRE-EXISTING INTELLECTUAL PROPERTY	20
	5.2.	INTELLECTUAL PROPERTY IN WORK PRODUCTS	20
	5.3.	USE OF KNOW-HOW	21

6.	CHARGES, PAYMENT AND OTHER FINANCIAL PROVISIONS		21

	6.1.	CHARGES	21
	6.2.	PAYMENT	21
	6.3.	DAILY RATE	22
	6.4.	EXPENSES	22
	6.5.	WITHHOLDING TAXES	22
	6.6.	SALES TAX	23
	6.7.	INDEMNIFICATION FOR TAXES	23

7.	WARRANTIES		23

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

i

	7.1.	POWER TO CONTRACT	23
	7.2.	PERFORMANCE OF OBLIGATIONS AND WORK PRODUCTS	24
	7.3.	INTELLECTUAL PROPERTY	24
	7.4.	SECURITY	25
	7.5.	UBS SENSITIVE INFORMATION	25
	7.6.	EXCLUSION OF IMPLIED WARRANTIES	25

8.	REMEDIES AND LIABILITIES		25

	8.1.	REMEDIES FOR NON-CONFORMING SERVICES	25
	8.2.	LIMITATION OF LIABILITY	26
	8.3.	REMEDIES CUMULATIVE	27
	8.4.	INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT INDEMNITY	27
	8.5.	[*]	28
	8.6.	LOSS OF DATA	28

9.	TERM AND TERMINATION		28

	9.1.	TERM	28
	9.2.	TERMINATION BY EITHER PARTY	28
	9.3.	TERMINATION BY UBS	29
	9.4.	TERMINATION BY UBS WITHOUT CAUSE	30
	9.5.	CONSEQUENCES OF TERMINATION	30
	9.6.	TERMINATION ASSISTANCE	31
	9.7.	OBJECTIVES	31
	9.8.	TERMINATION PLANNING	31
	9.9.	FURTHER TENDERS	33
	9.10.	UBS ASSETS	33
	9.11.	SOFTWARE	34
	9.12.	THIRD PARTY SERVICES	34
	9.13.	DATA AND MATERIAL	35
	9.14.	EMPLOYEES AND SUBCONTRACTORS	35
	9.15.	KNOWLEDGE TRANSFER	35
	9.16.	OPERATIONAL TRANSITION	36

10.	CHANGE CONTROL		36

	10.1.	CHANGE REQUEST	36
	10.2.	CHANGE PROPOSAL	36
	10.3.	CHANGE CONTROL NOTICE	36
	10.4.	ACCEPTANCE	37
	10.5.	EMERGENCY CHANGE	37
	10.6.	COSTS FOR CHANGES	37
	10.7.	COMMENCEMENT OF WORK	37

11.	MISCELLANEOUS		38

	11.1.	CONFIDENTIALITY	38
	11.2.	INFORMATION BARRIERS	39
	11.3.	INSURANCE	39
	11.4.	AUDIT RIGHTS AND RECORD KEEPING	39
	11.5.	FORCE MAJEURE	40
	11.6.	WAIVER	40
	11.7.	AMENDMENTS	40
	11.8.	NOTICES AND COMMUNICATIONS	40
	11.9.	ASSIGNMENT	41
	11.10.	THIRD PARTIES RIGHTS	41
	11.11.	ESCALATION OF DISPUTES AND COMPLAINTS	41
	11.12.	PUBLICITY	42
	11.13.	COMPLIANCE WITH UBS GROUP POLICY AGAINST BRIBERY OF PUBLIC OFFICIALS	42
	11.14.	ENVIRONMENTAL POLICY	42
	11.15.	CHANGES IN LAW	42

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ii

11.16.	GOVERNANCE	42

SCHEDULES		44

SUPPLIER STAFF CONFIDENTIALITY SCHEDULE		48

APPLICATION DEVELOPMENT SCHEDULE		50

SUPPORT SERVICES SCHEDULE		54

SECURITY SCHEDULE		62

SECURITY MEASURES OF DATABASES CONTAINING PERSONAL DATA		67

BCP SCHEDULE		70

NETWORK CONNECTIVITY SCHEDULE		78

REPORTING SCHEDULE		79

RATES SCHEDULE		144

DATA RETENTION SCHEDULE		81

COMPLIANCE SCHEDULE		87

TEMPLATE SUPPORT SERVICES TASK ORDER		90

TEMPLATE IT DEVELOPMENT SERVICES TASK ORDER		100

SUPPLIER’S AFFILIATES SCHEDULE		110

PARENT COMPANY GUARANTEE SCHEDULE		111

MANAGED SERVICES SCHEDULE		115

FINANCIAL RATIO SCHEDULE		141

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

iii

AMENDED AND RESTATED GLOBAL FRAMEWORK AGREEMENT

This Amended and Restated Global Framework Agreement amends and restates the Global Framework Agreement dated 16 May 2006 (as amended by variation agreements) and is dated                 .

The parties undersigned (“the Parties”) agree and acknowledge that the following terms and conditions shall be incorporated into and shall form part of contracts between them relating to the acquisition by UBS AG, or an UBS Affiliate of services and/or products offered by Supplier.  References herein to this “Agreement” shall be understood to refer to any agreement formed by the combination of these terms and conditions with a Task Order signed by the Parties, unless such Task Order expressly states to the contrary.  Where specified in writing by the Parties hereto, the terms and conditions of this Amended and Restated Global Framework Agreement (number 6481) will replace and supersede the terms and conditions in existing agreements of a framework nature, and the terms of each subsequent Agreement will supersede any other terms and conditions relating to the services or products to which it relates.

“The Supplier” shall mean Luxoft USA Inc. 225 West 34th street, Ste 1707-06, New York, NY, 10122, US

“UBS” shall mean UBS AG, (Stamford Branch) with a place of business at 677 Washington Blvd. Stamford, CT 06901

1.                                               INTRODUCTION

1.1.                                     Interpretation

(a)                                          In this Agreement, unless the context otherwise requires:

“Acceptance” means written acknowledgement by UBS that the Work Product(s), Services or Software meets UBS’ acceptance criteria as specified in the relevant Task Order or deemed acceptance pursuant to clause 2.3(b), and “Accepted” shall be construed accordingly (and for this purpose email confirmation from the UBS Authorised personnel would be construed as written confirmation);

“Agreement” means (unless the context otherwise expressly dictates and subject to the order of precedence referred to in Clause 1.1 (g)), the Clauses of this Global Framework Agreement (including any Schedule referred to in the relevant Task Order, plus the Data Protection Schedule, the Supplier Staff Confidentiality, the Rates Schedule, the Security Schedule, the BCP Schedule, the Network Connectivity Schedule, the Compliance Schedule, TUPE Schedule, Data Retention Schedule and the Reporting Schedule) in conjunction with the provisions of a Task Order or attachments thereto which is entered into pursuant to the terms set out herein, which shall be effective upon the execution by UBS Authorised Personnel in accordance with the provisions set out herein. Each Agreement shall constitute a separate contract between the Parties, incorporating the provisions of this Global Framework Agreement and its relevant Schedules;

“Applicable Requirements” means all laws, regulations, government or regulatory approved codes of practice or orders (including, in the case of the United Kingdom, the FSA’s rules and guidelines on outsourcing as amended or replaced from time to time, the Banking Code and the Financial Ombudsman’s Schemes) and all similar or analogous requirements that are applicable:

(i)                                     to the business of UBS; and

(ii)                                  in any jurisdiction that the Services are provided to or in respect of;

“Application Development Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to the Supplier’s provision to UBS and/or UBS Affiliates of Application Development Services; where such Application Development Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Application Development Services” means services in connection with the development or modification of software applications;

“BCP Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to business continuity and disaster recovery as agreed by the Parties, where such BCP

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“BPO Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to the Supplier’s provision to UBS and/or UBS Affiliates of services in connection with the outsourcing of certain identified business processes; where such BPO Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Charges” means those charges payable by UBS to the Supplier as set out in the Rates Schedule and the relevant Task Order;

“Compliance Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to the procedures prescribed by UBS in order for it to meet its responsibilities under the bank’s regulatory system; where such Compliance Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Confidential Information” means any business, employee or customer information or data which is disclosed or otherwise comes into possession of a Party, directly or indirectly as a result of this Agreement and which is of a confidential nature (including for the avoidance of doubt the existence and terms of this Agreement, any information relating to  business affairs, operations, products, processes, methodologies, formulae, plans, intentions, projections, know-how, intellectual property rights, trade secrets, market opportunities, suppliers, customers, marketing activities, sales, software, computer and telecommunications systems, costs and prices, wage rates, records, finances and personnel). UBS Confidential Information includes UBS Sensitive Information. Except where otherwise agreed in writing by the Parties with all copies marked, Confidential Information does not include: manuals for released products; data on the performance and scalability of the Software or the quality of the Services provided by the Supplier;

“Continuation Services”  has the meaning given in Clause 9.8(e);

“Contract Year” means a year which commences on the date of signature of the Global Framework Agreement, or the anniversary of this date;

“Critical Processing” means the processing of data key to the business of UBS which can be key from a content perspective and/or from a timing perspective;

“Daily Rate” means the Supplier’s daily rates as set out in the Rates Schedule or as specified in the relevant Task Order (if applicable);

“Data Protection Schedule” means the Schedule to this Global Framework Agreement containing obligations upon the Supplier specific to data protection issues;

“Data Retention Schedule” means the Schedule to this Global Framework Agreement containing obligations upon the Supplier specific to data retention issues;

“Documentation” means any documentation related to the Software or the Services including but not limited to the Specification (if applicable), user manuals, systems manuals, operating manuals, programming manuals, physical planning guides and set up or installation guides;

“Effective Date” means the date when each Task Order agreed between the Parties so as to form an Agreement between them shall come into effect and be binding upon the Parties;

“EMU Compliant” means that the Software is able at all times to:

(i)                           handle, without any reduction in functionality or performance, information relating to the adoption of a single currency (“the euro”) by all Member States of the European Union or any of them further to EC Regulation 1103/97 (as modified or replaced from time to time) including information both in euro and in the currency or currencies that have been substituted by the euro and to convert any amount in euro into its equivalent amount in the currency which has been substituted by the euro or vice versa after applying the official conversion rates and applicable rounding rules in EC Regulation 1103/97; and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                       process and display data representing any amount in euro to the same extent as such Software is able to process and display data representing amounts in any other currency.

“Financial Instrument” means any security, debt security or other financial instrument of any kind and any related derivative;

“Financial Ratio” means the Current Ratio = DEBT)/EBITDA < 3

“Guarantor” means IBS Group Holding Limited, a Company incorporated in the Isle of Man, whose Registered Office is situated at Kissack Court, 29 Parliament Street, Ramsey, Isle of Man;

“GFA” means this Global Framework Agreement;

“Government” means the national government of a country; any government of any political level or subdivision in a country; any entity controlled or owned by any of the foregoing; any political party; or any public international organisation.

“Information Barriers” means technical and/or procedural measures, the purpose of which is to restrict and control access by Staff to UBS Sensitive Information;

“Intellectual Property Rights” means, to the extent that any of the following are recognised in any jurisdiction, any intellectual property and/or proprietary rights whether registered or unregistered, legal or beneficial, including: copyrights, patent rights (including applications for patent protection); publicity rights, trade secret rights; registered or otherwise protected trademarks, trade names and service marks and protections from trademark dilution, database rights and semiconductor topography rights;

“Issuer” means any legal entity or other party which has power to issue or has issued Financial Instruments. In the context of a derivative, the reference to Issuer is generally to the Issuer of the underlying Financial Instrument;

“Key Personnel” means those Staff listed as key personnel in the relevant Task Order;

“Laws” means:

(i)                                     any laws or regulations, including banking secrecy (including but not limited to banking secrecy in Germany and Switzerland), data protection and privacy legislation from any national, state, provincial or federal government, local government, any institution of the European Union or any other body having power to require compliance with the law or regulation concerned;

(ii)                                  any rules or guidelines issued by any Regulator; and

(iii)                               all applicable technical, safety or other standards which are referred to in this Agreement;

“Licence Schedule” means the Schedule to this Global Framework Agreement which provides the terms on which the Supplier shall license certain software or other proprietary products to UBS and/or UBS Affiliates; where such Licence Schedule is not part of this Global Framework Agreement as at the date of execution, it may be added to it at any point thereafter by written agreement between the Parties.

“Location(s)” means any UBS Site or Non-UBS Site at which the Services are to be performed as specified in the relevant Task Order;

“Managed Service Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to the Supplier’s provision to UBS and/or UBS Affiliates of managed services in connection with the outsourcing of certain identified IT activities and processes, or other business functions; where such Managed Service Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Managed Services” means the provision by the Supplier of outsourced services to UBS, whereby the Supplier undertakes end to end responsibility for the delivery and management of the relevant networks, equipment, services and applications, as more particularly defined in the Managed Services Schedule and as may be described in a Managed Services Task Order;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Material Service Level” means that level of Service set out in a Task Order which, if not met, constitutes a material breach on the part of Supplier;

“Measurement Period” means the period for measurement of performance against Service Levels, as set out in the relevant Task Order;

“Network Connectivity Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to the required network connectivity and infrastructure requirements between the Parties. Where such Network Connectivity Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Non-UBS Sites” means any sites not owned or controlled by UBS or a UBS Affiliate at which the Services are to be performed including sites owned or leased by or licensed to the Supplier;

“Outsourcing Schedule” means a Schedule to this Global Framework Agreement which sets out additional terms relating to the Supplier’s provision to UBS and/or UBS Affiliates of services in connection with the outsourcing of certain identified business processes and/or IT assets; where such Outsourcing Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Pre-existing Intellectual Property” means the UBS Pre-existing Intellectual Property and the Supplier’s Pre-existing Intellectual Property;

“Protected Parties” means UBS, UBS Affiliates, and their respective employees, agents, contractors, officers, directors and shareholders;

“Public Official” means any officer or employee of, or other person acting in an official capacity for, a Government; any entity controlled or owned by a Government; any public international organisation; any legislative, administrative or judicial official, whether appointed or elected; any candidate for public office; or any official of a political party;

“Rates Schedule” means the Schedule to this Global Framework Agreement which details the agreed pricing models and individual rates that will be used as the basis for calculating the Supplier’s fees and/or the Charges for the Services;

“Regulator” means any financial or other regulator (whether established by legislation or otherwise) having jurisdiction over UBS, any UBS Affiliate or the Supplier, in any relevant territory;

“Relief Event” means the events and circumstances described in clause 3.2.3;

“Reporting Schedule” means the Schedule to this Global Framework Agreement which sets out the reporting requirements as agreed by the Parties from time to time;

“Response” means the response that was given by the Supplier to an initial request for information (RFI) or request for proposal (RFP) received from UBS

“Schedule” means a Data Protection Schedule, Data Retention Schedule, Managed Services, Outsourcing Schedule, Application Development Schedule, Support Services Schedule, Rates Schedule, Security Schedule, Compliance Schedule, BCP Schedule, TUPE Schedule, Network Connectivity Schedule, Staff Confidentiality Schedule, Licence Schedule, Reporting Schedule or any other schedule agreed between the Parties and forming part of this Global Framework Agreement (if any);

“Security Schedule” means the Schedule to this Global Framework Agreement which sets out additional terms relating to physical and information technology security issues that have and will be agreed by the Parties from time to time;

[*];

“Service Level Default” means a failure by the Supplier to meet the required Service Levels;

“Service Levels” means the minimum standards to which the Supplier shall provide the Services (if any), as set out in the relevant Task Order;

“Service Manager” means the service manager appointed by each of UBS and the Supplier in accordance with Clause 2.5 (a);

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Services” means the services and Work Products (if any) provided by the Supplier and/or Staff under this Agreement set out in a Task Order as may be revised by mutual written agreement of the Parties from time to time (including but not limited to Consultancy Services, Software development, support and maintenance or outsource services);

“Software” means any software program in object code or Source Code form provided by the Supplier under this Agreement;

“Source Code” means in relation to any Software used to perform the Services or provided as part of the Service, i) electronic and hard copy versions of the set of human readable, higher level programming language instructions or statements in which the Software was written; and ii) any additional documents and information as UBS may reasonably require to maintain, modify, alter, upgrade, develop or enhance the Software or any part thereof;

“Special Term” means any provision which is agreed by UBS and the Supplier which is contained in and relates to a particular Task Order;

“Staff” mean the natural persons who provide the Services on behalf of the Supplier, who may be employees of the Supplier or Sub-contractors, self-employed or supplied by a Sub-contractor or other third party;

“Sub-contractor” means a person or entity providing elements of the Services to the Supplier as listed in the relevant Task Order or as otherwise agreed between the Parties in accordance with Clause 4.1;

“Successor Supplier” means a new supplier engaged by UBS upon the termination or expiry of the Agreement to provide services which include all or a significant proportion of the Services;

“Supplier Authorised Personnel” means a person or persons nominated by Supplier having authority to execute Task orders containing terms contrary to the terms of this Agreement, such personnel being listed in this Global Framework Agreement or in the relevant Task Order or notified to the UBS by the Supplier from time to time in accordance with Clause 11.7;

“Supplier’s Pre-existing Intellectual Property” means any output, whether electronic, documentary, tangible or intangible, the Intellectual Property Rights in which:

(i)                           are owned by or licensed to the Supplier prior to the Effective Date or which were developed by the Supplier other than as a result of or in connection with this Agreement; and

(ii)                        are identified in writing as being owned by or licensed to the Supplier on delivery of the same to UBS;

“Support Services” means any required services which are in the nature of support and maintenance as specified in a relevant Task Order and incorporating the provisions of the Support Services Schedule (as may be augmented or amended by the relevant Task Order);

“Support Services Schedule” means a Schedule to this Global Framework Agreement which sets out additional terms relating to the Supplier’s provision to UBS and/or UBS Affiliates of support and maintenance Services; where such Support Services Schedule is not part of this Global Framework Agreement as of its date of execution, it may be added to it at any point thereafter by written agreement between the Parties;

“Task Order” means a separately and duly executed document describing the Services or products to be provided by the Supplier and incorporating the provisions of this Global Framework Agreement and of any referenced Schedule (save as may be expressly varied in the Task Order by explicit cross reference to the relevant provisions). Each Task Order constitutes a separate contractual agreement between the Parties;

“Task Order Number” means the reference number for each Task Order as assigned by the contract governance process or otherwise agreed between the Parties;

“Term” means the term of any Agreement as stated in the relevant Task Order or which, in the absence of any expressly stated period, shall be the duration of any relevant Services, term of any licence granted or the period until final Acceptance of the last Work Product to be produced for UBS, as applicable, whichever is the later;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Termination Assistance” means the services to be provided by the Supplier upon termination or expiry of this Agreement, as described in Clause 9.6;

“Termination Assistance Period” means the period following termination or expiry of this Agreement during which UBS may elect for the Supplier to continue the provision of some or all of the Services, as defined in Clauses 9.6 to 9.16;

“Third Party Software” means any software used in the course of the provision of the Services in which the relevant intellectual property rights are owned by a third party;

“Transfer Payment” means any amount agreed between the Parties (if any) as being payable to UBS in respect of the transfer of assets from UBS to the Supplier in order to facilitate the Supplier’s provision of the Services, as may be set out in a Task Order.

“Transition Project” means the phased transition of Services from UBS to the Supplier or from the Supplier to UBS as detailed in the relevant Task Order.

“TUPE Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006 or any equivalent legislation anywhere in the world, including that implementing the Acquired Rights Directive 2001;

“TUPE Schedule” means a Schedule to this Global Framework Agreement which sets out additional terms relating to the potential transfer of staff between UBS and the Supplier; where such Schedule is not part of this Global Framework Agreement as of its date of execution it may be added to it at any point thereafter by written agreement between the Parties;

“UBS Affiliate” means any entity:

(i)                           that controls UBS;

(ii)                        that is controlled by UBS; or

(iii)                     that is controlled by an entity that also control UBS,

where “control” includes direct or indirect control, including any subsidiary, holding company or operating division of UBS from time to time;

“UBS Assets” means physical assets belonging to or licensed to UBS but which are to be used by the Supplier in the provision of the Services;

“UBS Authorised Personnel” means a person or persons nominated by UBS having authority to order Services or products under this Agreement, such personnel being listed in this Global Framework Agreement or in the relevant Task Order or notified to the Supplier by UBS from time to time in accordance with Clause 11.8

“UBS Data” means all information and data which is disclosed by UBS and/or UBS Affiliates to or otherwise comes into the possession of the Supplier, its affiliates or Sub-contractors, directly or indirectly as a result of this Agreement, including but not limited to UBS Confidential Information;

“UBS Material” means any material, including equipment, documentation and other tangible products, which are owned, leased or licensed by UBS (other than from the Supplier pursuant to this Agreement);

“UBS Policies” means all UBS policies and procedures in force from time to time that have been notified  to the Supplier, including but not limited to those policies and procedures relating to compliance, confidentiality, security and health and safety;

“UBS Pre-existing Intellectual Property” means any output (including but not limited to reports, documents, templates, studies, software programs in both source code and object code form, specifications, business methods, tools, methodologies, processes, techniques, analytical frameworks, algorithms, know-how, processes, products documentation, abstracts and summaries), whether electronic, documentary, tangible or intangible, provided by UBS to the Supplier to assist in the performance of the Services, the Intellectual Property Rights in which are owned by or licensed to UBS;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“UBS Security Policies” means UBS’ physical, data and network security policies as applicable from time to time, and including without limitation any specific security related requirements or policies as may be set out or referred to in this Global Framework Agreement or in a relevant Task Order;

“UBS Sensitive Information” means any of the following information:

(i)                                     confidential business information, i.e. information that is not public and relates to and/or is obtained by UBS from clients or customers or potential clients or customers of UBS and/or their officers, or to UBS itself or individual businesses of UBS, and which is imparted (or in respect of proprietary information, produced, developed or held) in circumstances that would reasonably be understood to indicate it should be confidential.  It includes (but not limited to) non-public UBS client information and information in respects of a company’s profit projections, dividend intentions, forthcoming issues (whether primary or secondary), potential bids or corporate restructuring.  It also includes UBS internally generated information such as the intentions and dealings of fund managers, market makers’ positions, pre-publication research recommendations, etc;

(ii)                                  Unpublished Price Sensitive Information;

(iii)                               information that has not been made generally available and would be considered material or relevant by a reasonable, regular user of the market to a decision to buy, sell or hold Financial Instruments or how to vote them.  It will frequently but not always relate to information which has to be disclosed publicly in accordance with legal and regulatory requirements or which is routinely the subject of public announcement.  It includes information about possible future developments which, if they occur, would be publicly disclosed or announced;

“UBS Sites” means UBS’ sites or those of any UBS Affiliate specified in accordance with the relevant Task Order at which the Services are to be performed;

“UBS Software” means any software owned by or licensed to UBS or a UBS Affiliate which to be assigned, novated, is or licensed to the Supplier hereunder.

“UBS Systems” means any software, hardware, telecommunications or other systems or equipment owned by or licensed to UBS or a UBS Affiliate;

“Unpublished Price Sensitive Information” means unpublished information (i.e. information which has not been disseminated to the public via a broad means, such as the news media, press releases, financial publications, wire services or public disclosure statements), which relates, directly or indirectly to a particular Financial Instrument or Financial Instruments or to a particular Issuer or Issuers (or a shareholder or officer of the Issuer(s)) and not to Financial Instruments or to Issuers generally, is specific or precise and would reasonably be expected to have a material effect on the market price of those Financial Instruments or on the market price of related Financial Instruments if published;

“Working Day” means any Monday to Friday throughout the year; and

“Work Product(s)” means all output whether electronic, documentary, tangible or intangible created as a result of the Services required to be undertaken by the Supplier, including (without limitation), all inventions, discoveries,  business methods, papers, documents, memos, letters, databases, drawings, source code, object code, data dictionaries, user manuals, data or other deliverables, or other printed, written or computer material created by the Supplier, any Sub-contractor and/or Staff in connection with the provision of the Services;

(b)                                          In this Agreement, a reference to a statute or statutory provision includes:

(i)                           any subordinate legislation made under it;

(ii)                        any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)                     any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

(c)                                           A reference in this Agreement to:

(i)                           the singular includes the plural and vice versa and words in one gender include both genders;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                        any Party includes its successors in title and permitted assignees;

(iii)                     an “entity” includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(iv)                    a Clause or Schedule is to a clause or Schedule of this Global Framework Agreement; and;

(v)                       a Section is to a section of a Schedule to this Global Framework Agreement.

(d)                                          In this Agreement references to UBS include references to a person who for the term of the Agreement is entitled (by assignment, novation or otherwise) to UBS’ rights under this Agreement (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those right, including in particular UBS Affiliates; and in particular those references include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation involving UBS.

For this purpose, references to UBS’ rights under this Agreement include any similar rights to which another person becomes entitled as a result of a novation of this Agreement.

(e)                                           The headings of Clauses in this Global Framework Agreement are for convenience only and shall not affect the interpretation.

(f)                                            Any obligation under this Agreement not to do any act or thing shall be deemed to include an obligation not to permit the doing of that act or thing.

(g)                                           To the extent of any conflict, the various parts of this Agreement shall prevail over each other as follows:

(i)                           the Clauses of this Global Framework Agreement shall take precedence over the provisions of the Schedules;

(ii)                        the Clauses and Schedules of this Global Framework Agreement shall prevail over the terms of any Task Order unless such Task Order expressly states the contrary intention by explicit cross reference to the affected provision in accordance with Clause 1.1 (h);

(iii)                     the provisions of any Task Order shall prevail over any attached or referenced document (including any exhibits or annexes thereto); and

(iv)                    the provisions of any exhibits or annexes to a Task Order shall prevail over any other referenced documentation (save for the Global Framework Agreement or the Task Order itself).

(h)                                          This Agreement overrides and takes the place of any other terms or conditions emanating from or referred to by the Supplier or UBS in relation to the subject matter of this Agreement, including but not limited to any terms and conditions printed on the Supplier’s invoices or on UBS purchase orders, unless such terms and conditions are expressly stated as an amendment to this Agreement and duly signed on behalf of both Parties in accordance with Clause 11.7.

1.2.                                    Severability

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, and such finding shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

1.3.                                     Governing Law and Jurisdiction

This Agreement shall be governed and construed in accordance with the laws of England and Wales.  Further, subject to the dispute resolution procedures set out in Clause 11.11 (as may be supplemented or amended in a particular Task Order), the Parties submit to the exclusive jurisdiction of the English Courts to settle any dispute arising out of or in connection with this Agreement, save that UBS only may bring proceedings before any alternate jurisdiction in which the Services are provided at its sole option. The Supplier waives any objection to proceedings in any such courts on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.4.                                     Entire Agreement

(a)                                          This Global Framework Agreement sets out the entire agreement and understanding between the Parties and supersedes all other agreements between the Parties relating to the establishment of the framework arrangements contemplated herein, including any other agreements with a UBS Affiliate. Each Agreement shall thereafter set out the entire agreement and understanding between the Parties and supersede all other agreements between the Parties relating to the subject matter of the relevant Task Order.

(b)                                          Each Party acknowledges that it has entered into this Global Framework Agreement and shall thereafter enter into each subsequent Agreement by way of individual Task Orders in reliance only upon the representations, warranties and promises specifically contained or incorporated in this Global Framework Agreement and the relevant Task Order (as the case may be) and, except as expressly set out or referred to herein or in the relevant Task Order, each Party shall have no liability in respect of any other prior representation, warranty or promise unless it was made fraudulently.

1.5.                                     Relationship of the Parties

(a)                                          The Parties acknowledge that they are independent contractors.  Nothing in this Agreement shall render any member of the Staff an employee, agent or partner of UBS or any UBS Affiliate and no member of Staff shall hold themselves out as such.  UBS shall not be liable for any of the acts or omissions of the Supplier and/or the Staff.

(b)                                          As between UBS and the Supplier, the Supplier shall be solely responsible for the payment of compensation of Staff, and for any worker’s compensation, disability benefits, unemployment insurance, withholding or employment-related taxes and visa costs for Staff.  The Supplier shall inform all Staff that they are not entitled to the provision of any UBS employee benefits.

(c)                                           In the event that the provision of the Service necessitates Staff interacting with third parties, whether orally or in writing, on behalf of UBS, the Staff shall present themselves as acting on behalf on UBS (or such other manner of presentation as UBS may specify from time to time) and not as employees of UBS.

1.6.                                     Co-operation

Both Parties shall use reasonable endeavours to co-operate in the performance of their respective obligations under this Agreement.

1.7                                        Exclusivity

The Supplier shall not have an exclusive right to perform the Services for UBS and UBS may, at its sole discretion, perform itself, or retain third parties to perform, any of the Services or any new or similar services of the same or similar nature, and may cease to require any of the Services.

2.                                               SERVICES

The following provisions apply where the Parties wish to provide for the Agreement to cover the provision of Services to UBS and UBS Affiliates.

2.1.                                     Ordering

(a)                                          UBS shall be entitled at any time during the term of the Global Framework Agreement to request the provision of Services, and, save where the Supplier does not wish to or is not in a position to provide such Services, the Parties agree to thereafter negotiate in good faith the detail of an appropriate Task Order.  The Supplier agrees to provide all of the Services listed in the completed Task Order once signed by the UBS Authorised Personnel and on behalf of the Supplier.

(b)                                          The terms and conditions relating to any Task Order shall incorporate all of the Clauses and relevant Schedules of this Global Framework Agreement together with any Special Terms contained in a Task Order and any other terms, the inclusion of which is envisaged by this Global Framework Agreement.

(c)                                           Where UBS or the Supplier sees the need for a Special Term in any Task Order, either may at any time request such Special Term.  No Special Term shall become part of a Task Order unless agreed by UBS and the Supplier, such agreement not to be unreasonably withheld or delayed.  If the Special Term is not agreed, the Party requesting the term may in its sole discretion decide whether to proceed with the execution of the Task Order without such Special Term being included therein.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(d)                                          To be valid, any Task Order must be assigned a Task Order number and signed by two UBS Authorised Personnel and a Supplier Authorised Personnel.  UBS shall not be liable to pay any Charges for Services or products provided by the Supplier under an improperly authorised Task Order.  In the event that the Supplier has any doubt as to whether a Task Order has been authorised properly, the Supplier shall discuss the matter with UBS’ Service Manager prior to commencing the Services or providing the required products in respect of the relevant Task Order.  If Supplier proceeds with performing the Services or providing products and has not clarified the validity of a Task Order, then the performance thereunder shall be at Supplier’s sole expense until such Task Order has been validated.

(e)                                           UBS may propose changes within the general scope of this Agreement at any time.  If any such change causes an increase in the cost of performance to the Supplier or time required for such performance, the Parties shall negotiate reasonably and in good faith for an equitable adjustment to the Charges and timeframes, in line with any specific procedure or process which may be set out in the relevant Task Order.  Upon receiving a notice or request from UBS, the Supplier shall (at no additional cost to UBS) promptly submit to UBS a change in scope proposal which shall outline in detail the required changes to the scope of the Services and associated impact on the Charges.  Any such changes must be agreed by both Parties in writing in accordance with clause 10, save as may be provided in the relevant Task Order.

2.2.                                     Provision of the Services

(a)                                          The Supplier shall perform the Services in accordance with the Service Levels (if any) and fulfil its obligations as set out in the Task Order for the benefit of UBS and the UBS Affiliates.

(b)                                          The Supplier agrees it will comply with UBS’s and UBS Affiliates’ reasonable instructions from time to time relating to the provision of Services.

(c)                                           Notwithstanding any other provisions of this Agreement, the Supplier shall use all reasonable endeavours to continue to provide the Services or to re-commence providing the Services as soon as reasonably practicable in the event that the Supplier fails to or is prevented from performing the Services in the usual way.

(d)                                          If the Supplier is discussing the provision of services to any UBS Affiliate, it shall promptly notify the UBS Affiliate of the existence and terms of this Global Framework Agreement for use by the UBS Affiliate.

(e)                                           The Supplier is to obtain, [*] and maintain throughout the Term, such consents and licences as may be necessary to enable the Supplier to perform the Services, including:

(i)                                     consents from third parties who have any legal interest in any software or hardware, data or documentation used by the Supplier in the provision of the Services (other than UBS Assets or UBS Software); and

(ii)                                  consents from any governmental or regulatory body or other third parties in relation to the handling of data or the provision of the Services by the Supplier,

but excluding any consents or licences required in respect of UBS Assets or UBS Software which UBS has agreed in the relevant Task Order to obtain.

(f)                                            In respect of services or equipment (including maintenance contracts and equipment leases) that the Supplier subcontracts to permitted third party subcontractors, the Supplier shall use all reasonable endeavours to structure its arrangements with such third party providers so that the relevant contracts may be transferred, assigned or novated to UBS or a Successor Supplier upon termination of this Agreement.  If the Supplier is unable to structure its arrangements in such a way, it will notify UBS accordingly and the Parties agree to use reasonable endeavours to agree an alternative approach to protect UBS’ interests in ensuring continuity of service.

(g)                                           The Supplier shall not introduce or utilise any Third Party Software or open source software in the provision of the Services and the creation of the Work Products unless agreed in a Task Order or otherwise approved in writing by UBS.  Where the Supplier does introduce or utilise Third Party Software, in addition to and without limiting the obligations of the Supplier described in Clause 2.2(e)(i), the Supplier shall use all reasonable endeavours to procure the right for UBS and UBS Affiliates to utilise any Third Party Software (and to maintain, upgrade, enhance and implement new

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

versions of that third party software) as required to perform the Services and as agreed by UBS.  Before using any of the third party software:

(i)                                     The Supplier is to use all reasonable endeavours to obtain from the Third Party Software supplier a licence (“New Licence”) enabling UBS and UBS Affiliates to use the Third Party Software after the expiry or termination of this Agreement so as to itself perform the Services or engage a third party to perform services which are intended to replace the Services or previously provided by the Supplier (including a Successor Supplier); and

(ii)                                  [*]

(h)                                          [*].

(i)                                              The Supplier is to:

(i)                           ensure that the use of all software (including all Third Party Software) used in connection with the Services is in compliance with any licence or third party rights associated with that software; and

(ii)                        maintain and keep up to date the asset inventory of all assets (including software and licences) used by the Supplier in the provision of the Services, and deliver to UBS an up-to-date version of the asset inventory on or around each anniversary of the Effective Date until the completion of the Services.

2.3.                                     Work Products and Acceptance

(a)                                          Where the Supplier is required by a Task Order to provide UBS with Work Products or elements of Work Products, it shall do so in accordance with the specification and timetable set out in the Task Order and shall secure their acceptance in accordance with the provisions of this Clause 2.3 (save insofar as such Work Products are covered by the provisions of an Application Development Schedule, in which event to the extent that there is any conflict between the provisions of such Schedule and the provisions of this Clause 2.3, the provisions of the Schedule shall prevail). The standard of review of the Work Product shall be so as to confirm conformance with the agreed specification.

(b)                                          UBS shall have [*] Working Days following receipt of each Work Product or as otherwise agreed in the relevant Task Order to confirm Acceptance of the Work Product or notify the Supplier of any failure of the Work Product to achieve Acceptance (“Time for Acceptance”). UBS’ notice of any failure shall provide a description of the failure in a manner sufficient to allow the Supplier to identify it and shall designate the failure in UBS’ reasonable opinion as either “minor” or “material”.  If UBS fails to give such written notice within the Time for Acceptance or puts the Work Product to productive use in a live environment, the Supplier will write to UBS requesting such notice within [*] Working Days, making clear that Work Products will be deemed to have been accepted if UBS’s written notice is not received within the following [*] Working Days.  If such notice is still not forthcoming at the end of this period, the Work Product will be deemed Accepted.  Such deemed Acceptance shall however be without prejudice to UBS’ rights in respect of any defects later discovered in the relevant Work Products which could not reasonably have been discovered by UBS, had its anticipated review of the relevant Work Products been undertaken.

(c)                                           [*].

(d)                                          [*].

(e)                                           [*].

(f)                                            If UBS identifies a failure with the Work Product, and the Supplier shows that such failure was caused by erroneous inputs from or breaches of this Agreement by UBS, UBS will pay the Supplier for any work reasonably required for the Supplier to determine that the failure was caused by such and, if requested, to rectify such failure, at the applicable Charges as defined in the relevant Schedule or Task Order.  Any deadlines for resubmitting a Work Product shall be extended day for day by the period of any delay caused by UBS.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.4.                                     Location

(a)                                          The Parties shall agree the Locations at which the Supplier shall perform the Services in the relevant Schedule or Task Order.

(b)                                          If the Services are performed at UBS Sites, the Supplier confirms that it will inspect the site(s) prior to commencement of the relevant Service and either:

(i)                           notify UBS that such UBS Site(s) is adequate to allow the Supplier to perform the Services in accordance with the terms of this Agreement; or

(ii)                        raise and discuss with UBS any additional accommodation and/or facilities that it reasonably requires to perform the Services in accordance with the terms of this Agreement.

(c)                                           To the extent required for the provision of the Services, UBS shall allow the Staff to enter the UBS Sites during each day that such sites are open during reasonable business hours for the purposes of providing the Services and at other times on reasonable notice and with UBS’ prior written consent. UBS may revoke or suspend such permission in part or in whole including, without limitation, in respect of certain UBS Sites only and/or in respect of certain individuals or classes of individuals only. The Supplier agrees that its use of any UBS Site is permitted solely on the basis that it has no right in the form of a lease, continuing licence or tenancy and that it does not have any right of sole use or possession of any UBS Site or any part thereof.

(d)                                          The Supplier shall ensure that at all times when the Staff are present on the UBS Sites, they shall obey the reasonable instructions of representatives of UBS and shall observe any conditions and standard UBS policies and procedures applicable to them from time to time, as communicated to the Supplier or of which the Supplier ought reasonably to have been aware such conditions and standard UBS policies being available to the Supplier on request.

2.5.                                     Service Management

(a)                                          Each Party shall appoint a Service Manager prior to the commencement of the Services to represent and co-ordinate communications between the Parties in all matters relating to this Agreement.

(b)                                          The Service Managers shall meet on a quarterly basis, unless otherwise requested by UBS, to discuss the progress of the Services and any other matters in connection with this Agreement.

(c)                                           The Supplier shall prepare any reports and participate in further meetings at no additional charge within the timescales and in the manner defined in the Reporting Schedule and the relevant Schedule or Task Order.

2.6.                                     Reporting

Supplier shall submit reports and management information at regular intervals as agreed by the Parties and documented in the Reporting Schedule. Furthermore the Parties agree to meet on a regular basis and in any case no less than every three months to review these reports and the general relationship between the Parties, such meetings to be attended by at least one senior executive from each party.

2.7.                                    Quality and Certification

The Supplier shall obtain and maintain the following certifications (or such equivalent or higher standards as may be agreed with UBS):

[*]

2.8.                                     Notification

The Supplier shall promptly notify UBS on becoming aware:

(a)                        that the Supplier is in breach of any obligations under this Agreement, including but not limited to any failure to comply with any Applicable Requirements, Laws or UBS Policies; and

(b)                        of any management issues, security problems, system failures and other developments which have or may have a material impact on the Supplier’s ability to provide the Services and comply with its obligations in this Agreement.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.                                               UBS RESPONSIBILITIES

3.1.                                     Compliance with Obligations

UBS shall comply with all of its obligations under this Agreement.

3.2.                                     Assistance and UBS Inputs

3.2.1                              UBS will supply in a timely manner information, materials and actions reasonably required by the Supplier in order to enable it to perform the Services, including but not limited to data, designs, diagrams, programs, technical and functional specifications, management decisions, approvals, acceptance criteria duly signed off by both Parties, and other information and material, at UBS’s cost, for Supplier’s use in carrying out the Services (“Inputs”).  This general obligation to provide Inputs is in addition to any express UBS responsibilities as may be stated in the Task Order.

3.2.2                              Without limiting the foregoing, UBS will:

(a)                        advise the Supplier of UBS’s business requirements;

(b)                        provide reasonable access to UBS’s staff, facilities, software and hardware as agreed in a Task Order; and

(c)                         where it is agreed in a Task Order that Services will be provided at a UBS site, provide necessary office space, communications and computer equipment at UBS’s site  commensurate with that provided to UBS’s own staff as agreed in a Task Order.

3.2.3                              [*]

3.2.4                              [*]

3.2.5                              Subject to clause 3.2.4(a), notification of the Relief Event to UBS may be delivered by the Supplier’s Service Manager to UBS’ Service Manager in the Supplier’s weekly report, or via email.

3.3.                                     Regulatory Compliance

UBS shall:

(a)                        prior to the Effective Date, inform the Supplier of the Applicable Requirements, (except in respect of the Supplier’s own domicile or primary county of operation), which are relevant to the performance of the Services by the Supplier and of which UBS is then aware; and

(b)                       promptly upon becoming aware of the same, inform the Supplier of any changes or proposed changes to such Applicable Requirements (except in respect of the Supplier’s own domicile or primary country of operation).

However, UBS’s obligations in this regard shall not release the Supplier from its obligation to inform itself of all such Applicable Requirements to the extent reasonably expected of a leading provider of the type of services to be supplied by the Supplier, and to ensure that the Supplier complies with the Applicable Requirements.

3.4.                                     Assets and Asset Transfer

(a)                                         UBS agrees to:

(i)                                              transfer to Supplier the assets listed in the relevant Task Order (if any);

(ii)                                           only where listed in the relevant Task Order (other than as provided for in clause 6.1(d)), grant or procure the grant of a licence to the Supplier in respect of the identified software or other materials for the term of the relevant Task Order and as required to enable the Supplier to comply with its obligations under this Agreement;

(iii)                                        only where listed in the relevant Task Order, assign or novate or procure the assignment or novation to the Supplier of the identified licences and agreements.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b)                                         The Supplier acknowledges that all assets transferred to the Supplier pursuant to this Clause 3.4 are transferred in their “as is” condition at the date of transfer. Title and risk to the assets passes to the Supplier upon payment of any Transfer Payment specified in the relevant Task Order, or upon delivery if none is specified.

(c)                                          As from the date of transfer or assignment or novation pursuant to 3.4(a), the Supplier will assume all responsibility for the relevant assets, licences or agreements, including all payments due thereunder from that date onwards. The Supplier shall maintain all transferred assets and licensed materials in good repair and condition such that, upon termination or expiry of this Agreement, a competent service provider would be able to use such assets or licensed materials at reasonable cost for the same purposes as they are used by the Supplier.

(d)                                         Where UBS provides the Supplier with UBS Assets, the Supplier will take all due care in respect of its use of such UBS Assets and shall indemnify UBS in respect of any loss or damage thereto (fair wear and tear excepted).  Where any UBS Asset needs replacing or new assets are required in order to fulfil their intended function (“New Equipment”) these will, following consultation and agreement with UBS, be purchased by the Supplier acting as UBS’ agent, or supplied by the Supplier to UBS.

(e)                                          The Supplier may only use the software or materials licensed to it pursuant to Clause 3.4(a)(ii) or provided to it pursuant to Clause 3.4(d) for the purpose of providing the Services.

(f)                                           [*].

(g)                                          On termination or expiry of the Agreement, UBS may elect to purchase assets used by the Supplier wholly or substantially in the provision of the Services (the “Closedown Assets”) or to require the Supplier to sell the Closedown Assets to a Successor Supplier and the Supplier hereby agrees to sell the Closedown Assets.  The purchase price for each of the Closedown Assets will be the lower of its then open market value or its net book value which shall in default of agreement between the Parties be determined by an independent expert appointed by the Parties or on default of such agreement, by the Centre for Dispute Resolution (“CEDR”), together with any unavoidable taxes or government levies in respect of such Closed own Assets and for which UBS is legally liable.

4.                                               PERSONNEL

4.1.                                     Sub-Contracting

(a)                                          The Supplier may supply the Services through Sub-contractors, provided that UBS’ written consent is first obtained before any Sub-contractors are engaged. UBS grants the consent to the Supplier to use its Affiliates, listed in Supplier’s Affiliates Schedule to perform Services under this Agreement. UBS shall have a right to require that the Supplier replaces a Sub-Contractor if any of the events referred to in Clause 9.2 or Clause 9.3(a), (b) or (c) occurs in respect of such Sub-Contractor.  No sub-contracting shall in any way relieve the Supplier from its obligations to provide the Services and the Supplier shall at all times remain liable for any Sub-contractor’s performance of Services hereunder.

(b)                                          Any permitted sub-contract shall include:

(i)                           a representation that all Sub-contractor personnel are employees of such Sub-contractor for tax purposes;

(ii)                        the right for the Supplier to terminate such sub-contract upon request by UBS if any deficiency in such Sub-contractor’s performance is not corrected to the reasonable satisfaction of UBS within ten (10) Working Days of notice thereof;

(iii)                     a provision requiring such Sub-contractor to protect the Confidential Information of UBS in accordance with the requirements of this Agreement;

(iv)                    assignment of all rights (in accordance with Clause 5.2) in any Work Product, deliverables, software, documentation, or other materials provided by such Sub-contractor, in accordance with this Agreement;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(v)                       a provision preventing the Sub-contractor from sub-contracting any of the Services sub-contracted to it without the prior written consent of UBS;

(vi)                    any other terms reasonably specified by UBS;

(vii)                 a warranty that all Sub-contractor personnel assigned to perform the Services are legally entitled to carry out the Services in the jurisdiction where they are being performed; and

(viii)              a warranty that the Sub-contractor will perform its obligations under any sub-contract in compliance with all Applicable Requirements and Laws.

UBS and its Affiliates shall be specified as a third party beneficiary of any such sub-contract and such sub-contract shall contain the right for UBS (at its option), to directly enforce any obligations contained in such sub-contract that deal with the protection of UBS’ Confidential Information or the assignment of Intellectual Property Rights.  The Supplier shall be solely responsible for ensuring its Sub-contractors’ full compliance with all relevant terms and conditions of this Agreement and any relevant Task Order applicable to Staff.  The Supplier shall be solely responsible for all payments to its Sub-contractors including any applicable taxes.

4.2.                                     Provision of Staff

(a)                                          The Supplier shall ensure that all Staff are suitably qualified and skilled for the performance of the Services, manage the Staff efficiently (including without limitation with respect to recruitment, supervision and disciplinary action) so as to work with UBS to ensure the effective provision of the Services and shall be solely responsible for ensuring its Staff’s full compliance with all terms and conditions of this Agreement and any relevant Task Order.

(b)                                          On UBS’ request, the Supplier shall provide a resume or curriculum vitae with written details of the Staff’s skills, experience, qualifications and knowledge in a form agreed by the Parties, for UBS’ review and approval.  Should UBS so reasonably request, the Supplier shall arrange for UBS to interview particular Staff with a view to considering whether they are suitable to provide the relevant elements of the Services.  The Supplier shall use reasonable endeavours to verify the accuracy of all such information provided in relation to the Staff, including as a minimum a check of the previous employers during the last five (5) years and confirmation of any university qualifications, and any specific checks or vetting processes set out in this Agreement or specified in the relevant Task Order.

(c)                                           If, at any time, UBS has reasonable grounds to object to the engagement or employment by or through the Supplier of any Staff, and if UBS so requests (without UBS having any obligation to disclose its reasons for such request), the Supplier shall withdraw such persons from the provision of the Services.  The Supplier shall replace any Staff who have been withdrawn from provision of the Services with a person of appropriate skill and experience within a reasonable period so as to ensure that the Services remain uninterrupted and unaffected.

(d)                                          Supplier warrants that prior to placing any Staff to perform Services under this Agreement, Supplier will as a minimum certify that Supplier has performed a background check on such Staff in accordance with the procedures agreed between the parties and that such Staff are covered under Supplier’s applicable fidelity insurance.  The Supplier shall, in any event, be responsible for vetting Staff in respect of criminal records and credit defaults (unless the conduct of such criminal records checks is not legally or factually possible in the relevant territory or jurisdiction) and will on a regular (being not less than quarterly) basis certify to UBS that such checks have been satisfactorily completed for all Staff engaged in the provision of the Services to UBS.  If it has not been possible to carry out such checks in respect of any Staff proposed to be assigned to the provision of the Services, the Supplier shall first notify UBS and UBS shall thereafter have the option as to whether or not to agree to the involvement of such Staff in the provision of the Services.  UBS may, on reasonable prior notice to the Supplier, audit the processes and checks which the Supplier uses in the vetting of its Staff, and the Supplier will make any amendments to its processes and checks which are reasonably requested by UBS in the light of such audit.  The Supplier shall in addition comply with any further employee-related obligations as may be set out in the relevant Schedule or Task Order.

(e)                                           The Supplier’s Staff shall work professional hours in accordance with UBS’ reasonable expectations on weekdays excluding public holidays at the Location(s) concerned (save as may be provided in the relevant Task Order, e.g. if 24x7x52 services are required).  [*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

4.3.                                     Staff Replacement

(a)                                          The Supplier:

(i)                           [*];

(ii)                        may remove any other Staff (including any account manager) [*], up to any agreed Staff turnover rates recorded in a Task Order; and

(iii)                     shall manage the replacement of Staff in the event of holiday, sickness, unplanned absence, resignation or dismissal and shall ensure continuity of the Services and a clear handover from each member of staff to another.

(b)                                          The Supplier shall provide a replacement for any Staff removed or replaced as above and shall ensure that, prior to assuming their duties in relation to the Services, the replacement Staff have undergone a suitable period of familiarisation with the Services with their predecessor so far as reasonably practicable and is sufficiently trained to enable them to be able to perform the Services properly and efficiently.  The Supplier agrees to maintain a consistent skill level among all replacement Staff whether the replacement was instigated by UBS or the Supplier and shall bear all costs and expenses in connection with training replacement Staff.  Notwithstanding the above, UBS agrees that, from time to time and subject to reasonable notice, staff may need to attend training programmes to develop their professional skill and knowledge.

(c)                                           [*]

4.4.                                     Staff Compliance

The Supplier shall execute Compliance Schedule Notice A and procure that its Staff execute Compliance Schedule Notice B, as such Compliance Schedule Notice A/B may be amended by UBS from time to time.

4.5.                                     UBS Policies

(a)                                          The Supplier shall notify all Staff of all relevant UBS Policies notified to the Supplier’s Service Manager and shall ensure compliance with them in connection with the provision of the Services.

(b)                                          The Supplier shall arrange for all Staff to sign any related acknowledgements as are reasonably requested by UBS indicating that such Staff will comply with the UBS Policies, and the Supplier will deliver these acknowledgements to UBS at the time at which the Staff commence work under the Agreement, except where otherwise agreed in writing with UBS.

(c)                                           The Supplier will notify UBS if it becomes aware of any breach by any Staff of any UBS Policy, and will if Supplier deems appropriate take disciplinary action.  The Supplier must inform UBS immediately of any Staff providing Services to UBS that leaves its employ or is subject to disciplinary action for a breach of either the Supplier’s policies of UBS Policies.

(d)                                          If any Staff are in breach of any UBS Policy, UBS will have the right to demand that such Staff immediately vacate UBS’ premises and cease to be assigned to provide Services to UBS.  Where required by UBS, the Supplier shall ensure its Staff attend any relevant UBS induction course offered at the UBS Sites in question.

(e)                                           The Supplier shall give UBS Security at the UBS Site(s) prior notice of any Staff who will no longer be providing Services so that security access rights may be removed on the day of their departure and shall ensure that on their departure such Staff return all security passes and equipment provided to them by UBS. The Supplier shall be liable for any use of UBS security passes and access to UBS Systems:

(i)                           by Staff who are no longer providing Services whether or not such Staff are still working for the Supplier or acting within the scope of their employment; or

(ii)                        By Staff whose use is not required for the purpose of providing the Services.

(f)                                            The Supplier shall adhere to applicable industry standards and UBS Policies for health and safety (which shall be made available to the Supplier on request) so as to conform as a minimum to the standards enjoyed by UBS employees in the relevant jurisdictions.  The Supplier shall report immediately to UBS any accident or injury and any damage to the property of UBS or to the property of any third parties occurring in or arising out of the performance of the Services under this

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Agreement and any act, matter or thing which within its knowledge may have caused such accident or injury.  Without prejudice to the above, the Supplier will make adequate provision for the health care needs of its Staff so as to ensure that the Services can continue to be provided without impact upon or additional cost to UBS.  The Supplier shall also report immediately to UBS any circumstances or events which might reasonably be expected to hinder or prejudice the performance of the Services.

(g)                                           The Supplier shall ensure that the Staff comply with all relevant UBS Policies (including protocols, rules, codes of conduct, procedures or policies (including occupational health and health and safety requirements)) whilst at UBS’ premises, and any direction, procedures, training and policies relating to UBS’ Assets, physical data and IT security which are notified by UBS’ to the Supplier from time to time.

4.6.                                     Staff Confidentiality

The Supplier is to ensure that the Staff are made aware of the confidential nature of UBS Confidential Information and that they are reminded of their duties of confidentiality pursuant to their contracts of employment or their contracts for services, as the case may be.  The Supplier shall ensure that any Staff accessing UBS Confidential Information shall sign a form as per that set out in the Supplier Staff Confidentiality Schedule, an original of which will be delivered by the Supplier to the UBS Service Manager for retention in UBS’ files. The Supplier shall ensure that labour agreements of any Staff accessing UBS Confidential Information includes an obligation upon such Staff regarding non-disclosure of any Confidential Information and personal liability for non-observance of such obligation.

4.7.                                     Non-solicitation

(a)                                          Each Party agrees not to hire any employee of the other with whom such Party has had contact in relation to this Agreement without the prior written consent of the other Party during the term of their engagement in the provision of the Services pursuant to this Agreement and continuing for a period of [*] following termination of their engagement, providing this restriction shall not apply to:

(i)                                             employees of either Party responding to advertisements made at job fairs, through general UBS internal communications, or in media circulated to the general public at large;

(ii)                                          employees of the first Party who approach the other Party directly, unsolicited by that other Party;

(iii)                                       agents or contractor staff of either Party; or

(iv)                                      any employees covered by any specific exceptions or alternative provisions in the Managed Services  Schedule (where relevant) or a Task Order.

For each breach of this non-solicitation clause, such party shall pay the other Party liquidated damages in amount of [*] US Dollars.

(b)                                          The Parties may, however, from time to time agree at the request of UBS to transfer selected Supplier employees to UBS.  In such cases, the provisions of clause 4.7(c) shall apply.

(c)                                           The charges applicable for any such transfer shall be determined depending on the length of time that the employee under transfer has provided services to UBS in on site locations (UK, USA, Switzerland):

i)                                                 for employees who have provided services to UBS longer than 3 years in onsite locations, a charge equal to [*]% of gross annual compensation, offered by UBS to such employee;

ii)                                              for employees who have provided services to UBS longer than 2 years in onsite locations but less than 3 years, a charge equal to [*]% of gross annual compensation, offered by UBS to such employee;

iii)                                           for employees who have provided services to UBS longer than 1 year in onsite locations but less than 2 years, a charge equal to [*]% of gross annual compensation, offered by UBS to such employee;

iv)                                          for recruitment services of new personnel, not previously employed by Supplier and relocated to the onsite location by Supplier, a charge equal to [*]% of gross annual compensation, offered by UBS to such person.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

4.8.                                     Staff Turnover

The Supplier is to use all reasonable endeavours to minimise the turnover rate of Staff and will use all reasonable endeavours to minimise all disruption occasioned by such Staff turnover.

4.9.                                     Staff Qualifications

The Supplier will ensure that all Staff are sufficiently qualified, skilled and experienced to provide the Services in a professional and timely manner and to a standard acceptable to UBS.

4.10.                              Staff Payment and Taxes

The Supplier is liable for paying the Staff and is to make any deductions required by law including in respect of income tax and National Insurance contributions (or equivalent) relating to the provision of the Services and is to comply with all applicable laws, rules or regulations applicable to the employment or retention of the Staff, including without limitation work permits, immigration, customs, foreign payment or similar requirements and is to indemnify UBS for any such tax or contributions which UBS may be required to pay or for any loss arising out of Supplier’s failure to comply with this Clause 4.10.

4.11.                              Indemnification

The Supplier is to indemnify and keep indemnified UBS and any Successor Supplier against any action, demand, claim, liability, loss and expense (collectively, “Employee Claim”):

(a)                                             brought or made by any member of the Staff against either UBS or a Successor Supplier unless such claim arises as a result of an act or omission of UBS or the Successor Supplier;

(b)                                             in respect of any personal injury, industrial disease or any other common law claims of material significance against UBS or a Successor Supplier, other than any claim caused by the act or omission of UBS or a Successor Supplier;

(c)                                              arising out of any claim by any member of the Staff which arises or is alleged to have arisen as a result of any act or omission by Supplier with regard to their employment or engagement during the Term; or

4.12.                              Transfer of Undertakings

In the event that the Parties agree that staff or contractors may, by reason of the execution of any Task Order, have their contracts of employment transferred to the Supplier or from the Supplier by reason of the application of the TUPE Regulations, the relevant Task Order may by reference incorporate the provisions of a TUPE Schedule to this Global Framework Agreement (where such Schedule has been agreed between the Parties and annexed to this Global Framework Agreement).  In such event, the Task Order will expressly specify that the TUPE Schedule is to apply to the provisions of that Task Order.  If no TUPE Schedule has been agreed, the Parties shall discuss appropriate terms to deal with this.

4.13.                              Immigration

The Supplier:

(a)                                         warrants and represents that all Staff assigned to perform the Services are legally eligible to carry out the Services in the jurisdiction where they are performing Services and shall ensure that they have, and continue to have, all appropriate visas, clearances and permissions and/or other appropriate immigration documentation to do so;

(b)                                         agrees to obtain appropriate immigration documentation from all Staff evidencing their eligibility to perform the Services and to provide copies of such documentation to UBS on request;

(c)                                          agrees that, at the request of UBS, it will withdraw any Staff from the provision of the Services and replace them in accordance with clause 4.2(c) above, in the event that such person is not legally eligible to carry out the Services in the jurisdiction in which the Services are being performed or in the event that the Supplier is unable to provide, in

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

accordance with sub-clause (b) above, copies of appropriate immigration documentation for such person;

(d)                                         shall comply with all Applicable Requirements and Laws in respect of the Staff; and

(e)                                          shall indemnify UBS against all and any costs, liabilities, damages, penalties, fines, losses and expenses incurred by UBS which arise as a result of or in connection with any breach of immigration legislation in relation to any of the Staff.

UBS may, on reasonable prior notice to the Supplier, audit the processes and checks which the Supplier uses in checking the immigration status of Staff, and the Supplier will make any amendments to its processes and checks which are reasonably requested by UBS in the light of such audit.

5.                                               INTELLECTUAL PROPERTY

5.1.                                     Pre-Existing Intellectual Property

(a)                                          Each Party shall retain ownership of its Pre-existing Intellectual Property.

(b)                                          Subject to the terms of this Agreement, the Supplier grants UBS and the UBS Affiliates a perpetual, world-wide, royalty-free, non-exclusive, transferable and non-revocable licence to use, copy, modify, adapt and sublicense and to permit the clients, potential clients, outsourcing companies and contractors of UBS and UBS Affiliates to use the Supplier’s Pre-existing Intellectual Property as is necessary for UBS to use the Work Products incorporating the Supplier’s Pre-existing Intellectual Property or as is necessary to gain the benefit of the Services, for the purposes for which such Work Products were designed and intended.  UBS agrees that it will not sublicence, sell, use or transfer such Supplier’s Pre-existing Intellectual Property on a stand-alone basis.

(c)                                           In the case of any Pre-existing Intellectual Property licensed from a third party and is incorporated or provided in conjunction with in any Work Product, the Supplier warrants that it will have obtained any necessary authority, permission or licence from the relevant third party to grant a licence in the same terms as set out in Clause 5.1(b) above.  To the extent set out in a Task Order, UBS will be responsible for procuring any Third Party Software which is necessary to enable it to receive the benefit of the Services and which has been specifically detailed in the relevant Task Order.  In the event that the Supplier is to grant UBS a licence to any Third Party Software, any additional licence terms to those set out above will be set out expressly in the relevant Task Order or agreed in writing by UBS.

(d)                                          UBS grants the Supplier a royalty free, non-exclusive licence to use the UBS Pre-Existing Intellectual Property to the extent necessary to enable it to provide the Services, and for no other purpose.

5.2.                                    Intellectual Property in Work Products

(a)                                          UBS shall, subject to the terms of this Agreement and upon the creation thereof, exclusively own all Intellectual Property Rights in all Work Products created by the Supplier or any Sub-contractor during the course of the provision of any Services provided to UBS. UBS grants Supplier a license to use the Work Products to the extent necessary for the purpose of performing the Services.

(b)                                          The Supplier shall promptly disclose in writing to UBS all copyright works or designs originated, conceived, written or made by it alone or with others in the performance of the Services and shall (to the extent that they do not automatically vest in UBS by operation of law) hold them in trust for UBS until such rights shall be fully and absolutely vested in UBS.

(c)                                           The Supplier shall (at the reasonable expense of UBS which shall be agreed by the Parties in advance) execute such further documents and promptly provide such assistance as UBS may reasonably request in order to:

(i)                                             register UBS in any country as proprietor of any Intellectual Property Rights subsisting in the Work Products; and

(ii)                                          perfect the title of UBS to any Intellectual Property Rights subsisting in the Work Products.

(d)                                          The Supplier shall procure that its Staff irrevocably and unconditionally waive in favour of UBS any proprietary rights, title or interests in and/or to the Work Products immediately on creation and shall ensure that it appoints all Sub-contractors on terms which give effect to the provisions of this Clause

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5.2 in favour of UBS. The Supplier shall further procure that the labour contracts of its Staff contain provisions to the effect that all proprietary rights relating to creations (including Work Products) developed by such Staff in the process of fulfilment of their labour duties are owned by the Supplier so as to enable the Supplier to thereafter transfer such rights to UBS as required by this Agreement.

(e)                                           The Supplier shall, as soon as reasonably practicable following creation thereof, deliver to UBS the Source Code to any software included in the Work Products and all documentation and information as UBS may consider necessary to enable a person skilled in such software to operate and maintain the Software. Where the Supplier is providing any software to UBS which UBS may reasonably need the ability to support and maintain in the event that this Agreement (or relevant Task Order) either expires or is terminated, the Supplier shall procure that the source code for such software is placed into escrow in accordance with the standard NCC (Single Licensee) escrow terms, with the costs of such escrow provision being borne equally by the parties

(f)                                            unless otherwise requested by UBS, upon completion of the Services to be performed under each Task Order or upon the earlier termination of such Task Order, the Supplier shall immediately turn over to UBS all Work Products developed pursuant to such Task Order. All Work Products reduced to tangible form shall bear UBS’ copyright and trade secret notices, or such other proprietary notice as UBS may specify. Where the use of Work Products requires the ongoing use of any of the Supplier’s Pre-Existing Intellectual Property Rights as provided for in Clause 5.1 above, the Supplier shall on request by UBS provide support and maintenance services for the materials/software in which such Pre-Existing Intellectual Property Rights may exist in accordance with the Supplier’s standard commercial and pricing terms then offered to customers of a similar size and standing to UBS

(g)                                           Supplier shall ensure that all Staff shall be bound by undertakings in substantially the same terms as this Clause 5.2.  This obligation shall survive if this Agreement expires or is terminated for any reason.

5.3.                                     Use of Know-How

Subject to Clause 11.1 (Confidentiality), and to the express rights in respect of Intellectual Property Rights reflected in this Agreement neither the Supplier nor UBS shall be prevented or restricted by this Agreement from developing and using any techniques, ideas, concepts, information or know-how relating to methods or processes of general application which can be recalled only from the memories of the Staff or of UBS personnel.

6.                                               CHARGES, PAYMENT AND OTHER FINANCIAL PROVISIONS

6.1.                                     Charges

(a)                                         In consideration of the provision of the Services by the Supplier and the Supplier fulfilling its other obligations under this Agreement, UBS shall pay to the Supplier the Charges calculated using the standard fee structure set out in the Rates Schedule and/or in accordance with the charges regime described in the relevant Task Order.

(d)                                          The Charges specified in the Rates Schedule or Task Order shall only be varied by agreement of the Parties and any amendment shall only be valid when signed by two UBS Authorised Personnel and an authorised representative of the Supplier.

6.2.                                     Payment

(a)                                          All sums due to the Supplier under this Agreement shall be payable by UBS by cheque or by electronic bank transfer within [*] of a correct and properly due invoice which shall state:

(i)                           the title, contract number and Effective Date of the relevant Task Order;

(ii)                        the name of the UBS Service Manager;

(iii)                     a short description of the relevant Services;

(iv)                    Task Order Number (where applicable)

(v)                       the period to which the invoice relates;

(vi)                    the Supplier’s bank account for payment; and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(vii)                 Charges and any applicable taxes.

(b)                                          All invoices shall be sent to the address specified in the relevant Task Order or as may otherwise be notified to the Supplier by UBS in writing.

(c)                                           [*]

(d)                                          The Parties shall resolve the dispute in accordance with the procedures set out in Clause 11.10.  It shall not be a breach of this Agreement for UBS to withhold charges which are the subject of a dispute. . In the event of UBS withholding payment in the absence of a bona fide dispute (or in the event of a subsequent agreement that UBS was incorrect in its belief that it had a bona fide reason for withholding payment of the relevant amount of the Charges), UBS shall be liable to pay interest on the amount of the Charges thus wrongly withheld as from the due date for payment, at the rate of [*]. The parties agree that this shall constitute a sufficient remedy for late payment by UBS.

(e)                                           [*]

6.3.                                     Daily Rate

The following provisions apply to any Charges which are calculated by reference to a Daily Rate or otherwise on a time and materials basis:

(a)                                          The Supplier shall complete each assigned task in as reasonably economical a manner as possible and to minimise the Charges incurred, consistent with the Supplier’s other obligations under this Agreement.

(b)                                          The Supplier shall either track Staff time using UBS’ time tracker system or provide to UBS all information UBS may request to validate the hours worked and the computation of the Charges incurred at the Daily Rate and to allow UBS, where relevant, to authorise the continuance of the Services.

(c)                                           UBS shall only be required to make payment of Charges calculated on the basis of a Daily Rate or other time and materials basis for which the Supplier is able to provide such supporting documentation.

(d)                                          [*].

6.4.                                     Expenses

(a)                                          Unless specified in the relevant Task Order, all Charges shall be inclusive of any expenses (including travel and accommodation) the Supplier may incur in the provision of the Services or provision of any Work Products or other materials or products.

(b)                                          If specified in the relevant Task Order, UBS shall reimburse the Supplier for its out-of-pocket expenditure subject to the Supplier complying with its obligations in Clauses 6.4 (c) and (d) below.

(c)                                           [*].

(d)                                         To the extent that UBS agrees to reimburse the Supplier for any out-of-pocket expenditure:

(i)                           the Supplier shall agree all such expenditure with UBS in advance;

(ii)                        the Supplier shall itemise all expenses incurred directly in the provision of the Services or products under this Agreement (provided that for individual expenses of under USD[*] or equivalent in the local currency, it shall be permissible for the Supplier to set out the expenses by reference to their generic type rather than itemising them individually);

(iii)                     such expenditure shall be passed through to UBS at actual cost with no mark up; and

(iv)                    such expenses must be properly documented and incurred by the Supplier wholly in the provision of the Services or provision of the relevant products, and accompanied by a valid receipt.

6.5.                                     Withholding Taxes

(a)                                          For the purposes of this Clause and the following Clauses 6.6 and 6.7, the following terms will have the meaning set out below:

“Agency” means any state, country or governmental, quasi-governmental or judicial entity or

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

authority.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, deduction, withholding or other charge of a similar nature which is levied or imposed by any Agency in any jurisdiction (including, without limitation, any penalty payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement.

(b)                                          Save as provided for under Clause (d), if under any applicable law UBS is required to make any payment under this Agreement subject to a Tax Deduction, then UBS shall be entitled to deduct the amount of such Tax Deduction from such payment so that the Supplier shall receive form UBS an amount net of such Tax Deduction.  In no circumstances shall UBS be under any obligation to make any additional payment under this Agreement in respect of any such Tax Deduction.

(c)                                           In the event of any Tax Deduction made by UBS pursuant to Clause (b), UBS shall:

(i)                                             pay the amount of the Tax Deduction made pursuant to Clause (b) to the relevant taxation authority within the period for payment permitted by law; and

(ii)                                          furnish the Supplier, as soon as practicable, with an official receipt or other evidence of payment of the relevant amount to the relevant taxation authority.

(d)                                          UBS and the Supplier shall co-operate in completing any procedural formalities necessary (i) for UBS to obtain authorisation, in such format reasonable satisfactory to UBS, to make any payment under this Agreement without a Tax Deduction or (ii), as applicable, for the Supplier to apply for a Tax Credit for and on account of a Tax Deduction made.

(e)                                           UBS shall use reasonable endeavours to ensure that any payment to which the Supplier is entitled under this Agreement may be made without a Tax Deduction.

6.6.                                     Sales Tax

(a)                                          All amounts set out in this Agreement shall be exclusive of any Value Added Tax (if any) or any other locally applicable equivalent taxes (“Sales Taxes”), which shall be paid by UBS at the rate and the manner prescribed by law from time to time, on receipt of a valid Sales Taxes invoice or similar documentation required by UBS.

(b)                                          In no event will UBS be liable for the payment of any penalties or interest due on any such Sales Taxes.

(c)                                          If UBS should pay any such Sales Taxes to the Supplier and if it is later held that such Sales Taxes were not due, Supplier will refund the amount thereof to UBS, together with interest at a rate of [*].

(d)                                          In the event that UBS or Supplier becomes aware that there may be reasonable grounds for challenging any Agency so as to reduce any Sales Taxes invoiced by Supplier under this Agreement, that person shall notify the other and Supplier shall take such action as UBS may reasonably request, which shall include requesting clarification, rulings or formal determinations from any Agency and appeals to any court or tribunal, upon UBS indemnifying and securing Supplier to its satisfaction with regard to the costs of such action.

6.7.                                     Indemnification for Taxes

In the event that any Taxes are assessed on UBS in connection with the provision of the Services, the Supplier will pay to UBS an amount equal to such Taxes (a “Tax Indemnity Payment”) upon production by UBS of any reasonable documentation evidencing such assessment.  In the event that a Tax Indemnity Payment is itself subject to Tax, the Supplier will pay such further amount as will leave UBS with the same amount as if that Tax Indemnity payment had not been subject to Tax.

7.                                               WARRANTIES

7.1.                                     Power to Contract

Each of UBS and the Supplier hereby warrants and represents to each to other  that:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(a)                                          it has all requisite corporate power and authority to enter into this Global Framework Agreement and each subsequent Task Order, and to carry out the transactions contemplated hereby; and

(b)                                          it has obtained and will maintain throughout the Term all consents, permissions and licences necessary to enable it to perform its obligations hereunder.

(c)                                           The Supplier warrants that all representations and statements made in the Supplier’s Responses to UBS’ RFI and RFP in respect of any particular Services or Task Orders, and any proposal documents and any written clarifications to those documents are accurate.

7.2.                                     Performance of Obligations and Work Products

The Supplier warrants and represents to UBS and the UBS Affiliates that:

(a)                                          it will perform its obligations hereunder in accordance with any Service Levels which may be specified in the relevant Schedule or Task Order and using the skill and care of a diligent supplier in a professional and timely manner, with an adequate number of competent personnel who have the necessary technical skills, qualifications, experience, certifications and training to perform and complete the Services in accordance with best standards and practices observed by suppliers in the upper quartile of the industry providing similar services to those required by this Agreement.

(b)                                          it will perform its obligations hereunder in a safe manner which, as a minimum, complies with all relevant health and safety and environmental legislation and regulations applicable in all relevant jurisdictions (including any UBS Policies regarding health and safety and security in force from time to time and which are available on request from UBS).

(c)                                           it will perform its obligations hereunder in compliance with any applicable Laws and so as to enable UBS and UBS Affiliates to comply with their obligations thereunder.

(d)                                          it will perform its obligations hereunder in such a manner to ensure that it does not, and that any Work Products do not, introduce, without limitation, any software viruses, trojan horses, worms, time bombs, logic bombs, trap doors, cancelbots or any other computer code, files or programs designed to disrupt, interrupt, disable, damage, destroy or limit the functionality of any UBS Systems or any device, software, system or telecommunications equipment owned by or licensed to a UBS Affiliate;

(e)                                           all Work Products provided to UBS or UBS Affiliates hereunder shall:

(i)                           handle data input, processing and output accurately and without interruption and function accurately and without interruption recognising and treating any date at its true calendar date and any time span correctly;

(ii)                        be fully interoperable with any other UBS software or system which provides the functions listed in sub-clause (i) of this Clause 7.2 (e); and

(iii)                     be EMU Compliant;

(f)                                           it will perform its obligations hereunder without undue disruption to UBS’ or UBS Affiliates’ business; and

(g)                                           to the extent that it processes personal data as a data processor  (as defined in the Data Protection Schedule) on behalf of UBS and the UBS Affiliates, it shall comply with the provisions of the Data Protection Schedule and shall indemnify and hold harmless UBS and the UBS Affiliates against all losses, claims, costs (including reasonable legal fees), damages and proceedings that result from a breach of this Clause 7.2(g); and

(h)                                          any Documentation provided by the Supplier will be reasonably sufficient for the subsequent use of any related Work Products by UBS.

7.3.                                     Intellectual Property

The Supplier warrants and represents to UBS and UBS Affiliates that:

(a)                                          use or possession by UBS or the UBS Affiliates of any Services, Work Products or the Supplier’s Pre-existing Intellectual Property shall not subject UBS or the UBS Affiliates to any claim for infringement of any Intellectual Property Rights of any third party; and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b)                                          the Work Products, excluding UBS’ Pre-existing Intellectual Property and the Supplier’s Pre-existing Intellectual Property will be either:

(i)                              original works of authorship of the Supplier or those acting on its behalf; or

(ii)                           licensed to the Supplier with full right and authority to sub-licence in accordance with the provisions of this Agreement.

(c)                                           UBS represents and warrants that the use or possession by Supplier of UBS Software, UBS Systems or UBS’s Pre-existing Intellectual Property as per the terms of this Agreement shall not subject the Supplier to any claim for infringement of any Intellectual Property Rights of any third party.

7.4.                                     Security

The Supplier warrants and represents to UBS and UBS Affiliates that:

(a)                                          the provision of the Services shall not permit any unauthorised access to or cause any loss or damage to UBS Systems, UBS Pre-existing Intellectual Property, any Work Products (where such Work Products are owned by UBS in accordance with this Agreement) or Confidential Information belonging to UBS; and

(b)                                          it shall comply with any UBS Security Policies in place from time to time during the term of this Agreement and in any event with any further obligations set out in the Security Schedule to this Agreement and as agreed by the Parties and updated from time to time.

7.5.                                     UBS Sensitive Information

The Supplier warrants and represents to UBS and UBS Affiliates that:

(a)                       it shall comply with Clause 4.5(a) (UBS Policies) above and Clause 11.2 (Information Barriers) below;

(b)                       it will protect, isolate and clearly identify UBS Sensitive Information and ensure that such UBS Sensitive Information is processed separately from information that may be processed for any other customer of the Supplier; and

(c)                        it will put and keep in place, all technical, personnel and organisational measures necessary to maintain the security and confidentiality of such UBS Sensitive Information.

7.6.                                     Exclusion of Implied Warranties

The express warranties set forth in this Agreement are the only warranties made, and the parties agree to exclude any implied or statutory warranties not set out herein to the fullest extent permissible by law.

8.                                               REMEDIES AND LIABILITIES

8.1.                                     Remedies for non-conforming Services

(a)                                          In the event that the Supplier fails to perform any or all of the Services in accordance with this Agreement, and such failure is not caused by UBS, or by its employees or authorised agents, then UBS may elect, in addition to any other remedies that may be available to it either under this Agreement or otherwise, one or more of the following remedies:

(i)                           UBS may require the Supplier, at the Supplier’s own expense, promptly to remedy any default or re-perform any non-conforming Services; or

(ii)                        UBS may withhold from payment to the Supplier or recover as a sum of money due from the Supplier that element of the Charges which is allocable to the default or non-conforming Services; or

(iii)                     if the Supplier fails to remedy the default or re-perform any non-conforming Services pursuant to Clause 8.1(a)(i) within such period as is reasonable, bearing in mind the impact of the non-conforming Services upon UBS and in any event within [*] days (or such other period as is specified in a Task Order) after notice thereof is given to the Supplier or any other period of time agreed by the Parties, UBS may either:

(a)                                  remedy any default or re-perform any non-conforming Services itself; or

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b)                                  have them remedied by a third party on its behalf; or

(c)                                   cause any further act or omission as it may deem appropriate to remedy any default or re-perform any non-conforming Services; and

(d)                                  in any case the Supplier shall pay all reasonable costs so incurred by UBS (to the extent that such costs exceed the amounts which UBS would have had to pay to the Supplier in any event in order to complete the Services in accordance with this Agreement).

(b)                                          In the event that the Supplier fails to perform any or all of the Services in accordance with this Agreement, and such failure is not remediable or, if remediable, is not remedied within [*] days (or such time as may be agreed by both Parties or set out in the relevant Task Order, or Schedule, if applicable) after notice thereof is given to the Supplier, then UBS may, in addition to any other remedies that may be available to it either under this Agreement or otherwise, terminate the Agreement in accordance with Clause 9.2 (a).

8.2.                                     Limitation of Liability

(a)                                          Neither Party excludes or limits its liability to the other for dishonest acts or for death or personal injury resulting from its negligence, or for any breach of any warranties as to title. The Supplier will indemnify UBS and the other Protected Parties in respect of any losses arising out of injury to or death of any person unless and to the extent attributable to UBS’ negligence or wilful default.

(b)                                          Subject to Clause 8.2(a) above and Clause 8.2(d) below but otherwise notwithstanding anything to the contrary contained elsewhere in this Agreement, the aggregate liability of each Party in each Contract Year for claims made by the other in that Contract Year in respect of loss or damage arising out of or in connection with any breach of that Party’s obligations under each Task Order whether arising for breach of contract, tort, negligence or howsoever shall not exceed the greater of: [*].

(c)                                           Subject always to Clause 8.2(d) in no event shall either Party be liable to the other for:

(i)                           loss of reputation or goodwill; or

(ii)                        Indirect, special, punitive, exemplary or consequential loss or indirect, special, punitive, exemplary or consequential damages.

(d)                                          Exceptions from Liability.  The preceding Limitation of Liability provisions in Clause 8.2(b) and 8.2(c) shall not apply to: (i) a breach by either Party of Clause 11.1 (Confidentiality); (ii) the obligation of a Party to indemnify for claims for personal injury or property loss or damage under Clause 8.2(a); (iii) the liability of the Supplier for indemnity obligations in relation to tax payments in Clause 6.7 and/or or (iv) liabilities arising in connection with Intellectual Property Rights in accordance with Clause 8.4; (v) breaches of the Supplier’s obligations regarding the protection of personal data; (vi) loss or damage to UBS Assets as described in clause 3.4(d); (vii) claims and liabilities in relation to any use of the assets and/or any matter relating to the licenses and agreements assigned or granted to the Supplier described in clause 3.4(e); (viii) such tax or contributions which UBS may be required to pay or any loss arising pursuant to Supplier’s obligations under clause 4.10; or (iv) Employee Claims under clause 4.11.

(e)                                           Notwithstanding Clause 8.2(c) above, the parties expressly agree that the following heads of loss shall be considered to be direct losses for the purposes of any claim which UBS may in future bring against the Supplier: (i) costs of a replacement provider of services to replace any non-confirming Services which the Supplier has provided; (ii)  the costs of a replacement provider of services, for services which should have been provided by the Supplier under a relevant Task Order, which exceed the Charges which would have been payable by UBS to the Supplier in respect of those services; (ii) the cost of internal management and legal time incurred in order to resolve the dispute with the Supplier; (iii) re-procurement process related costs associated with the engagement of replacement suppliers.  UBS shall use its reasonable endeavours to mitigate its losses for the heads of loss set out in this clause 8.2(e).

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

8.3.                                     Remedies Cumulative

Except as otherwise expressly provided by this Agreement, all remedies available to the Parties for breach of this Agreement are cumulative and may be exercised concurrently or separately and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

8.4.                                     Intellectual Property Rights Infringement Indemnity

(a)                                          The Supplier shall indemnify, defend and hold harmless UBS and the other Protected Parties from and against all losses, expenses, liabilities, claims, damages and costs UBS or any other Protected Party may incur or suffer, including legal fees, arising out of or in relation to any claims or allegations by a third party that its Intellectual Property Rights have been infringed by the use or receipt of the Services by UBS, by any Work Product, UBS’ Pre-existing Intellectual Property (solely to the extent that such UBS Pre-existing Intellectual Property has been modified or adapted by the Supplier in accordance with Clause 5.1(b)) or the Supplier’s Pre-existing Intellectual Property (together known as “Intellectual Property Products”).

(b)                                          The indemnity in Clause 8.4 (a) shall not apply to any infringement to the extent that it is exclusively and necessarily due to the Supplier having followed a design or instruction furnished or given by UBS in circumstances where the Supplier could not reasonably have been expected to avoid such infringement.

(c)                                           UBS shall promptly give the Supplier notice in writing of any claims, actions or proceedings being made, threatened or brought against UBS in connection with the Intellectual Property Products.  Supplier may, at the Supplier’s expense, conduct any litigation which may ensue and all negotiations for a settlement of any claim in accordance with the following:

(i)                           the Supplier shall conduct such litigation with due diligence and propriety and in such a way as not to bring the reputation or good name of UBS (or any other Protected Party) into disrepute;

(ii)                        the Supplier shall not be entitled to settle or compromise any claims against UBS or any other Protected Party without UBS’ prior written consent (not to be unreasonably withheld);

(iii)                     the Supplier shall keep UBS informed at all times of developments in the litigation or negotiations; and

(iv)                    UBS or the relevant Protected Party may, at its own expense, participate in such litigation and negotiations and may at any time on written notice to the Supplier assume sole control of such litigation or negotiations.

If the Supplier does not confirm in writing to UBS its intent to assume responsibility for defending the claim within [*] Working Days of UBS’ notice to the Supplier under this Clause 8.4(c), UBS may itself defend the claim in such manner as it deems appropriate, including settling or compromising the Claim on such terms it deems appropriate.  Such actions on the part of UBS shall not release the Supplier from its indemnity obligations in this Clause 8. In addition, where UBS is the named defendant/responding party to a claim which would otherwise be subject to the indemnity granted in Clause 8.4(a), UBS may require that the Supplier provide security for UBS’ potential exposure in relation to such claim and, if such security is not provided in form reasonably acceptable to UBS, UBS may upon written notice to the Supplier elect to retain control of the defence of such claim, but on the basis that its claim against the Supplier thereafter shall be by way of a claim in damages rather than as an indemnity claim.

(d)                                          UBS shall give the Supplier all reasonable assistance at the Supplier’s expense which may be requested by the Supplier, and UBS agrees not to make any admission which might be prejudicial thereto without giving notice of its intention to do so to the Supplier.

(e)                                           In the event that infringement of rights as aforesaid prevents UBS or a UBS Affiliate from having the full beneficial use of any of the Intellectual Property Products, the Supplier shall immediately, at its option, either:

(i)                           procure for UBS or the affected UBS Affiliate the right to continue to use such Intellectual Property Product;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                        replace or modify the same so that it becomes non-infringing (provided nevertheless that any replacement or modification shall not materially prejudice UBS’ or the affected UBS Affiliates beneficial use of the Intellectual Property Product or cause it not to comply with the relevant Task Order and UBS’ requirements, and that such replacement or modification will be carried out immediately so as to avoid or reduce so far as possible any interruption in UBS’ or the affected UBS Affiliates business operations); or

(iii)                     if neither the foregoing alternatives is reasonably available, repay to UBS all sums paid to it by UBS for such Intellectual Property Product under this Agreement.

The foregoing shall be in addition to, and not in limitation of, any other remedies available to UBS in law or equity or under this Agreement.

(f)                                            If at any time any allegation of infringement of third party and/or proprietary rights is made in respect of the UBS Pre-existing Intellectual Property Rights, UBS Software or UBS Systems, UBS may, at its expense, modify or replace the same so as to avoid the infringement and the Supplier will ensure that UBS is provided with all reasonable assistance required to exercise such right.  In the event of any third party claim being made against the Supplier by virtue of its use of any UBS Pre-Existing Intellectual Property Rights, UBS Software or UBS Systems in accordance with the provisions of this Agreement (and which does not itself arise as a result of any Services provided by the Supplier), UBS shall compensate the Supplier for all reasonable losses and expresses it incurs in connection with such claim.

8.5.                                     [*].

8.6.                                     Loss of Data

In the event that UBS’ data is corrupted or lost as a direct result of any action by the Supplier, other than in accordance with the specific instructions of UBS, UBS may, in addition to the other remedies that may be available to it, require the Supplier at the Supplier’s expense to restore or procure the restoration of UBS’ data by whatever means necessary to ensure its integrity.

9.                                               TERM AND TERMINATION

9.1.                                     Term

(a)                                          This Agreement shall commence on the Effective Date and shall continue in force unless and until terminated in accordance with the terms of this Agreement or until the expiry of any relevant period specified in the relevant Task Order.

(b)                                          By giving the Supplier not less than 30 days’  written notice prior to the then existing expiry date of this Agreement or relevant Task Order, UBS shall have the right to extend the term of this Agreement and/or any Task Order(s) for a further period of up to two (2) years (whether in single year increments or as a full two year extension), such extension(s) being on the same terms of this Agreement (except for pricing) and the relevant Task Order(s) then in effect.

9.2.                                     Termination by Either Party

Without prejudice to any right or remedy either Party may have against the other for breach or non-performance of this Agreement, either Party shall have the right by notice in writing to the other Party to terminate all or any part of this Agreement on or at any time after the happening of any of the following events:

(a)                                          If the other Party commits a material or persistent breach of any of the terms and conditions set out in this Agreement provided that where such breach is capable of remedy the other Party has been notified in writing of the breach and has not cured it within thirty (30) days of receipt of such notice.  For the avoidance of doubt, any breach by the Supplier of its obligations of confidentiality regarding UBS Sensitive Information will automatically be deemed to be a material breach.  For the purposes of this Clause a breach shall be considered capable of remedy if time is not of the essence in performance of the obligation and if the other Party can comply with the obligation within the thirty (30) day notice period;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b)                                          the passing by the other Party of a resolution for its winding-up (except in connection with a bona fide business re-organisation) or the making by a court of competent jurisdiction of an order for the winding-up of the other Party or the dissolution of the other Party;

(c)                                           the making of an administration order in relation to the other Party or the appointment of a receiver or an administrative receiver over, or the taking possession or sale by an encumbrancer of, any of the other Party’s assets;

(d)                                          the other Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally; or

(e)                                           if the other Party’s performance during a Force Majeure Event is not resumed within ninety (90) days (or such other period as may be specified in a Task Order) of its suspension under the provisions of Clause 11.5 (Force Majeure).

9.3.                                     Termination by UBS

UBS shall have the right by notice in writing to the Supplier to terminate all or any part of this Agreement on or at any time after the happening of any of the following events:

(a)                                          on either UBS or the Supplier ceasing to carry on a material part of its business at any time or disposing of all its assets or a substantial part of its assets;

(b)                                          on a change of control of either the Supplier, if Supplier is acquired by, merged with, or otherwise becomes  controlled or directed by any UBS competitor listed in Clause 4.3(c) without due notification to UBS not less than 3 months before  the day of  such change of control, or UBS; in this Clause “control” means the ability to direct the affairs of another whether by virtue of contract, ownership of shares or otherwise;

(c)                                           if either UBS’s or the Supplier’s ability to carry out its obligations under this Agreement is prevented or substantially interfered with by any regulation, law, decree or any act of state or other governmental action or either UBS or the Supplier is refused or has revoked any official or regulatory licence, authorisation or permission necessary for the performance of its obligations hereunder;

(d)                                          turnover of the Supplier’s Staff during any 6 month period exceeds any threshold level (if any) set in the relevant Task Order;

(e)                                           if the Supplier should fail to secure the required level of industry certification with regard to quality and security as required by UBS and agreed by the Parties from time to time.

(d)                                          if the Supplier is, at any time, the subject of an enforcement action by any Regulator which prevents the Supplier from lawfully performing its obligations under this Agreement;

(e)                                           if the Supplier breaches the security policies or procedures or confidentiality provisions, as outlined in Clauses 7.4, 7.5 and 11.1 respectively; or

(f)                                           where the Guarantor’s suffers an adverse decline in any of the Financial Ratios set out in the Financial Ratio Schedule such that the value for any one of the Financial Ratios falls within Financial Ratio Level Unacceptable;

Such termination shall take effect either immediately or at such date as UBS shall specify in such notice and the Parties agree that any termination by UBS under any of the provisions listed above, except where terminated as a result of UBS’ ability to carry out its obligations under this Agreement pursuant to clause 9.3(c), shall not result in the payment of any termination Charges to the Supplier. 9.3A(Termination by the Supplier for non-payment).

(a)                                          The Supplier may, by giving written notice to UBS terminate this Agreement if Client fails to pay any undisputed Charges when due in respect of this Agreement which exceed in aggregate [*].

(b)                                          The Supplier shall not be entitled to terminate this Agreement pursuant to clause 9.3A(a) above unless the Supplier has first given:

(i)                           to UBS thirty (30) days’ written notice of UBS’ failure to make such payments when due; and

(ii)                        a further written notice to UBS not less than fourteen (14) days prior to the expiry of the thirty (30) days, making clear by express cross reference to this clause 9.3A that the Supplier intends

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

to terminate this Agreement if payment is not received prior to the expiry of the original thirty (30) day period.

(c)                                           Except for the rights set out in clause 9.2, the termination right above is expressly agreed to be the only grounds upon which the Supplier shall be entitled to terminate this Agreement and the Supplier hereby waives all other potential rights of termination, whether arising under contract or common law.

9.4.                                     Termination by UBS without cause

UBS may terminate this Agreement without cause (including but not limited to those circumstances where UBS believes there to have been a demonstrable deterioration in the ability of the Supplier to safeguard the confidentiality of any of UBS’ data or that of its clients) on [*] days’ prior written notice to the  Supplier, without further penalty, obligation or liability to UBS save as set out in Clause 9.5 below or on such other period of notice as is set out in the relevant Task Order.

9.5.                                     Consequences of Termination

(a)                                          Following termination of this Agreement for any reason, the Supplier shall immediately on UBS’ request:

(i)                           provide unless otherwise agreed by the Parties in writing such assistance as is reasonably necessary to UBS for an orderly assumption of the Services by a third party or UBS;

(ii)                        continue to provide the Services in accordance with the Agreement up to the date of expiry or termination and thereafter where and to the extent required by UBS pursuant to Clause 9.8(e);

(iii)                     deliver to UBS (on media, in formats and to such address as may be specified by UBS) or return to UBS all materials and copies thereof (whether in hard or electronic format) relating to the Confidential Information of UBS together with a certificate of confirmation from a senior authorised representative of the Supplier that it has complied with all of its obligations under this Agreement;

(iv)                    deliver to UBS all copies of the Work Products that the Supplier or any Sub-contractor has developed up to the termination date and destroy any residual copies on its systems; provided however that Supplier may retain a minimum of one copy of all Work Products and relevant project documentation for archival and audit purposes, on the condition that all such Work Products and project documentation is treated as UBS Confidential Information; and

(v)                       comply with any further express termination related obligations set out in the relevant Task Order.

(b)                                         Following termination of this Agreement by UBS pursuant to Clause 9.2 or 9.3 (except where terminated as a result of UBS’ ability to carry out its obligations under this Agreement pursuant to clause 9.3(c)):

(i)                           UBS shall pay to the Supplier Charges for any Work Products Accepted by UBS or for any agreed Services or Software provided to UBS up to the date of termination of the Agreement, provided that no Charges shall be payable in respect of any Service or Work Product which is non-compliant, and the Charges payable shall be the previously agreed Charges for such Work Products, Services or Software; but

(ii)                        UBS shall be entitled to return any or all Work Products where such Work Products have not been Accepted in accordance with the terms of this Agreement prior to the date of termination of the Agreement and the Supplier shall give a full refund of all monies paid by UBS to the Supplier in connection with such returned Work Products.

(c)                                           Following termination of this Agreement for any reason, the Supplier shall give a full refund for any and all Services paid for by UBS but not provided by the Supplier prior to the date of termination of the Agreement.

(d)                                          Following termination of this Agreement by UBS pursuant to Clause 9.4 and where terminated as a result of UBS’ ability to carry out its obligations under this Agreement pursuant to clause 9.3(c), UBS shall pay to the Supplier Charges for all Services, Work Products or Software provided to UBS up to the date of termination of the Agreement, such Charges being the previously agreed Charges for such

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Work Products, Services or Software.  Where a fixed fee has been agreed in respect of the Agreement, UBS shall pay to the Supplier: any fees agreed to be payable on Acceptance of any milestones which have been completed prior to the date of termination; where Services have been provided prior to the date of termination but no milestone payment is due prior to the date of termination, UBS shall pay to the Supplier reasonable Charges for such Services calculated as a pro rata proportion of the fees due up to the next milestone date, or in accordance with the agreed rates set out in the Rates Schedule.  UBS shall also pay the Supplier for all assistance provided by it pursuant to Clause 9.5(a), applying the rates set out in the Rates Schedule or as may otherwise be agreed between the parties.

(e)                                           Termination of this Agreement does not affect:

(i)                           a Party’s accrued rights and obligations at the date of termination; or

(ii)                        the survival of Clauses 1 (Introduction), 5 (Intellectual Property), 7 (Warranties), 8 (Remedies and Liabilities), this Clause 9.5 (Consequences of Termination), Clauses 9.6 (Termination Assistance) to 9.16 (Operational Transition), 11 (Miscellaneous) and any other provision of this Agreement which is expressly or by implication intended to survive termination; or

(iii)                     the continuation in force of any other Task Order agreed between the Parties pursuant to the Global Framework Agreement.

(f)                                            The Global Framework Agreement may be terminated by either Party providing written notice to the other Party, provided always that termination of the Global Framework Agreement will not affect the continuation of any Task Order previously entered into by the Parties pursuant to the Global Framework Agreement.

9.6.                                     Termination Assistance

(a)                                          Subject to payment of the agreed fees as set out in any current Termination Plan (as defined in Clause 9.8) or, if none agreed, commercially reasonable charges in accordance with any applicable rates agreed with UBS pursuant to this Agreement, commencing at the start of any applicable Termination Assistance Period, if requested by UBS the Supplier is to provide such services as are reasonably required to allow the Services to continue so far as possible without interruption , plus such services and activities as are required ,so as to facilitate the orderly transfer of the Services to UBS or any of its designees or a Successor Supplier, which will as a minimum consist of the assistance described below in Clauses 9.7-9.16, and any additional requirements set out in the relevant Task Order (“Termination Assistance”).

(b)                                          [*].

(c)                                           [*].

(d)                                         [*].

9.7.                                     Objectives

The purpose of Termination Assistance is:

(a)                                          to enable the Supplier to cease supplying the Services or such part thereof which are to be terminated, and for UBS or its nominated service provider from the end of the Termination Assistance Period to undertake services in substitution thereof (the “Replacement Services”); and

(j)                                             to eliminate or minimise any disruption or deterioration of the Services, or failure to achieve the Service Levels, during and as a result of the handover from the Supplier and the commencement of the Replacement Services.

9.8.                                     Termination Planning

(a)                                          Where specified in the relevant Task Order and in any case for all Task Orders of a term of 12 months or more, the Supplier will develop a plan for Termination (“Termination Plan”) within three months of execution of the relevant Task Order that will enable UBS and the Supplier to meet the objectives

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

set out in Clause 9.7 above.  The level of detail of the Termination Plan shall be reasonable but in any event sufficient to provide the procedures and responsibilities for an orderly transition of Services, being not less than 5 months (“Termination Assistance Period”).  The Supplier shall submit the Termination Plan for UBS’ approval and will carry out any necessary rework or amendment required by UBS so as to comply with the objectives set out in Clause 9.7 above.

(b)                                          The Supplier will:

(i)                                             maintain the Termination Plan through the Term, ensuring that it is updated regularly to reflect the then current IT environment and  the scope of the Services; (including without limitation any changes thereto), and in particular promptly upon receipt of any notice of termination in respect of all or any part of the Services in accordance with Clause 9.8(d) below;

(ii)                                          provide information and assistance reasonably necessary to conduct the termination process and transition of the Services in accordance with the Termination Plan as efficiently and effectively as possible;

(iii)                                       jointly review and verify the Termination Plan with UBS at least once per year in such a way as to provide UBS with a high level of confidence that the process and procedures required by the Termination Plan can be put into effect at the commencement of the Termination Assistance Period. Areas of the Termination Plan which are identified as failing or requiring improvement will be identified and the steps necessary to remedy such failures or improve such areas clearly stated, and thereafter actioned by the Supplier as soon as reasonably possible..

(c)                                           Termination Plan will, amongst other things:

(i)                                             provide details of the Supplier’s functions and other resources that will provide Termination Assistance as agreed between the Parties;

(ii)                                          specify the fees to be paid to the Supplier for such Termination Assistance;

(iii)                                       be designed to address each of the issues set out in this Clause 9.8; and

(iv)                                      provide a timetable, project milestones, generic timings, process, responsibilities of each of the Parties and specify critical controls for providing the Termination Assistance.

(d)                                          As soon as possible following receipt of notice of termination of this Agreement from UBS or immediately upon its own submission of notice of termination upon UBS, the Supplier shall update the Termination Plan to ensure it contains the most current information and accurately predicts the timescales for conducting the Termination Assistance services.

(e)                                           Upon receipt of notice of termination from the Supplier or immediately upon its own submission of notice of termination upon the Supplier, UBS will identify which of the Services including any such services as may have been defined as such in the relevant Task Order (“Continuation Services”) and whether it wishes the current Service Levels to be met up to the date of termination for such Services or until the end of the Termination Assistance Period.

(f)                                            From the definition of the Continuation Services notified to it by UBS, the Supplier shall identify, from the Staff and/or resources providing the Services at that time, those of the Staff and/or resources which are:

(i)                                             required to continue to ensure that the Continuation Services are performed in accordance with the Service Levels; and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                                          not required under Clause 9.8(a) above and are therefore available to perform other services and the activities required during the Termination Assistance Period in order to meet the objectives described in Clause 9.7.

(g)                                           The Parties will jointly agree how any available Staff and resources identified under Clause 9.8(f) above will be allocated.

(h)                                          The Parties will further agree what additional resources may be required during the Termination Assistance Period, and the provisions of Clause 9.8(i) below will apply thereto.

(i)                                              The Parties agree as follows:

(i)                                             The Supplier will provide the Continuation Services during the Termination Assistance Period as part of and in consideration of the payment of the Charges, such that the quality and level of performance of the Continuation Services will not be degraded; and no additional amounts will become payable by UBS;

(ii)                                          The Supplier will undertake the activities identified under the Termination Plan to be carried out by the resources identified in Clause 9.8(f)(ii) and the reasonable use of the Supplier’s internal support functions of human resources, legal and finance, in support of the Supplier’s obligations in respect of the provision of Continuation Services;

(iii)                                       The Supplier will undertake any further activities which are required under the Termination Planat UBS’ cost based upon the applicable rates specified in the Rates Schedule, the relevant Task Order, or otherwise at reasonable rates.

(j)                                   Subject to the provisions of the Agreement and the Termination Plan, a reference to UBS includes any other person nominated by UBS, including any service provider appointed by UBS to replace the Supplier for the Replacement Services or a Successor Supplier, provided that UBS will act as an intermediary between the Supplier and such third parties and the Supplier’s point of contact for the obligations in Termination Assistance will be the UBS Service Manager.

(k)                                If the terms of the Termination Plan are incomplete, unclear or ambiguous, then they are to be interpreted and construed by reference to this Clause 9.

9.9.                                     Further Tenders

(a)                                          The Supplier will provide all information reasonably requested by UBS, and in any event may be required, as part of the Termination Plan, to UBS for use in any tender process conducted for the provision of the Replacement Services (provided that this shall not obliged the Supplier to disclose any of its confidential pricing information or any other information which would reasonably be considered to be confidential to it and not intrinsic to the provision of the Services).  Such information shall include, but not be limited to, details of the past performance of the Supplier against Service Levels and details of incidents arising in connection with the Services.

(b)                                          In particular, as requested by the UBS Service Manager, the Supplier will provide (to the extent not already provided) inventories of any UBS Assets, equipment or software used in the Services, including current book values.

9.10.                              UBS Assets

The Supplier will arrange for the removal, delivery and installation of any UBS Assets or any property or materials owned or leased by UBS which is in the Supplier’s possession or control. The cost of such removal, delivery and installation will be borne by UBS or will be as agreed in writing between the Parties at the time of the original move of such UBS or, in the case of new UBS Assets purchased by the Supplier during the Term, at the time of purchase of such UBS Assets.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.11.                              Software

(a)                                          At the UBS Service Manager’s request, the Supplier will use its best endeavours, in relation to Third Party Software required to perform the Replacement Services, where such rights have been obtained by the Supplier in accordance with this Agreement, either to:

(i)                                    assign the Supplier’s licence to UBS or UBS’ designee; or

(ii)                                 procure a licence for UBS.

In such event, UBS will pay any fees it agreed to pay at the time the licence was entered into (if any).

(b)                                          If such rights have not been obtained in accordance with this Agreement, the Supplier shall use all reasonable endeavours to procure a right to assign or to assist UBS or its designee in obtaining a licence to the Third Party Software.  [*].

(c)                                           The Supplier will:

(i)                                             prepare and execute any licences or assignments referred to in this Agreement; and

(ii)                                          do all other things reasonably needed to effect the transfer of the licences.

(d)                                          The Supplier shall consult with UBS and obtain UBS’ consent to licensing and maintenance fees and other material licence terms before entering into any licences for Third Party Software during the Termination Assistance Period.

(e)                                           The Supplier will use all reasonable endeavours to provide UBS with appropriate workarounds or interface information and other technical details reasonably required to enable UBS to develop, replace or workaround any Third Party Software used in the Replacement Services that is not commercially available.

(f)                                            The Supplier shall grant UBS (for the benefit of UBS, UBS Affiliates and any successor Supplier, to the extent reasonably necessary for the provision of services equivalent to the Services), a royalty fee, non-exclusive licence to utilise any proprietary software or other materials of the Supplier to the extent reasonably required by it in order to continue with the operations and Services previously provided by the Supplier.

(g)                                           All licences, leases and authorisations granted by UBS to the Supplier in relation to this Agreement are terminated effective from the Termination Date or the end of the Termination Assistance Period (at UBS’ option) unless the UBS Service Manager directs otherwise.

9.12.                              Third Party Services

(a)                                          At the request of UBS, the Supplier will either transfer to UBS (where it is able to) or assist UBS in entering a new contract, on reasonable terms and conditions, with any third party provider of services used by the Supplier in providing the Services, including software support and hardware maintenance services which have not been assigned under Clauses 9.10 and 9.11 above.

(b)                                         In respect of third party services (including for the avoidance of doubt maintenance agreements and software licences) which relate exclusively to UBS Assets which are referred to in Clause 9.10 above, the following shall apply:

(i)                                    the Supplier will use all reasonable endeavours to minimise any outstanding Charges payable in respect thereof; and

(ii)                                 UBS will assume financial obligations thereof, and accept transfer thereof. Subject to pre-existing obligations of confidentiality, the Supplier will substantiate all amounts payable or otherwise certify (giving reasons) that the amounts payable are proper.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(c)                                           With the exception of third party services contracts that are not exclusive to the Services, the Supplier will use all reasonable endeavours to assign or terminate any agreements for third party services used solely to provide the Replacement Services and not covered by Clause 9.12b above in accordance with the directions of the UBS Service Manager.

(d)                                          The Supplier will:

(i)                                             use all commercially reasonable efforts to obtain third party consents;

(ii)                                          do all other things reasonably necessary,

to give effect to the provisions of this Clause 9.12.

9.13.                              Data and Material

(a)                                          The Supplier will assist UBS in transporting, loading and running UBS Data and UBS Material as part of the transition of the Services to UBS, a UBS Affiliate or a Successor Supplier, to the extent relevant to the Services previously provided by the Supplier.

(b)                                          The Supplier will in particular comply with its obligations to return software, data and material under Clause 9.5.

9.14.                              Employees and Subcontractors

(a)                                          The Supplier will use reasonable endeavours to assist UBS by liaising with any of its subcontractors to ensure that the termination and transition of all or any part of the Services is performed in accordance with the obligations under this Agreement and the Termination Plan.

(b)                                          Subject to the other provisions of this Agreement, the Supplier will as soon as reasonably practical after a request, provide information and instruction to UBS employees which could reasonably be expected to enable UBS to provide services similar to the Services with minimum disruption and in accordance with service levels similar to the Service Levels.  This instruction includes UBS assigning UBS employees to work with the Employees to facilitate necessary knowledge transfer from the Supplier to UBS.

9.15.                              Knowledge Transfer

(a)                                          The Supplier will provide for the transfer of necessary knowledge reasonably required for the provision of the Services, which may, as appropriate include information, records and documents.  To facilitate the transfer of knowledge from the Supplier to UBS, the Supplier shall explain the relevant procedures and operations to UBS’ employees and or employees of any Replacement Supplier.

(b)                                          The information which Supplier will provide to UBS to further effect the obligations in this Clause 9.15 include:

(i)                                     copies of procedures and operations manuals;

(ii)                                  relevant system, software and/or hardware information;

(iii)                               a list of third party suppliers of goods and services which are to be transferred to UBS or a Successor Supplier;

(iv)                              key support contact details for third party supplier employees under contracts which are to be assigned or novated to UBS or a Successor Supplier;

(v)                                 information regarding work in progress and associated unresolved faults in progress at the commencement of the Termination Assistance Period as well as those expected to be in progress at the end of the Termination Assistance Period.  This information will be updated by the Parties at the end of the Termination Assistance Period; and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(vi)                              details of security processes and tools which will be available to UBS.

This Clause 9.15 shall not obliged the Supplier to disclose any of its confidential pricing information or any other information which would reasonably be considered to be confidential to it and not intrinsic to the provision of the Services.

9.16.                              Operational Transition

The Supplier shall use reasonable endeavours to perform the activities identified in the Termination Plan as required to effect a smooth transfer of operational responsibilities for the Replacement Services.  This shall, to the extent relevant to the Services provided and/or the Replacement Services,, include the following:

(a)                                          documenting and delivering object libraries, reference files and software used to provide the Services;

(b)                                          delivering the existing systems support profiles, monitoring or system logs, problem tracking/resolution documentation and status reports;

(c)                                           providing work volumes, staffing requirements, actual Service Levels and information on historical performance for each service component, over the preceding twelve (12) months; and

(d)                                          with respect to work in progress as at the end of the Termination Assistance Period, documents the current status, stabilising for continuity during transition, and providing any required training to achieve transfer of responsibility with minimum loss of momentum or adverse impact on project timetables;

10.                                        CHANGE CONTROL

10.1.                              Change Request

If either Party wishes to propose any amendment or modification to this Agreement including, without limitation, the scope or details of the Services (or any part of them) (a “Change”) then it will notify the other Party of that fact by sending a written notification (“Change Request”) to the other Party’s appropriately appointed representative, specifying in as much detail as is reasonably practicable the nature of the Change.

10.2.                              Change Proposal

As soon as reasonably practicable (but in any event within [*] days) after sending or receipt of a Change Request, the Supplier will provide UBS with a brief written proposal in relation to the relevant Change (a “Change Proposal”) including, but not limited to:

(a)                                          summary of the scope of the Change;

(b)                                          brief details of the likely impact, if any, of the Change Request on any existing Services; and

(c)                                           an estimate of the likely cost of implementation and/or on-going operation of the relevant Change, including any increase of or reduction in the Charges or additional Charges payable for the proposed Change.

If the preparation of a Change Proposal is likely to involve significant effort or cost (“Significant Change Note”), the Supplier shall advise UBS of the same and of the estimated cost before proceeding with it.

10.3.                              Change Control Notice

If, following receipt of the Change Proposal under Clause 10.(b), UBS wishes to proceed with the proposed Change (and assuming that the Parties do not already have all requisite details required via the Change Proposal), it will notify the Supplier in writing, who will as soon as reasonably practicable and in any event within [*] days (or such longer period as the Parties may, acting reasonably, agree) after receiving UBS’ written notice to proceed with the proposed Change, provide

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

UBS with a detailed written proposal (a “Change Control Notice”) including, but not limited to the following matters:

(a)                                         full details of the proposed subject matter of the Change Request including any outline specifications, special conditions or other variations of the Agreement required;

(b)                                         details of the impact, if any, of the Change Request or any existing Services;

(c)                                          a statement of the cost of the implementation and/or ongoing operation of the relevant Change, including any increase of or reduction in the Charges or additional Charges payable for the proposed Change;

(d)                                         a timetable for the implementation, together with any proposals for acceptance, of the Change Request.

10.4.                              Acceptance

UBS will review the proposed Change Control Notice as soon as reasonably possible after its receipt and in any event within  [*] will either accept or reject the proposed Change Control Notice.  If the Change Control Notice has not been formally accepted within such  [*] period, it shall be deemed rejected.  If UBS accepts (in writing) the proposed Change Control Notice, the Supplier will make the Change in accordance with that Change Control Notice and the provisions of this Agreement.  If the Parties cannot reach agreement on any Change Control Notice, either Party may refer it to be resolved in accordance with the dispute resolution procedure in Clause 11.11 and 1.3.

10.5.                              Emergency Change

a)                                              Notwithstanding the procedure in Clauses 10.(a) to 10.(d), if any Changes are necessary to respond to an emergency situation that will materially affect the provision of the Services and UBS believes it is not reasonably practical to agree the contents of that Change in advance in accordance with the foregoing provisions, then (a) UBS will notify the Supplier of the need for an urgent Change, (b) the Supplier will immediately or as soon as reasonably practicable make that Change, (c) the Supplier will then document the Change as soon as possible and the Parties will thereafter use reasonable endeavours to agree the relevant Change Control Notice as soon as reasonably practicable.  If the Parties cannot agree that Change Control Note within  [*] after it has been submitted by the Supplier to UBS, either Party may escalate the matter for resolution in accordance with Clauses 11.11 and 1.3.

b)                                              In any event, the Parties agree that the Supplier shall not be entitled to withhold its consent to any of the following types of Changes required by UBS:

(i)                                             a Change to the Services reasonably required as a result of a change to UBS’ Policies and procedures (including a change, addition, amendment or variation to UBS’ Policies and procedures required by UBS’ Security Group);

(ii)                                          a Change reasonably required as a result of a change to Law (or the introduction of new applicable Laws); or

(iii)                                       a Change required or advised by a Regulator.

10.6.                              Costs for Changes

(a)                                          Each Party shall be responsible for its own costs incurred in the assessment of Changes, including the preparation of a Change Proposal by the Supplier pursuant to Clause 10.2.

(b)                                          [*].

10.7.                              Commencement of Work

Except as set out in Clause 10(e), neither Party will have any obligation to commence work in connection with any Change until the relevant Change Control Notice is agreed by UBS in writing.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

11.                                        MISCELLANEOUS

11.1.                              Confidentiality

(a)                                          Neither Party shall use, copy, adapt, alter, disclose or part with possession of Confidential Information except solely as strictly necessary to perform its obligations or exercise its rights hereunder or with the written consent of the other Party, except insofar as such Confidential Information:

(i)                           is disclosed by UBS to any officers, employees, contractors or professional advisers of UBS or a UBS Affiliate (“UBS Recipients”) to the extent that such disclosure is reasonably necessary for the purpose of this Agreement or for evaluating this Agreement, provided that UBS shall ensure that the UBS Recipient complies with UBS’ obligations of confidentiality under this Agreement; or

(ii)                        is disclosed by the Supplier to any Staff or other officers, employees, contractors or professional advisers of the Supplier or Subcontractors (“Supplier Recipients”) to the extent that such disclosure is reasonably necessary for the purpose of this Agreement, provided that the Supplier shall ensure that the Supplier Recipient complies with the Supplier’s obligations of confidentiality under this Agreement; or

(iii)                     can be proved by the receiving Party to have been in the public domain at the date it was disclosed to a third party; or

(iv)                    is lawfully or properly obtained by the receiving Party from a person without obligation of confidentiality; or

(v)                       comes into the public domain otherwise than through the default or negligence of the receiving Party; or

(vi)                    was independently developed by the receiving Party without reference to the Confidential Information of the other Party; or

(vii)                 is, with the prior consent of the other Party (such consent not to be unreasonably withheld or delayed) disclosed to obtain or maintain any listing on any recognised stock exchange; or

(viii)              is requested to be disclosed by a court, regulator or a body having similar authority over the receiving Party provided that where permitted by such body the other Party is given prompt notice thereof; or

(ix)                    is requested to be disclosed by UBS or on its behalf to its auditors (whether internal or external) and other third parties who have the right to require that UBS supply the relevant information and, subject to the same entering into a confidentiality agreement with UBS; or

(x)                       is disclosed to benchmarking companies which have entered into a confidentiality agreement with UBS to protect such information; or

(xi)                    in the case of a disclosure by UBS to its clients or customers, consists solely of (a) the fact that UBS and the Supplier have entered into this Global Framework Agreement and any Task Order to be put in place hereunder; (b) the identity and location of the Supplier; (c) the fact that the Supplier may be processing some of the UBS client’s data; and (d) details of the Confidentiality, audit, data protection and security obligations imposed hereunder.

(b)                                          Neither Party makes any representation or warranty, express or implied, with respect to its Confidential Information.  The disclosing Party shall not be liable to the other Party or another person in respect of the disclosing Party’s Confidential Information or its use unless otherwise set out in this Agreement.

(c)                                           Each Party acknowledges that breach by it of this Clause 11.1 may cause irreparable injury to the other Party, which injury will be inadequately compensable in damages.  Accordingly, each Party is entitled to the remedies of injunction, specific performance and other equitable relief in respect of any actual breach or threatened breach of the terms of this Agreement in addition to any other legal remedies which may be available, without the necessity of proving actual damages or posting of security or a bond.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(d)                                          The Supplier indemnifies and holds harmless UBS and the other Protected Parties against all liability, claims, demands, fines, losses and expenses, including reasonable legal fees, arising out of a failure by the Supplier to comply with the terms of this Clause 11.1.

(e)                                           The Supplier undertakes to notify the Staff of the confidential nature of the information provided to them in relation to the Supplier’s performance of its obligations under this Agreement.

Upon the Disclosing Party’s request or upon termination of this Agreement, the Receiving Party will return by hand or dispatch by bonded courier to the Disclosing Party all records, notes, and other written, printed or other tangible materials in its possession pertaining to the Disclosing Party’s Confidential Information and all copies thereof within thirty (30) Working Day.

(f)                                            The obligations under this Clause 11.1 shall survive the termination or expiry of this Agreement.

11.2.                              Information Barriers

In processing UBS Sensitive Information the Supplier shall establish and maintain adequate Information Barriers in order to comply with relevant UBS Policies.

11.3.                              Insurance

The Supplier shall, at its own expense, obtain and maintain throughout the duration of this Agreement, and until all Services under this Agreement have been fully performed and completed such type and level of insurance as is reasonable or prudent in the circumstances, but in no event less than:

(a)                                          general liability insurance in amount not less than [*] US Dollars, combined single limit per occurrence for its legal liability due to bodily injury or disease, including death, and damage to property;

(b)                                          fidelity insurance in an amount not less than [*] US Dollars per occurrence and covering all of the Supplier’s employees, agents and contractors for fraud, including computer fraud, which results in loss to UBS;

(c)                                           errors and omissions insurance for an amount of [*] US Dollars per occurrence protecting the Supplier and its employees, agents and contractors against their legal liability for loss or damages arising out of the rendering or failing to render the Services;

(e)                                           third party liability automobile insurance in an amount not less than [*] US Dollars;

(f)                                            employer’s liability insurance in an amount not less than [*] US Dollars in addition to workers compensation insurance; and

Upon termination of this Agreement insurances covering liabilities for losses occurring as stated in Clause 11.3 (a), (e) and (f) should continue to accept claims, for those policies that cover claims first made against the policy holder during the period of the policy there should be a run off provision to enable claims to be made for 12 months after expiry of the policy.

11.4.                              Audit Rights and Record Keeping

(a)                                          The Supplier will provide, and will cause its affiliates, subsidiaries, group companies and subcontractors (for the purposes of this Clause 11.4, “Affiliates”) to provide, such auditors (including any financial, internal, external, immigration, security, or privacy auditors) and inspectors as UBS, its external auditors or any Regulator may designate in such notice (together “Auditors”) with reasonable access (1) during normal business days and hours (except as may be necessary to perform security audits or as may be required by any Regulator) to the premises of the Supplier and its Affiliates and (2) at any time at the Service Locations for the purpose of performing audits or inspections of the business of UBS and the UBS Affiliates (including the provision by the Supplier of any Services in support of such business being audited).

(b)                                          [*].

(c)                                           The Supplier will provide, and will cause its Affiliates to provide, such Auditors any assistance that they may reasonable require.

(d)                                          All authorisations, systems changes, implementation, soft document access, inventories, and any other relevant information reasonably required in order to enable UBS or an auditor to establish the

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Supplier’s compliance with its obligations hereunder will be recorded by the Supplier and will be reasonably auditable.

(e)                                           If any audit by an Auditor results in the Supplier being notified that it or one of its Affiliates is not in compliance with any generally accepted accounting principle or other audit requirement relating to the Services, or has failed in any way to perform its obligations under this Agreement as determined by the auditor, the Supplier will, at its own expense and within the period of time specified by UBS, such Auditor, agree a remedial plan with UBS and a timetable for achievement of the planned actions to ensure compliance with the audit findings.  Following agreement of the action plan, the Supplier shall implement that plan in accordance with the agreed timetable for remedy of the error.

(f)                                            The Supplier will keep all books, information, data and records relating to the Services available to the Auditors for the purpose hereof for a period of not less than ten (10) years following expiry or termination of the Agreement.

(g)                                           Upon reasonable prior notice from UBS, the Supplier will provide, and will cause its Affiliates to provide UBS with access to such records and documentation as may be reasonably necessary for UBS to determine the accuracy of the Charges of the Supplier to UBS.  If, as a result of such audit, findings of which are discussed with the Supplier, it is determined that the Supplier has overcharged UBS, UBS will notify the Supplier of the amount of such overcharge and the Supplier will promptly pay to UBS the amount of the overcharge, plus interest equal to the base rate of [*], calculated from the date of receipt by the Supplier of the overcharged amount until the date of payment to UBS.  [*].  Save where such audit is required by UBS’ auditors or regulators, or by reason of UBS’ reasonable suspicions of fraud or breach of contract on the part of the Supplier, UBS shall provide the Supplier with reasonable prior notice of any proposed audit.  If in the audit it is found that there is an undercharge by the Supplier, such amount of undercharge would be payable by UBS.

11.5.                              Force Majeure

(a)                                          Neither Party shall be liable to the other for any delay or non-performance of its obligations under this Agreement arising from any of the following: act of God, war, fire, flood, explosion, acts of terrorism or civil commotion excluding, for the avoidance of doubt, strikes of the Supplier’s staff or computer viruses or similar items or events which should have been capable of avoidance or mitigation in the exercise of any business continuity or disaster recovery obligations placed upon the Supplier in the Managed Services Schedule (if applicable), the BCP Schedule and/or in the relevant Task Order (“Force Majeure Event”).

(b)                                          Subject to the affected Party promptly notifying the other Party in writing of the cause and the likely duration of the cause, the performance of the affected Party’s obligations, to the extent affected by the cause, shall be suspended during the period that the cause persists, subject to termination by either Party in accordance with Clause 9.2 (e).

11.6.                              Waiver

No single or partial exercise, or failure or delay in exercising any right, power or remedy by any Party shall constitute a waiver by that Party of, or impair or preclude any further exercise of, that or any other right, power or remedy arising under this Agreement or otherwise.

11.7.                              Amendments

No purported modification, amendment or waiver of this Agreement or of the Global Framework Agreement shall be effective unless it is in writing and signed by two UBS Authorised Personnel and an authorised representative of the Supplier.

11.8.                              Notices and Communications

(a)                                          In proving service of a notice or document under this Agreement it shall be sufficient to prove that an envelope containing the notice or document was properly addressed and delivered by courier or posted as a prepaid, first class or airmail, recorded delivery letter:

(i)                           to the Supplier at the address specified in the relevant Task Order;

Glen Granovsky

111 Broadway Suite 1503, New York, NY 10006

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                        to UBS at:

100 Liverpool Street

London EC2M 2RH

marked for the attention of Head of Supply & Demand Management — Outsourcing & Offshoring

cc: —ITCSSL — Global Lead SDM

or at any other address or to any other fax number or addressee as it may have notified to the other Party in accordance with this Clause 11.7.

(b)                                          Unless there is evidence that it was received earlier, such notice or document shall be deemed to have been served:

(i)                           if delivered by courier, when left at the address referred to above;

(ii)                        if sent by post to an address within the country of postage, two Working Days (in the city of the recipient) after posting it; or

(iii)                     if sent by post to an address outside the country of postage, five Working Days (in the city of the recipient) after posting it.

11.9.                              Assignment

(a)                                          This Agreement shall not be assigned by the Supplier without the prior written consent of UBS, but nothing in this Agreement shall prevent or restrict UBS from assigning, sub-licensing, transferring or otherwise disposing of all or any of its rights or obligations hereunder to a UBS Affiliate or to any legal entity which succeeds to all or part of the business or assets of UBS.  Any attempted assignment in contravention of this Clause shall be null and void.

(b)                                          This Agreement shall be binding upon any successors in interest or title of the Parties.

11.10.                       Third Parties Rights

The Supplier agrees that the Protected Parties (which shall include UBS’ external auditors and regulators for the purposes of enforcing Clause 11.4(a)) shall be entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 (for the purposes of this Clause 11.9, “the Act”) to the benefit of the provisions of this Agreement and to enforce such provisions in their own right. UBS and the Supplier may vary the terms of this Agreement without the consent of the Protected Parties. Otherwise a person who is not a Party to this Agreement has no right under the Act to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

11.11.                       Escalation of Disputes and Complaints

Subject to any alternative procedure which may be set out in the relevant Task Order:

(a)                                          any dispute arising out of or in connection with this Agreement shall be referred by written notice:

(i)                                             first to the Service Manager of each Party who shall meet and endeavour to resolve the dispute between them within five (5) Working Days of such notice; and

(ii)                                          failing resolution of the dispute, to a senior representative of the Supplier and a senior representative of UBS (together the “Senior Representatives”) who shall meet and endeavour to resolve the dispute between them within ten (10) Working Days of such notice (“the Senior Representatives’ Meeting”). The joint written decision of those Senior Representatives shall be binding on the Parties.

(iii)                                       If the Service Managers or Senior Representatives are unable to resolve the dispute, the Parties shall, if both Parties agree, within five (5) Working Days of the Senior Representatives’ Meeting refer the dispute to mediation in accordance with the rules of the Centre for Dispute Resolution (CEDR) or such other mediation provider agreed by the Parties. The Parties agree to hold such mediation as soon as possible and in any event within one (1) month of the Senior Representative’s Meeting.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(b)                                          any complaint from any third party arising out of or in connection with this Agreement shall be referred by written notice within twenty-four (24) hours of receipt to the UBS Services Manager.

11.12.                       Publicity

The Supplier may with prior written approval of UBS’ Head of IT Vendor Management (or such alternative person as UBS may notify the Supplier in writing), announce at its website or in press releases that it is providing, or has provided, products or services to UBS (or UBS’ Affiliates), and use UBS trade name, trademark, service mark or other information which identifies UBS (or any of UBS’ Affiliates) in the Supplier’s marketing and publicity activities.

11.13.                       Compliance with UBS Group Policy Against Bribery of Public Officials

The Supplier agrees that neither it nor any of its officers, employees, servants or agents will make, in respect of the conduct of the Services or any other matter provided for in this Agreement, any offer, promise, gift or payment of anything of value or give any undue pecuniary or other advantage (a “Transfer”) whether directly or indirectly to or for the benefit of any UBS personnel or any public official or other third party, if to do so would or might violate any law of any relevant jurisdiction including in particular, but without limitation, the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions, the US Foreign Corrupt Practices Act, and/or the UK Prevention of Corruption Act 1906, (whether or not these laws apply to the Supplier or any of its officers, employees, servants or agents).

11.14.                       Environmental Policy

The Supplier represents to UBS that it will perform its obligations under this Agreement in a manner which, as a minimum, complies with all relevant environmental legislation and regulations applicable in all relevant jurisdictions.

11.15.                       Changes in Law

The Supplier will identify the impact of changes in any applicable Laws on the provision or use of the Services.  Subject to clause 10.6(b)(iii), the Supplier will notify UBS of such changes and will work with UBS to identify the impact such changes have on (1) the performance of the Services by the Supplier, (2) the benefits UBS derives therefrom, and (3) the use of the Services by UBS.  The Supplier will promptly make any resulting modifications to the Services as reasonably necessary as a result of such changes.

11.16.                       Governance

The Parties will comply with the contract governance process and procedures set out in the relevant Schedule and/or Task Order.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Signed for and on	)
behalf of UBS by:	)	Signature	Signature

	)	[*]	[*]
	)	Name	Name
)
	)	Managing Director	ED
	)	Position	Position
)
	)	16/11/10	18/11/10
	)	Date	Date

Signed for and on	)	/s/ Glen Granovsky
behalf of the	)	Signature

SUPPLIER by:	)	Glen Granovsky
	)	Name
)
	)	President
	)	Position
)
	)	29/12/201
	)	Date

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SCHEDULES

DATA PROTECTION SCHEDULE 1.

Interpretation

1.1                                     In this Data Protection Schedule:

(a)                                    “Data Protection Laws and Regulations” means laws and regulations regulating data privacy and/or the processing of personal data, including (without limitation) laws and regulations implementing the Directive (and “Data Protection Law or Regulation” shall be construed accordingly);

(b)                                    “Directive” means Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and on the free movement of such data;

(c)                                     “In-scope Personal Data” means personal data that the Supplier or a Sub-contractor processes on behalf of UBS or a UBS Affiliate in connection with the provision of the Services; and

(c)                                     “International Data Transfer Agreement” means an agreement in the form of the standard contractual clauses approved by European Commission decision 2002/16/EC on standard contractual clauses for the transfer of personal data to processors established in third countries (as may be amended or updated from time to time), completed by:

(i)                          such amendments as UBS may reasonably stipulate to meet the requirements of applicable Data Protection Laws and Regulations or the expectations of local data protection authorities or to reflect the fact (where this is the case) that the relevant transfer is not from a member state of the European Economic Area; and

(ii)                      such information as UBS may reasonably stipulate to complete the agreement.

1.2                                     Terms defined in the Directive have the same meanings when used in this Agreement, except that “personal data” shall be construed so as to include information about persons other than living individuals to the extent that such information is subject to processing which is regulated by a Data Protection Law or Regulation which regulates the processing of such information.

2.                                            Data Privacy

2.1                                     The Supplier shall comply, and shall ensure that each Sub-contractor (if any) complies, with the Data Protection Laws and Regulations applicable to the Supplier or the relevant Sub-contractor in relation to its processing of In-scope Personal Data. The Supplier shall not, and shall ensure that each Sub-contractor (if any) does not, by any act or omission, put UBS in breach of any of the Data Protection Laws and Regulations in connection with the processing of the In-scope Personal Data.  UBS shall not by any act or omission put the Supplier or any Sub-contractor in breach of any of the Data Protection Laws and Regulations in connection with the processing of the In-scope Personal Data.

2.2                                     The Supplier shall, and shall ensure that each Sub-contractor (if any) shall:

(a)                                    process the In-scope Personal Data only on the written instructions of UBS (and not for any other purpose) and not keep them longer than is necessary for the performance of those instructions;

(b)                                implement appropriate technical and organisational measures to protect the In-scope Personal Data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of information over a network, and against all other unlawful forms of processing, including in particular the measures specified in the Security Schedule;

(c)                                 take reasonable steps to ensure the reliability of its staff and any other person acting under its supervision who may come into contact with, or otherwise have access to and process, the In-scope Personal Data; and ensure that such personnel are aware of their responsibilities under this Data Protection Schedule and the Data Protection Laws and Regulations and give an appropriate confidentiality undertaking to the Supplier or the relevant Sub-contractor;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(d)                                not disclose any of the In-scope Personal Data to any person except on UBS’ instructions or with UBS’ prior written consent;

(e)                                 not transfer any of the In-scope Personal Data in a manner that would, but for the Agreement, be restricted by restrictions on the international transfer of personal data in a Data Protection Law or Regulation, except as required or permitted by the Agreement (in which case it shall give UBS reasonable prior written notice of the transfer) or with UBS’ written consent;

(f)                                  if UBS so requests in writing at any time in relation to a transfer of the kind contemplated by Section 2.2(e): (i) ensure that the person to whom In-scope Personal Data are to be transferred (whether the Supplier or a Sub-contractor) promptly (and in any event within ten (10) days’ of UBS’ written request) enters into an International Data Transfer Agreement with UBS or (as the case may be) the UBS Affiliate that is the controller in respect of that transfer; (ii) provide UBS with such co-operation, assistance and information as UBS may reasonably request in relation to any notification, registration, approval or other requirements arising under the Data Protection Laws and Regulations in relation to that International Data Transfer Agreement; and (iii) ensure that the transfer does not commence until UBS has notified the Supplier that the International Data Transfer Agreement is in place and any such related legal or regulatory requirements have been met;

(g)                                 ensure that each Sub-contractor that enters into an International Data Transfer Agreement pursuant to Sections 2.2 (e) and (f) performs and observes all of its obligations under that International Data Transfer Agreement - each act or omission of that Sub-contractor in relation to that International Data Transfer Agreement shall be deemed to be an act or omission of the Supplier for which the Supplier is responsible;

(h)                                    provide full cooperation and assistance to UBS and each UBS Affiliate in allowing the persons to whom the In-scope Personal Data relate to have access to those data and/or to ensure that those data are deleted or corrected if they are incorrect (or, if UBS does not agree that they are incorrect, to have recorded the fact that the relevant person considers them to be incorrect). UBS will reimburse Supplier for its or its Sub-contractors’ reasonable expenses for this assistance, except to the extent that any incorrectness is due to any act or omission on the part of the Supplier or any Sub-contractor;

(i)                                        provide UBS with such information as UBS may reasonably require from time to time to demonstrate the Supplier’s compliance with this Section 2;

(j)                                       permit UBS, or its duly authorised representatives or regulators, on seven (7) days’ prior notice, to inspect and/or audit the Supplier’s and each (if any) Sub-contractor’s processing activities used in processing the In-scope Personal Data to verify that they are carried out in compliance with the Agreement; and

(k)                                    on termination or expiration of the Agreement and any Termination Assistance, promptly destroy or return the In-scope Personal Data to UBS or, if UBS is not the controller in relation to those data, to the controller by delivering it to UBS.

2.3                                       If

(a)                                    UBS validly requests the Supplier to ensure that the Supplier or a Sub-contractor enters into an International Data Transfer Agreement under Section 2.2(f) (including, without limitation, a request made under Section 2.7);

(b)                                    the Supplier or the relevant Sub-contractor does not enter into that International Data Transfer Agreement within the ten (10) day period referred to in Section 2.2(f)(i);

(c)                                     UBS then gives the Supplier notice requiring the Supplier to ensure that the Supplier or the relevant Sub-contractor enters into that International Data Transfer Agreement within a further period of ten (10) days; and

(d)                                    the Supplier or the relevant Sub-contractor does not enter into that International Data Transfer Agreement within that further ten (10) day period,

UBS may terminate the Agreement for the Supplier’s material breach pursuant to Clause 9.2(a) (Termination by UBS).

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.4                                        UBS, in its own right and on behalf of each UBS Affiliate which is a controller in respect of In-scope Personal Data from time to time:

(a)                                    instructs the Supplier to take such steps in the processing of the In-scope Personal Data as are reasonably necessary to the performance of the Supplier’s obligations under the Agreement; and

(b)                                    authorises the Supplier to pass this instruction to each Sub-contractor.

2.5                                        (a)                                Without prejudice to Section 2.6 below and subject to the provisions in this Section, UBS agrees that the Supplier may provide access to and/or assign the processing of In-scope Personal Data to any Sub-contractor approved by UBS pursuant to the Agreement for processing on the basis of the following:

(i)                             the Supplier will only provide access to the In-scope Personal Data to the relevant Sub-contractor based on a processing agreement which contains, at least, the minimal mandatory provisions required by the applicable Data Protection Laws and Regulations and imposes obligations on the relevant Sub-contractor which are equivalent to those imposed on the Supplier under this Schedule;

(ii)                          if such applicable Data Protection Laws and Regulations require, in addition, that the processing agreement is entered into directly between the processing Sub-contractor and UBS (or the UBS Affiliate that is the controller), the Supplier, to the extent permitted by applicable law, will enter into such agreement with the processing Sub-Contractor in the name and on behalf of UBS (or the UBS Affiliate that is the controller). In this case, but only to the extent acting by such Sub-contractor is not already contemplated in this Agreement, the Supplier will notify the entering into of the processing agreement to UBS (or the UBS Affiliate that is the controller) and for this purpose a communication made to the UBS will be deemed to be a communication to the UBS Affiliate that is the controller; and

(iii)                       the Supplier shall indemnify and hold harmless UBS and the UBS Affiliates against all losses, claims, costs (including reasonable legal fees), damages and proceedings from any resulting third party claims (including associated legal and internal costs, and any amounts paid in settlement) and all damages awarded by a competent court of jurisdiction arising as a direct or indirect result of the Supplier entering into any agreement with a processing Sub-contractor on behalf of UBS or a UBS Affiliate as contemplated by Section 2.5(a)(ii).

(b)                                The Parties agree that the terms and conditions set forth in this Section 2.5 will in no event modify or affect, directly or indirectly, the regime on liability agreed between the Parties under this Agreement.

(c)                                 UBS, in its own right and on behalf of each UBS Affiliate that is a controller in respect of In-scope Personal Data, agrees that any communication, supervision, dispute or direction provided in relation to any access by a processing Sub-contractor or any related dispute shall only occur directly between UBS and the Supplier under this Agreement, save as may be required by any regulator or the Data Protection Laws and Regulations.

2.6                                       UBS is solely responsible for determining that any proposed transfer by the Supplier to a Sub-contractor of In-scope Personal Data complies or does not comply with any applicable Data Protection Laws and Regulations, including assessing, determining and fulfilling any legal prerequisites (including, where applicable, establishing the legal basis for the transfer) or obtaining any mandatory authorisations.

2.7                                        The Supplier shall indemnify and hold harmless UBS and the UBS Affiliates against all losses, claims, costs (including reasonable legal fees), damages and proceedings from any resulting third party claims (including associated legal and internal costs, and any amounts paid in settlement) and all damages awarded by a competent court of jurisdiction in each case as arise by virtue of a breach by the Supplier of this Section 2.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SUPPLIER STAFF CONFIDENTIALITY SCHEDULE

This Supplier Staff Confidentiality Form is entered into by [insert name of individual] pursuant to [insert title and date of Agreement] between:

UBS AG [Insert name and address of relevant branch (“the Bank”)];

and

[Insert name of Supplier] a company incorporated in [insert place name] with offices at [insert office address] (the “Supplier”).Confidentiality, Intellectual property and Inventions

The operations of the Bank may involve you receiving or having access to or knowledge of the Bank’s commercially sensitive or secret information. It is your responsibility and obligation to maintain the highest professional standards to ensure that this information is properly and professionally handled to protect the Bank’s commercial interests and to ensure compliance with regulatory and legal requirements. Failure to follow these principles will jeopardise the Bank’s reputation and business.

In addition to and without altering the legal obligations you already have to keep information secret, you promise not (except for the purposes of properly performing your obligations for the Bank or unless required to do so by law or any regulatory or investigative authority) either during the course of your engagement on behalf of the Bank or after it has ended, whether deliberately or otherwise, to disclose or communicate any information that is confidential or belongs to the Bank.

You should assume that all information which you come across during your duties, that is not already obviously public knowledge, is confidential. However, information that consists of general know how or is a matter of your own skills or general or commercial knowledge is not confidential.

Confidential information must not be used to trade on your own account or for trading by other persons such as family or friends. If you use information in this way, you may be subject to criminal penalties and you are likely to be barred from further employment in the securities or futures industry.

Before the end of your engagement on behalf of the Bank you must return to the Bank (or, at the direction of the Bank, destroy) all confidential information without retaining it in any form. All other documents, data, manuals, security keys and other items which are the Bank’s property and which may be in your possession or under your control should also be returned at this time.

All trade secrets, inventions, writings and other confidential information developed or created by or with your assistance during your engagement by the Bank in the context of the Bank’s business or related activities shall be governed by the terms of the Bank’s contract with your employer.

You agree that you will at the request and expense of the Bank:

•                  give and supply all such information and assistance that may be reasonably necessary to enable the Bank to use this intellectual property to its best advantage; and

•                  where ownership in the intellectual property vests in the Bank, execute all documents that may be necessary or desirable for obtaining patent or other appropriate protection for this intellectual property in such parts of the world as may be specified by the Bank.

You should be aware that you may not for any purpose whatsoever use any such intellectual property in which the rights are owned by the Bank in any way other than in the direct interest of the Bank unless you obtain proper written permission.

In this document “intellectual property” includes but is not limited to patents, trade marks, service marks, design rights, inventions, improvements to procedures and confidential information arising or existing anywhere in the world.

Persons receiving or having access to or knowledge of HR Information should treat such information as though it is the Bank’s commercially sensitive or secret information. In addition such persons should not misuse HR Information. The misuse of HR Information includes the use of such information, whether directly or indirectly, to gain a personal advantage or to profit. HR information means information relating to the employment status of employees within the Bank or ex or future employees and may include details relating to their compensation, performance, position or other employment data.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

In this document the terms “employee” and “employment” include arrangements legally constituting employment and also other arrangements for provision of services including those supplied by a temporary service provider or by an independent contractor/consultant.

A breach of any of the responsibilities set out in this document may constitute misconduct and may result in summary dismissal by your employer.

Please indicate that you have read and understood the responsibilities set out in this document by signing and returning.

Signature:

Name (Print Name):

Date:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

APPLICATION DEVELOPMENT SCHEDULE

1                                                  Software Development Services

The following additional provisions shall apply wherever the Services being provided by the Supplier include the development of any computer software (save to the extent expressly varied in the relevant Task Order):

Definitions

“Acceptance Criteria” means the criteria required to be met by the Work Products in order to establish compliance with the Specification. The Acceptance Criteria will be jointly developed by the Parties, will be based upon the Specification, and will upon completion be incorporated into the relevant Task Order;

“Critical Milestone” means a contractually binding milestone for the delivery and/or Acceptance of a Work Product or individual Deliverable as detailed in the Project Plan;

“Defect” shall mean a failure to meet the Acceptance Criteria, including but not limited to one or more of the following:

(i)                                     a slowing down in terms of response times or to stop at times when stoppage is not contemplated by the Acceptance Criteria or to fail to meet any data processing volume requirements;

(ii)                                  the production of unintelligible, misleading or incorrect outputs, screens, or processes;

(iii)                              an adverse effect in the operation of the relevant processor, any other software or equipment;

(iv)                             the production of incorrect results when instructed to perform logical operations of the kind described in or contemplated by the Acceptance Criteria;

(v)                                any failure of the Work Product to pass user acceptance testing; and

(vi)                             in the case of any Documentation, any statement or instruction which if acted upon would cause the Software to be used or perform other than in accordance with the Specification.

(vii)                          For the Purposes of this Schedule, a Defect in relation to a Software Work Product or Deliverable may be further classified as follows:

[*]

“Deliverable” shall mean a Work Product or part thereof as broken down in the relevant Task Order;

“Functional Specification” means the specification for the Software setting out UBS’ business and functional requirements and UBS’ performance requirements;

“Open Source Software” means software that is distributed with unfettered access to its source code and where the recipient is placed under an obligation to ensure that any further distribution of the software (and source code of software derived from such software, if required by the applicable open source licence) takes place on similar terms.

“Project Plan” means the project plan included in the Task Order which has been agreed by the Parties’ Service Managers and which shall clearly identify the resource requirements and Critical Milestones and any interim milestones required to effectively manage the project in accordance with the Task Order;

“Specification” means a Functional Specification, a Technical Specification, or any other specification or combination thereof setting out a description of the functionality and/or performance

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

and/or UBS’ other requirements for the Software agreed between the Parties and incorporated into this Agreement;

“Technical Specification” means the specification for the Software setting out its scope and performance;

“User Acceptance Testing” (UAT) means the process and approach set out in the Task Order to establish whether the Software meets the Acceptance Criteria.

2                                                  Software Development Services

2.1                                        Design of Technical Specifications

(a)                                          The Supplier shall design Technical Specifications for the Software as may be necessary to meet the functional requirements specified in the Functional Specification and the technical requirements detailed in the relevant Task Order or annexed thereto in accordance with, but not limited to, UBS’ architectural standards and all requirements of this Agreement.

(b)                                          The Technical Specifications designed pursuant to this Section 1.1 shall be sufficiently detailed to enable any person reasonably skilled in the relevant programming language to develop computer programs corresponding thereto.

(c)                                           As soon as any Technical Specifications have been produced by the Supplier pursuant to this Section 1.1, the Supplier shall supply such Technical Specifications to UBS for review by UBS to determine whether such Technical Specifications are in accordance with the requirements of this Agreement and the relevant Task Order.  If UBS determines that any Technical Specifications are not in accordance with this Agreement and/or the relevant Task Order, the Supplier shall promptly correct any defect or non-conforming condition at no additional charge to UBS, and in any event within any express time frame specified in the relevant Task Order and if not specified in the Task Order within ten (10) Working Days.

(d)                                          If approved by UBS, the Technical Specifications designed pursuant to this sub-clause, including any revisions made pursuant to Section 1.1(c) shall form part of this Agreement and shall be included as an annex to the relevant Task Order.

(e)                                           UBS’ approval of any Technical Specifications pursuant to this Section 1.1 shall not relieve the Supplier of its obligation under this Agreement to develop such Software as may be necessary to meet all of the relevant functional and other requirements specified in this Agreement.

(f)                                            The Supplier in cooperation with UBS shall assess the technical feasibility of developing the Software as may be necessary to meet the Specification and/or other requirements of UBS.

(g)                                          The Supplier shall use all reasonable endeavours to agree the Acceptance Criteria (such agreement not to be unreasonably withheld) and to assist UBS with testing during the agreed period as stated in the relevant Task Order.

2.2                                        Development Work

(a)                                          Subject to approval by UBS of any Specifications designed by the Supplier pursuant to Section 1.1(a), the Supplier shall proceed to develop Software in accordance with the timescales specified in the relevant Task Order to meet such Specification and all other relevant requirements in this Agreement, together with a complete set of Documentation relating hereto.

(b)                                          The Supplier shall appoint a Project Manager who will be responsible for proactively managing and co-ordinating any services provided to UBS under this Agreement. The Project Manager shall produce regular project updates and/or reports which will be submitted to UBS on a regular basis or as stated in the agreed Task Order. The Supplier’s Project Manager shall be deemed to be one of the Key Personnel.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(c)                                           The Supplier warrants that each individual element or module of the Software will be compatible with all other elements or modules of the Software, any other identified software and the technical environment within which UBS intend to use the Software as described in the Specification. UBS reserves the right to inspect any Work Products at any time during the project to ensure that Deliverables are progressing in accordance with the agreed Project Plan. Where practical UBS will identify any interim Deliverables in the Task Order and/or in the Project Plan.

(d)                                          The Supplier warrants and represents that it does not have Open Source Software embedded in the Work Products and it shall not use Open Source Software for the purposes of performing the Services, unless this is specifically agreed in a Task Order.

2.3                                        Acceptance

The following provisions shall apply in place of the acceptance provisions in Clause 2.3 of the Agreement, insofar as UBS is to carry out acceptance tests of any developed Software.

(a)                                          Acceptance testing of the Software shall be performed by UBS with the co-operation of the Supplier in order to determine whether the Software is in accordance with the Specification and all provisions of this Agreement, and shall be carried out in accordance with any specific process or procedure specified in the relevant Task Order (or if no such process is set out in the Task Order, in accordance with the reasonable directions of UBS).

(b)                                          Subject to any alternative timetable or procedure set out in the Task Order, UBS shall have [*] Working Days to carry out its acceptance testing of the Software, commencing from the date when the Supplier delivers the Software and accompanying documentation in a state reasonably sufficient to enable UBS to commence such tests.  If UBS has not responded to the Supplier with confirmation of the success or failure of the acceptance tests at the end of such period, the Supplier may write to UBS requesting such confirmation within a further [*] Working Days of UBS’ receipt of such notice, making clear that in the absence of such confirmation, the Software will be deemed at the end of the further period to have been Accepted for the purposes of enabling the Supplier to raise any associated invoices or proceed with the next stage of any related Services.  Such deemed Acceptance shall however be without prejudice to UBS’ rights in respect of any defects later discovered in such Software or associated materials.

(c)                                           If it is determined pursuant to the acceptance tests that the Software complies with the Specification and all other provisions of this Agreement, UBS shall notify the Supplier in writing of its Acceptance thereof.  Any such Acceptance shall not prejudice UBS’ rights or remedies under this Agreement or otherwise.

(d)                                          If UBS determines pursuant to the acceptance tests that the Software, or any element of the Software, is not in accordance with either the Specification or any other requirement of this Agreement, UBS shall notify the Supplier in writing of such failure.  The Supplier shall be afforded a reasonable opportunity to cure the defect and UBS shall then re-perform the acceptance tests.  Any rework to be conducted by the Supplier shall be completed at its own expense within a reasonable time and in any event within [*] Working Days unless any express timescale is detailed in the Task Order.

(e)                                           If the acceptance tests have not been successfully completed at the end of the second test period, UBS shall have the option, in addition to any other remedies that may be available to it under this Agreement or otherwise, to (i) engage a third party to correct the outstanding defects and to recover the reasonable costs of so doing from the Supplier; or (ii) reject any particular item of Software that fails to meet the applicable acceptance test or, if such item is material to the Software being delivered under the relevant Task Order as a whole, the entirety of the Software Work Product, in which case, the Supplier shall, at its own expense promptly remove the rejected item from UBS’ premises and shall immediately refund to UBS all amounts already paid to the Supplier which are attributable to that item or, in the case of the rejection of the entire Software Work Product, all amounts paid to the Supplier in relation to the Task Order as a whole.  The Supplier shall destroy any copies of rejected Work Products or other related items in the Supplier’s possession.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(f)                                            If it is determined pursuant to the second period of acceptance tests that the Software is not in accordance with this Agreement and such failure, if remediable, is not remedied within [*] days after notice thereof is given to the Supplier (or such shorter period as the relevant Task orders may provide), then UBS may, in addition to any other remedies that may be available to it either under this Agreement or otherwise, terminate this Agreement forthwith in accordance with Clause 9.2(a).

(g)                                           For the benefit of doubt, following termination of this Agreement for any reason, the Supplier shall immediately on UBS’ request, deliver to UBS all copies of Work Products (other than any Work Products which UBS has rejected pursuant to Section 1.3(d) above) that the Supplier or any Sub-contractor has developed up to the termination date and destroy any residual copies on its system as stated in Clause 9.5(a) and UBS shall thereafter pay the Supplier such amount as may be mutually agreed to between the parties.

(h)                                          [*].

2.4                                        Documentation and Technical Specification

The Supplier shall ensure that UBS has in the form of the Documentation a complete set of operating, technical and user manuals in hard and electronic form such as are specified in the related Task Order or which are otherwise necessary to enable a reasonably competent user to make effective use of the Software.

3                                                  Project Plan and reporting

3.1                                        The Supplier shall produce a comprehensive Project Plan after consultation with UBS. The initial Project Plan shall be produced at the earliest opportunity or as agreed with UBS in the related Task Order. The Project Plan will be expanded and/or updated following consultation with UBS from time to time and will be the baseline against which progress will be measured.

3.2                                        The Supplier will prepare weekly progress reports showing progress as at every Friday or as agreed with UBS in the related Task Order. These reports will be distributed by the Supplier so they are received by UBS on or before the second Working Day of the following week unless otherwise agreed by the Parties. The progress report shall include the following:

(a)                       Retrospective Summary

which lists the milestones (if any) falling due in the reporting period, giving date of actual achievement if that has occurred, summarising any deficiencies or actions arising; achievements to the extent they have occurred of all actions assigned at the last progress meeting;

(b)                      Work in Progress

list of milestones (if any) falling in the next two reporting periods with current forecast of dates for actual completion of any such milestones, original plan date and explanations of any proposed amendments;

(c)                       Issues

statement of issues, to include background, scope, impact actions taken to date, and other actions then considered necessary in the event that it is anticipated a milestone (if any) is not going to be met; once an issue is reported its status should be covered in all future progress reports until it is reported as resolved.

3.3                                        Progress meetings to discuss progress reports and other relevant issues will be held on a regular basis as agreed with UBS. Unless specified otherwise by UBS, minutes of these meetings will be taken by the Supplier and sent to UBS within 2 Working Days of the date of the progress meeting.

4                                                  Changes to the Specification

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SUPPORT SERVICES SCHEDULE

The following additional provisions shall apply wherever the Services being provided by the Supplier includes the provision of support and/or maintenance services (save to the extent expressly varied in the relevant Task Order).

Definitions

“Support Desk” means the first point of contact for all support requests and queries;

“Support Levels” mean the various levels of support that will be provided by the Supplier, as defined in the table below and as updated from time to time:

Support Level	Applicable Tasks Tasks that the Supplier will provide when contracting for the corresponding level of support

Level 3	[*]
Level 2	[*]
Level 1	[*]

“Workaround” means a feasible change in operating procedures which is acceptable to UBS, whereby an end-user can avoid the deleterious effects of an Incident without material inconvenience.

1                                                                 Services and Service Levels

1.1                                                       Commencement

The Support Services shall be provided for an initial period of one year following Acceptance of the relevant Software or following Acceptance of the relevant Transition Project (the “Initial Support Period”) unless otherwise agreed by the Parties and documented in the relevant Task Order and shall continue thereafter until terminated in accordance with this Agreement.

1.2                                                       Performance of the Support Services

From the Effective Date, the Supplier shall provide the Services set out in the relevant Task Order.  The Supplier shall at all times perform the Services:

(a)                                                         at least at the same level of performance (including in respect of accuracy, quality, completeness, timeliness, responsiveness and efficiency) as was provided by or for UBS prior to the Effective Date (unless otherwise agreed with UBS);

(b)                                                         with promptness, diligence and in a professional manner, in accordance with the practices and professional standards used by, and consistent with levels of performance achieved by, well-managed operations performing services similar to the Services;

(c)                                                         using efficiently the resources or services necessary to provide the Services;

(d)                                                         in the most cost-effective manner consistent with the required level of quality and performance;

(e)                                                          using adequate numbers of individuals that:

(i)                                  are appropriately experienced, qualified and trained;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(ii)                               are familiar with the requirements set out in this Agreement; and

(iii)                             will perform the Services with all reasonable skill, care and diligence.

1.3                                                       From the Effective Date, the Supplier is to provide the Services so as to achieve or exceed the Service Levels set out in the relevant Task Order.

1.4                                                       If the Service Levels are not achieved, the Supplier is to:

(a)                                                         promptly investigate the underlying causes of the service problem and, where possible, preserve any data indicating the cause of the service problem;

(b)                                                         prepare and deliver to UBS within the number of Working Days of the service problem specified in the relevant Task Order a report identifying the service problem and identifying the Supplier’s assessment of the action required to be taken by the Supplier in respect of such service problem;

(c)                                                          take whatever action is reasonably necessary to minimise the impact of the service problem and take such steps as are reasonably necessary to prevent it from recurring; and

(d)                                                         correct the service problem as soon as practically possible and resume service provision in accordance with the Service Levels.

1.5                                                       Supplier acknowledges that its failure to meet a Service Level may have a material adverse impact on the business and operations of UBS and will be remedied in accordance with Section 1.4.

1.6                                                       [*].

1.7                                                       [*].

1.8                                                       The Supplier shall use such measurement and monitoring tools and procedures as are necessary to measure and report Supplier’s performance of the Services, including any specific tools or procedures specified in the relevant Task Order.  Such measurement and monitoring shall permit reporting which is detailed enough to verify compliance with the Service Levels, and shall be subject to audit by UBS or a third party on its behalf.

1.9                                                       The Supplier shall provide UBS with the details as to the levels of performance relevant to the Service Levels in writing on a monthly basis, or as otherwise specified in the relevant Task Order, together with all supporting information reasonably required by UBS.  The data and supporting information shall constitute UBS Confidential Information, and UBS may access such information online and in real-time, where feasible, at any time during the Term.

1.10                                                During the term of the relevant Task Order, new Service Levels may be added or substituted by UBS following consultation and agreement with the Supplier (such agreement not to be unreasonably withheld or delayed) in order to achieve a fair, accurate and consistent measurement of the Supplier’s performance of the Services.  For example, such additions or substitutions may occur in conjunction with changes to the environment and the introduction of new equipment, or means of service delivery; provided, however, that where such equipment or such means of service delivery is a replacement or upgrade of existing technology, there shall be a presumption of equivalent or improved performance.

1.11                                                [*].

1.12                                                [*].

1.13                                                [*].

1.14                                                [*].

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.15                                                [*]

1.16                                                [*]

1.17                                                [*].

1.18                                                [*].

1.19                                                If a performance category is measured less frequently than on a monthly basis, then the resultant measurement shall apply retrospectively to the period following the date of the previous measurement.  For example, if a performance category is only measured once every calendar quarter (i.e. on 31st March, 30th June, 30th September and 31st December), then the measurement on 30th June shall apply to the period 1st April to 30th June.

1.20                                                [*].

1.21                                                Cooperation

The achievement of the Service Levels by the Supplier may require the coordinated, collaborative effort of other suppliers, service providers, vendors and other third parties contracted with UBS (“Other Vendors”).  The Supplier shall, unless otherwise agreed, provide a single point of contact for the prompt resolution of all Service Level Defaults, regardless of whether the reason for such Service Level Defaults, or failure to provide the Services to the Service Level, was caused by the Supplier, the Other Vendors or other third parties, provided always that such other vendors are providing services or products relating to the Services being provided by the Supplier.

1.22                                                Continuous Improvement

(a)                                                         The Parties agree to the concept of continuous improvement and that the Service Levels shall be modified during the Term to reflect this concept.  To accomplish this, Service Levels for each performance category will be modified as part of the quarterly review process or each twelve (12) month period following the commencement of obligations date specific to each Service Level as described below unless otherwise agreed by the Parties and documented in the relevant Task Order:

(b)                                                         Each Service Level will be reset to the mid point between its current level and the average of the four best monthly actual results at or above the Service Levels achieved during the previous year; provided that, if fewer than 4 monthly actual results exceeded the Service Level, the Service Level will be reset by taking the 4 best monthly actual results, replacing each such actual result that is below the Service Level with the Service Level, and dividing the sum of the resulting four numbers by 4;

(c)                                                          For ease of administration, beginning with the second anniversary of the Effective Date continuing with every anniversary of the Effective Date thereafter, the process described in this Section 1.22 will be performed as of the anniversary of the Effective Date, utilising the unique dates that were based upon the commencement of obligations dates specific to each Service Level.

(d)                                                         [*].

1.23                                                Balanced Scorecard and Service Debits (Reward Payments)

(a)                                                         UBS shall, in addition to the measurement of the formal Service Levels, maintain a balanced scorecard to reflect its overall impression of the quality of the Services and the Supplier’s endeavours to meet the Service Levels.

(b)                                                         [*].

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2                                                                 Quality Assurance

2.1                                                       The Supplier is to provide UBS with quality assurance and quality improvement, consisting of:

(a)                                                         a detailed procedure to ensure the ongoing assurance and control of the Services being provided by the Supplier;

(b)                                                         the use of techniques and tools proven in its operations in the performance of the Services; and

(c)                                                          the implementation of programs, practices and measures that will significantly improve the levels of performance and ensure that the Services are performed in accordance with the Agreement.

2.2                                                       The Supplier is to adopt and comply with UBS’ quality procedures that were in place immediately prior to the Effective Date and with the reasonable information technology quality procedures of UBS in so far as UBS gives reasonable advance notice of such procedures to the Supplier.

3                                                                 Incidents and Interruptions

3.1                                                       Any Incidents (as classified in Section 11 below) and interruptions shall be reported using the support details in the relevant Task Order and any escalation necessary shall follow the escalation procedure in Section 14 unless otherwise agreed by the Parties and documented in the relevant Task Order.  [*].

3.2                                                       For the purposes of this Schedule, “Incident” means: any failure on the part of the relevant software, hardware or Work Product to comply with its relevant specification or otherwise with the requirements of this Agreement, including in relation to the Software any algorithm, routine, sub-routine or other coded instruction and/or function contained in the Software which is liable to cause any unintended effect with the operation of the Software or any processor with which the Software is intended to be used, including, but not limited to:

(a)                                                         a failure to meet the requirements of the Documentation or Task Order;

(b)                                                         a slowing down in terms of response times compared to any response times for the Software in the Documentation or Task Order or to stop at times when stoppage is not contemplated by the Documentation or Task Order or to fail to meet any data processing volume requirements for the Software set out in the Documentation or Task Order;

(c)                                                          the production of unintelligible, misleading or incorrect output screens, or processes;

(d)                                                         an adverse effect in the operation of the relevant processor, any other Software or any other equipment (unless the existence of the other equipment or Software could not reasonably have been foreseen by the Supplier); and

(e)                                                          the production of incorrect results when instructed to perform logical operations of the kind described in or contemplated by the Documentation,

(f)                                                           Communications circuit breakdowns under the responsibility of the Supplier.

“Incidents” shall also include, in relation to any Documentation, any statement or instruction which if acted upon would cause the Software, in the opinion of UBS, to be used or to perform other than in accordance with the requirements set out in the Documentation.

4                                                                 Support Hours and Contacts

4.1                                                       Hours of Support:

Unless otherwise specified in the relevant Task Order, the Supplier shall provide support 24 hours per day, each day of the year.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

4.2                                                       Support Desk

The Supplier’s support desk at the Location shall be manned by “live” Staff (unless otherwise agreed in a Task Order) (the “Support Desk”).  The Support Desk shall be used as the initial point of contact for all day to day queries and fault reporting including questions on possible data errors, information requests etc.  The Support Desk’s availability, hours of operation and contact details shall be as set out in the relevant Task Order.

5                                                                 Telephone Support Desk

5.1                                                       Telephone and e-mail support shall be provided by the Supplier in the form of consultation on the operation and utilisation of the Software and advice on the resolution of Incidents.  Reported Incidents may be classified by UBS as Fatal, Material or Cosmetic in accordance with the criteria set out in the relevant Task Order.  If not so classified, the Supplier shall treat the Incident as Material. UBS may on notice to the Supplier amend its classification of the Incidents at any time.

5.2                                                       Regardless of the origination location of the UBS call, the Supplier shall maintain telephone Support Desks accessible via freephone VoIP free numbers which will operate over dedicated IPLC lines, with “live” Staff as a single point of contact for each Location for reporting Defects and providing help with UBS’ operation and support of the Software.

6                                                                 Remote Diagnostics.

Where specified in the relevant Task Order, the Supplier will provide remote diagnostic support, system monitoring and feed and batch management as appropriate to identify and resolve any Incident. UBS shall provide such telecommunication and network equipment as is reasonably required at UBS’ facilities for this purpose in accordance with the Network and Infrastructure Schedule, subject to this being approved by UBS IT Security staff.

7                                                                 On-site Support.

Where specified in the relevant Task Order, the Supplier may provide such Telephone Support Desk and Remote Diagnostic Services from its offices; however if no resolution to UBS’ satisfaction can be made to correct Incidents from the Supplier’s facilities, then upon request by UBS, the Supplier will make such correction on-site at an appropriate UBS office.  Where specified in the relevant Task Order, such on-site support shall be provided free of charge, provided that if the Incident is determined not to be within the Software as defined in the Documentation, then UBS will reimburse the Supplier for its reasonable time, materials, and travel expenses related to such alleged correction.

8                                                                 Attendance during Critical Processing.

Unless otherwise specified in the relevant Task Order and upon request from UBS from time to time, the Supplier shall ensure suitably qualified and experienced personnel attend at any Location designated in the relevant Task Order for support during critical processing times, and any other times specified in the Task Order.

9                                                                 Supplier Responsibilities

The Supplier shall be responsible for the provision of the Support Services at the times specified. These responsibilities include but are not limited to:

9.1                                                       Providing tools, methodologies, operational manuals and other materials as agreed by the Parties and documented in the relevant Task Order;

9.2                                                       Providing the Support Services to the standards set out in this Agreement and the relevant Task Order;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.3                                                       Providing UBS with access to the Support Desk at the times specified in Section 4 and the relevant Task Order;

9.4                                                       Receiving, acknowledging and logging all action requests into the agreed Incident logging system;

9.5                                                       Determining and assigning a severity and priority to the action request in accordance with the agreed criteria as documented in this Schedule or the relevant Task Order;

9.6                                                       Escalation and communication with UBS regarding progress and resolution;

9.7                                                       Working towards resolution of action requests based upon the severity and priority of the action request;

9.8                                                       Where Software problems are caused due to hardware problems, the Supplier will liaise with the appropriate support groups (including without limitation the UBS support desk), if required, to ensure problems are resolved efficiently and quickly. The Supplier will communicate problems and issues of which the Supplier has been notified to UBS and will co-operate in the problem resolution where multiple third parties are involved in the issue resolution;

9.9                                                       Providing reports to UBS on the status of the supported Software, with relevant statistics and a periodic bulletin on all aspects of the Services;

9.10                                                Ongoing support, including but not limited to, suggesting and advising on any service and system enhancements and thereafter, when requested by UBS, implementing any enhancements within the notice period set out in Section 15.

10                                                          UBS Responsibilities

UBS is responsible for:

10.1                                                Notifying the Support Desk of any detected faults or queries arising from its use of the Software.

10.2                                                Following appropriate procedures as agreed with the Supplier for communicating and escalating any service requests via the Supplier’s Support Desk, Customer Support Manager or Service Manager.

10.3                                                Submitting formal requests for enhancements in writing to the Service Manager or Customer Support Manager.

10.4                                                Following formal escalation procedures as defined in Section 13.

10.5                                                Provision of relevant access rights to UBS infrastructure and application environments, required for provision of Support Services

11                                                          Response Times

The Supplier shall use all reasonable efforts to respond to UBS’ request for Support Services as below or as otherwise amended in a Task Order. [*].

[*].

12                                                          Termination Right for Serious or Repeat Failures

Without prejudice to any other rights and remedies, UBS shall have the right to terminate this Agreement with immediate effect if the Supplier has failed to remedy a Fatal Incident within 5 Working Days or if any Incident [*], and UBS has served written notice on the Supplier of its intention to so terminate this Agreement if the Fatal Incident is not resolved within the following 5

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Working Days or immediately in the case of a recurring Incident.  Any Charges paid in advance will be returned to UBS on a pro-rata basis.

13                                                          Escalation Procedures

The Supplier shall meet the following escalation obligations in relation to unresolved Incidents:

[*]

The time periods begin at the point that UBS reports an Incident or the Supplier assigns UBS a Customer ticket number, whichever is earlier.

14                                                          Response to Queries

The Supplier will ensure queries are responded to pursuant to the Service Levels specified in this Agreement.

The Support Desk can deal with the majority of routine queries over the telephone.  The Support Desk will issue a customer ticket for each query raised over the telephone, and provide UBS staff with a ticket number.  Upon quoting the number the UBS member of staff will be able to get a status update on the query’s resolution via the Support Desk. The Supplier will provide updates on queries at regular intervals.

Non-routine queries should be reported to the Supplier’s Customer Support Manager, who will agree with UBS a target time or date for the resolution of the query.

15                                                          Service Change and Enhancement Procedures

All requests for amendments, planned enhancements or additional service requests in relation to the Software should be referred to the Supplier Service Manager. When notified of the proposed amendment they will agree time-scales with UBS, subject to them being within notice periods set out in this Agreement, and will be responsible for managing any such changes.

The Supplier will report on progress at intervals appropriate to each implementation project, as agreed with UBS, and will provide all reasonable assistance to UBS to implement the service amendment as efficiently as possible.

Any specific support requirements for issues or projects not covered by these Service Level provisions should be discussed with the Service Manager.

16                                                          Correspondence

Without prejudice to the remainder of this Support Services Schedule, the Supplier will have responsibility for handling all correspondence in a timely manner. For the purposes of these provisions, “correspondence” is defined as fax, letter or email and the following time-scales will apply:

16.1                                                if a satisfactory answer cannot be provided to UBS within three Working Days a holding reply will be sent; and

16.2                                                a formal detailed reply will be sent to UBS within five Working Days and will include details of any progress report, target times and dates for the outstanding query resolution and actual facts and resolutions as available at that time.

Minutes will be made available to UBS within agreed time-scales of any meeting.

17                                                          Quarterly Review Meeting

The Supplier Service Manager will meet with UBS on a quarterly basis during the Term of the Agreement Additional ad-hoc meetings to be arranged as and when appropriate.  Should it be

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

deemed appropriate the Service Manager will invite the Supplier specialists to attend meetings with the prior agreement of UBS.

18                                                          Support Reports

The Supplier shall provide UBS with the following reports within one (1) week of the end of each calendar month:

18.1                                                Number and description of Incidents reported in the reporting period;

18.2                                                Status of each Incident reported in the reporting period and any Incidents unresolved from previous reporting periods;

18.3                                                Performance against the Service Levels; and

18.4                                                [*].

The Supplier shall provide such Incident reports as are required by Task Order.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SECURITY SCHEDULE

Part A:  All Jurisdictions except Spain

SECURITY SCHEDULE

As at the Effective Date, the Supplier shall have implemented, to UBS’ satisfaction, and shall thereafter maintain current, a comprehensive security policy (“Security Policy”) that satisfies the requirements set forth below.  The Supplier shall notify UBS of any material change in its Security Policy.

1.              Objectives. The Supplier’s Security Policy shall ensure that the Supplier:

(a)         Protects the confidentiality, integrity, and availability of all data which is disclosed by UBS and/or UBS Affiliates to or otherwise comes into the possession of the Supplier, its affiliates or Sub-contractors, directly or indirectly as a result of this Agreement, including but not limited to UBS Confidential Information, (“UBS Data”) in the Supplier’s possession or control or to which the Supplier has access;

(b)         Protects against accidental, unauthorized, or unlawful access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of the UBS Data.  Where access to UBS Data is permitted, the Supplier shall not copy, download or store the UBS Data on any desktop, server or other device without UBS’s prior written approval; and

(c)          Complies with and implements the risk policies listed in the Appendix (as amended by UBS from time to time), together with any other relevant UBS security policies, procedures and standards notified to the Supplier from time to time (the “UBS Security Policies”).

2.              Risk Assessment.  The Supplier shall perform regular (and in any event no less frequently than at every twelve month intervals) risk assessments (“Risk Assessments”) that:

(a)         Identify reasonably foreseeable threats that could result in unauthorized access, copying, use, processing, disclosure, alteration, transfer, loss or destruction of any of the UBS Data;

(b)         Assess the likelihood of these threats occurring, and the potential damage that might result, taking into consideration the sensitivity of the relevant types or categories of UBS Data (and any special risks or issues identified by UBS); and

(c)          Assess the sufficiency of the security measures, policies, and procedures, information systems, technology, and other arrangements that the Supplier has in place to control such risks.

The Supplier shall notify UBS in advance of any Risk Assessments and shall provide UBS with the written results, upon request.  The Supplier shall perform an additional Risk Assessment whenever requested by UBS to do so. UBS shall pay the Supplier’s reasonable costs of performing such additional Risk Assessments, save where the Risk Assessment was required to assess whether the Supplier had sufficiently resolved a vulnerability in its systems or processes, in which case the Supplier shall bear the cost of the Risk Assessment.

3.             Security Measures.  Based on such Risk Assessment and the requirements of the Agreement, the Supplier shall develop (or modify, as appropriate), implement and maintain appropriate security measures and procedures (which shall be reflected in an updated Security Policy, to be provided to UBS for UBS’ approval) so as to achieve the objectives set forth in Section 1 above and to manage and control the risks identified during the Risk Assessment, commensurate with the sensitivity of the UBS Data, as well as the complexity and scope of the activities of the Supplier pursuant to the Agreement.

Such security measures and procedures shall include (but shall not be limited to) physical, technical, and organizational safeguards appropriate to: (1) the nature of the UBS Data involved, including the quality, quantity, and age of the data, and the sensitivity of the data, (2) the significance of the processing to the protection of privacy, (3) the nature of the risks and the harm that might result from the threats identified during the Risk Assessment, and (4) the state of the art, state of technological development, and the security techniques available.

The Supplier shall also be responsible for performing the following non-exhaustive obligations:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(a)         Physical Security Measures

(1)         Physical Security and Access Control —  Ensuring that all systems hosting UBS Data and/or providing services on behalf of UBS are maintained in a physically secure environment that ensures an unbroken barrier to unauthorized access, and that access restrictions at physical locations containing UBS Data, such as buildings, computer facilities, and records storage facilities, are designed and implemented to permit access only to authorized individuals, and to detect any unauthorized access that may occur, including without limitation 24 x 7 security personnel at all relevant locations (“UBS Secure Area”).

(2)         Physical Security for Media — Implementing and maintaining appropriate security measures and procedures to protect, and prevent the unauthorized viewing, copying, alteration or removal of any media containing UBS Data, wherever located.

(3)         Media Destruction — Implementing and maintaining appropriate security measures and procedures to destroy removable media containing UBS Data that is no longer used, or alternatively (with UBS’ prior written consent) to render UBS Data on such removable media unintelligible and not capable of reconstruction by any technical means before re-use of such removable media is allowed.

(4)         Shredding - All paper waste generated in supplying the Services must be subject to secure confidential disposal by cross shredding, either by the Supplier or through a reputable Subcontractor approved by UBS in accordance with Clause 4.1.

(b)         Technical Security Measures

(1)         Access Controls on Information Systems — Implementing and maintaining appropriate security measures and procedures to ensure that access to all systems hosting UBS Data and/or being used to provide services to UBS shall be protected through the use of access control systems that uniquely identify each individual requiring access, grant access only to authorized individuals and based on the principle of least privileges, prevent unauthorized persons from gaining access to UBS Data, appropriately limit and control the scope of access granted to any authorized person, and log all relevant access events.  These security measures and procedures shall include, but shall not be limited to, the Supplier implementing and maintaining:

(i)                      Access Rights Policies — appropriate policies and procedures regarding the granting of access rights to UBS Data, in order to ensure that only the personnel expressly authorized by UBS in writing may create, modify or cancel the rights of access of the Staff.  The Supplier shall maintain an accurate and up to date list of all Staff who have access to the UBS Data and shall have the facility to promptly disable access by any individual Staff.

(ii)                  Authorization Procedures for Persons Entitled to Access — appropriate security measures and procedures to establish and configure authorization profiles in order to ensure that personnel will only have access to the UBS Data and resources they need to know to perform their duties, and that they are only able to access the UBS Data within the scope and to the extent covered by their respective access permission. Staff working on development must not normally have access to production systems. For occasional and essential support purposes, such Staff may be granted special access for a limited period of time provided such access is managed, appropriately authorised and logged (e.g. by issuing secure passwords via a Firecall system).

(iii)              Authentication Credentials and Procedures — appropriate security measures and procedures for strong authentication of authorized Staff, including, but not limited to, the following:

•                  All systems shall prevent access by unauthorized users;

•                  New passwords shall be communicated to users in a secure manner, with an appropriate proof of identity check of the intended users. Usernames and passwords supplied by UBS for the purpose of accessing any UBS Systems and/or UBS Data shall be for the sole use of a specific person and shall not be shared with or divulged to any other person;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

•                  Passwords shall not be stored or transmitted in readable form;

•                  When privileged access (e.g. root or superuser level access) is granted to systems which handle UBS Data and/or are used to provide Services, such access shall be for a limited duration only and shall be fully logged;

•                  Systems shall not go into production until all Staff have received appropriate documentation and training, including:

•                  the handling of security breaches;

•                  the management of emergency access support for Supplier’s developers; and

•                  procedures to follow when Staff forget their password.

(iv)               Access Control from outside the UBS Secure Area — appropriate security measures and procedures to prevent the Supplier’s information systems or UBS Data from being accessed by unauthorized persons from outside the UBS Secure Area.

(v)                   Access Monitoring — appropriate security measures and procedures for monitoring all access to the Supplier’s information systems and UBS Data and for monitoring additions, alterations, deletions, and copying of UBS Data, including, but not limited to:

•                  Making available to UBS, on request, all logs and records; and

•                  Maintaining full records of system or applicable access attempts, both successful and failed.

(vi)               Intrusion Detection/Prevention and Malware — appropriate security measures and procedures (i) to ensure that UBS Data, assets and /or systems being used to provide Services is protected against the risk of intrusion and the effects of viruses, Trojan horses, worms, and other forms of malware, and (ii) to monitor each and every instance of access to the Supplier’s assets and information systems and to UBS Data to detect the same, and to promptly respond to the same.  The Supplier shall immediately notify UBS of any actual or attempted instances of unauthorized access to the UBS Data and/or such assets and systems.

(vii)           Prohibited Devices - The following are not permitted to be used on the UBS network or any equipment used for the provision of the Services or otherwise in connection with the provision of the Services, unless approved by UBS:

•                  Network connections;

•                  Connection to the Internet;

•                  Dial-in access;

•                  Equipment such as laptops or additional workstations;

•                  Wireless equipment; and

•                  Software.

(viii)          Unused Network Ports - All unused network ports must be disabled or disconnected.

(ix)                Equipment Access Control - UBS shall have ultimate control over access to the network equipment and voice switch (e.g. for maintenance purposes), but may delegate physical access to such equipment to those Staff who have been authorised by the UBS security team for physical support of this equipment.

(2)         Data Management Controls

(i)                       UBS Assets - UBS Assets must only be used by the Supplier for the purposes specified in this Agreement.

(ii)       UBS Production Data - Where access is given to production UBS Data, unless otherwise to agreed in writing by UBS, the Supplier must not and shall procure that its Staff and Sub-

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

contractors shall not copy, download or store production UBS Data on any desktop, server or other device at any Location, in the Supplier’s or its Staff’s possession or otherwise.

(iii)                 Data Input Control — Implementing and maintaining appropriate security measures and procedures to ensure that it is possible to check and establish whether, when, and by whom UBS Data has been input into the Supplier’s information systems, or accessed, copied, modified, or removed.

(iv)                Data Processing Control — Implementing and maintaining appropriate security measures and procedures to ensure that UBS Data may only be processed in accordance with the Agreement, and to ensure that data collected for different purposes can be processed separately, including, but not limited to, the following:

•                  Production systems shall not depend on development infrastructure;

•                  No production data shall be used for development testing;

•                  The development of new application or system software shall be kept separate from the production environment.

(v)                   Data Integrity Controls — Implementing and maintaining appropriate security measures and procedures to protect the integrity of the UBS Data, to prevent the unauthorized recording, alteration or erasure of UBS Data, and to ensure that it is subsequently possible to determine when, by whom and which UBS Data were recorded, altered or erased.

(vi)                Data Encryption — Implementing and maintaining appropriate security measures and procedures to ensure that UBS Data is encrypted or protected by other technical means, where appropriate, so that it cannot be read, copied, changed or deleted by unauthorized persons while in storage and while it is being transferred electronically or transferred or saved on a data medium.

(vii)             Link Encryption - All data and voice links between the Supplier and UBS must be encrypted using a method approved in writing by UBS.  Encryption must be applied across the whole link between UBS and the UBS Secure Area.

(viii)        Data Transfer, Transport, and Transmission Control — Implementing and maintaining appropriate security measures and procedures to ensure the verification and tracing of the locations/destinations to which the UBS Data are transferred by utilization of the Supplier’s data communication equipment/devices.

(ix)                Data Destruction — Implementing and maintaining appropriate security measures and procedures to destroy UBS Data when appropriate and in accordance with the Agreement.

(x)                   “Special” Personal Data Processing — Implementing and maintaining appropriate security measures and procedures to provide extra protection for  “special” categories of Personal Data, including, where appropriate, encryption and ensuring the logical separation between data relating to health and sex life, including genetic data, and other personal data.

(xi)              Data Availability Control — Implementing and maintaining appropriate security measures and procedures in order to ensure data availability, including procedures to ensure that UBS Data are protected from accidental destruction or loss, and against loss of data caused by a power shortage or interruptions in the power supply.

(xii)           Software Patching — Implementing and maintaining appropriate security measures and procedures in order to ensure the regular update and patching of all computer software to eliminate vulnerabilities and remove flaws that could otherwise facilitate security breaches.

(xiii)   Change Control Procedures — Implementing and maintaining appropriate security measures and procedures to protect the UBS Data in the event of changes to, movement of, or replacement of any hardware, computer component, software, or information related to the processing of UBS Data, including emergency changes.  Any emergency changes which need to be made by the Supplier which bypass any of the elements of the established change control process shall be controlled and logged by the Supplier, and the Supplier shall take commercially reasonable steps to keep such emergency changes to a minimum, to the extent possible within its reasonable control.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(xiv)         Infrastructure Management - The Supplier must demonstrate careful infrastructure management with a robust change control process

(xv)          Backup, Retention, and Recovery — Implementing and maintaining appropriate backup and recovery security measures and procedures in order to ensure data availability in the event of loss of data or information systems from any cause.

(c)          Organizational Security Measures

(1)         Responsibility — assignment of responsibility for information security management to appropriate skilled and senior Staff.

(2)         Qualification of Employees — Implementing and maintaining appropriate security measures and procedures to ensure the reliability, technical expertise, and personal integrity of all employees, agents, and contractors who have access to the Supplier’s information system or UBS Data.

(3)         Obligations of Employees — Implementing and maintaining appropriate security measures and procedures in order to verify that any employee, agent or contractor accessing the UBS Data knows his obligations and the consequences of any security breach.

4.              Training and Education.  The Supplier shall institute an appropriate training and education program to ensure that the Staff are trained to, and will, implement and comply with its Security Policy, and to ensure that they are adequately aware of their responsibilities under the Security Policy.

5.              Sub-contractors .  Whenever the Supplier is authorized by UBS to use Sub-contractors to provide the Services under the Agreement, the Supplier shall  ensure that Sub-contractors comply with security measures commensurate with those described in this Schedule.

6.              Incident Management/Escalation.  The Supplier shall develop and implement (and require its Sub-contractors to develop and implement) an incident response plan for dealing with any security incidents, to be approved by UBS in writing, including, without limitation, escalation paths to senior management based on the incident classification or severity, incident contact lists, initial responses, investigation log, system recovery, issue and eradication, reporting and review and follow up procedures, including appropriate reports to regulatory and law enforcement agencies.  The Supplier shall immediately report to UBS all incidents that may in any way affect the operation of UBS or the confidentiality, availability or integrity of UBS Data (including backed up data).  The Supplier shall promptly disclose to UBS all attempted malicious access to systems or networks which provide access to the UBS Data.  The Supplier shall ensure that all Staff (including Sub-contractors) fully understand the process and conditions under which they are required to invoke the appropriate incident response plans.  Supplier acknowledges and agrees that records of system activity and of handling of UBS Data may be evidence in the event of a security breach or other inappropriate activity. Upon UBS’s reasonable request, the Supplier shall deliver these records to UBS for use in any legal, investigatory or regulatory proceedings.

7.              Review and Investigations. The Supplier shall promptly provide UBS with a copy of any operational audit reports have which have been completed by any independent bodies, including, but not limited to, any SAS-70 reports. Without prejudice to Clause 11(c) (Audit Rights) of this Agreement, UBS reserves the right at any time (together with its external auditors or any regulatory authority) to inspect any aspect of the Supplier’s security measures and procedures and to conduct its own security tests with respect to the UBS Data.  The Supplier shall co-operate fully with any such inspections and tests and shall implement any resulting recommendations within an agreed timeframe thereafter. The Supplier shall review the Security Policy regularly, and particularly following any changes in the Supplier’s information systems, in order to verify that the Security Policy and controls set out therein remain accurate, comprehensive and up to date.  Where in UBS’ reasonable opinion, it necessary to have a UBS presence on Supplier premises, Supplier agrees to accommodate the presence of any UBS staff.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Part B:  Spain

SECURITY MEASURES OF DATABASES CONTAINING PERSONAL DATA

The Spanish government approved Royal Decree 994/1999, on Security Measures of Automated Databases Containing Personal Data. Pursuant to this Royal Decree, data controllers must implement the technical security measures therein specified in order to warrant that the personal data will not be unlawfully accessed, used, copied or destroyed.

Royal Decree 994/1999 sets forth three different levels of protection with which the Supplier shall comply, as if it was the data controller:

•                  Basic Security Level: all the databases containing personal data must comply with the following “basic-level” security measures:

MEASURE	CHARACTERISTICS
Security Document, specifying the policies of use of the database.	The Security Document must contain, at least, specific provisions on the following issues:

	a)	Scope of application, indicating the restricted files and resources, if any;
	b)	Internal security measures and procedures adopted by the data controller in order to warrant an adequate level of protection of the personal data;
	c)	Obligations of employees, agents and contractors accessing the database;
	d)	Structure of the databases and description of the systems where such databases are processed;
	e)	Notification, management and response procedures to be followed in case of any incidence; and
	f)	Backup and recovery procedures implemented.
This document must be reviewed from time to time, and particularly in case of any changes in the information systems, in order to verify that the document is updated

Obligations of employees, agents and contractors accessing the database

The obligations must be clearly defined in writing and contained in the Security Document. The person responsible for the database must adopt all the necessary measures in order to verify that any employee, agent or contractor accessing the database knows his obligations and the consequences of any infringement.

Record of incident

The record must indicate the nature of each and every incident (e.g. loss of data), date and hour of the incident, name of the person giving the notice and name of the recipient of such notice, effects of the incident.

Identification and certification	The data controller should ensure that
	i)	There is an updated list of persons authorized to access the database, indicating the specific information and resources they may access; and
ii)

Create an identification and certification mechanism in order to avoid unauthorized access to the database; if such mechanism is based on passwords, the responsible of the database will specify the procedure of assignment, distribution, storage and frequency of changes of such passwords.

Access control

Users will only access to such personal data and resources they need to know to performs their duties. The data controller will ensure that users may not access to any other data or resources not authorized. Only the personnel expressly authorized by the data controller may create, modify or cancel the rights of access of the employees, agents and contractors.

Management of hardware and computer components

Information systems must permit the identification of information therein contained, provide a list of such information and have security mechanisms to restrict the access. Only the data controller may authorize the movement of data outside the location where the physical database is held.

Backup and recovery copies

The data controller should define the procedures to make backup and security copies. The data controller should also check the correct application of such mechanism. The recovery procedures must warrant that, in case of any loss or destruction, the backup and recovery

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

MEASURE	CHARACTERISTICS

copies may restore all the data therein contained at the moment of such loss or destruction (i.e., that no personal data will be lost, modified or destroyed). Backup copies must be made, at least, on a weekly basis.

•                  Medium Security Level: databases containing data on administrative or criminal sanctions, financial information or sufficient personal data so as to make an evaluation of an individual, must in addition comply with the following “medium-level” security measures:

MEASURE	CHARACTERISTICS
Basic security measures	See above.

Security document	The Security Document must contain, in addition, the following information:
	a)	Name of the person responsible for the security of the database;
	b)	Periodical controls to verify the compliance with the Security Document; and
	c)	Procedures to be followed in case of replacement of any hardware or computer component that has processed personal data.

Person responsible for the security of the database

The data controller must designate one or two employees to coordinate and control the correct application of the security measures. Such designation does not limit or restrict the liability of the data controller in case of infringement.

Audits

The database must be audited at least once every two years. An employee or a third independent party may conduct such audit. The audit report must indicate the adequacy of the security measures adopted, deficiencies of the security measures and alternative or additional measures that must be implemented. It must also include the data, facts or comments on which such report is based. Such audit reports should be available to the Spanish Data Protection Agency.

Identification and Certification

The data controller should also ensure that the identification and certification mechanism is capable of checking each and every access to the system, as well as the rights of access granted to such person. The mechanism will also limit the number of attempts that have been made to enter.

Physical access control	Only the personnel expressly authorized by the data controller may access to the hardware and computer components where the databases are processed.

Management of hardware and computer components

Information systems should also keep a record of access of PCs, workstations or units, indicating the specific equipment or machine accessing the system, date and hour, user, number of concurrent users, kind of information processed, transmissions of data and name of the recipient (which must be authorized). In case of replacement of any hardware, computer component or information system, the responsible persons must implement all the security measures necessary to ensure that any data therein contained will not be recovered. In case of movement of the hardware, the responsible persons should adopt all the security measures that prove necessary to avoid any unlawful recovery or access to the information therein contained.

Record of incidences	The record should also indicate the procedures followed to recover the data, the name of the person who recovered such data, and the data manually re-introduced.

Tests	Any tests to be conducted prior to the implementation or modification of an information system should not use real personal data (only fictitious data may be used in such tests).

•                  High Security Level: databases containing sensitive information must comply with the following “high-level” security measures:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

MEASURE	CHARACTERISTICS
Basic security measures	See above.

Medium security measures	See above.

Distribution of means

The distribution of means containing sensitive data will be conducted by encrypting such data or setting up any other protection mechanism that warrants that such data will illegible nor handled during its transportation.

Record of access

The record of access should indicate the name of the user, date and hour, files accessed, kind of access, and acceptance or rejection of such access by the system. Such record should be under the control of the person responsible for the database security. No one should be authorized to deactivate the recording mechanism. The records should be kept for a minimum period of two years. The person responsible for the database security should submit on a monthly basis a report indicating the problems detected with the access.

Backup and recovery copies

In addition to the basic security measures on backup and recovery copies, the data controller should warrant that a backup/recovery copy is stored outside the place where the information systems are located, and that such copy will be protected by implementing all the above security measures.

Telecommunications	Personal data may only be transmitted through telecommunications networks if it has been previously encrypted or made illegible to any unauthorized third party.

Appendix

Outsourcing Vendor Security Standards see http://wssother.ldn.swissbank.com/othersites/itrisk/Technical%20Standards/Forms/AllItems.aspx

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

BCP SCHEDULE

1.                                      Definitions

Business As Usual “BAU”	A baseline measure of operational throughput that can be expected to be achieved during non-crisis periods. Recovery mode operational expectations are typically expressed as some percentage of BAU.

Business Continuity Event “BCE”	Emergencies, incidents, disasters, crises, or other unplanned events including strikes, lockouts and Force Majeure events that may result in a business interruption, loss, or other negative impact.

Business Continuity Management “BCM”

A suite of management processes that identify potential impacts that may threaten UBS, any UBS Affiliate, the Supplier, any Sub-contractor and/or the Services and that provide a framework for building resilience with the capability for an effective response that safeguards the interests of UBS, its key stakeholders and the UBS Affiliates, including but not limited to UBS’s and the UBS Affiliates’ reputation, brand, and value creating activities.

Business Disruption

An occurrence and/or perception that threatens the operations, staff, shareholder value, stakeholders, brand, reputation, trust and/or strategic/business goals of an organization, that may result in an organization’s inability to provide critical business functions.

Business Impact Analysis “BIA”	A management level analysis which assesses the quantitative (financial) and qualitative (non-financial) impacts that might result from the loss of critical business processes.

Corporate Business Continuity Management Coordinator “Corporate BCMC”	An individual to whom the overall responsibility for coordinating the Supplier’s BCM program is assigned.

Corporate Business Continuity Plan “Corporate BCP”

A written business continuity and contingency plan, produced and maintained by the Supplier, establishing capabilities, responses, practices, and procedures to be followed in the event of a BCE to restore and resume the supply of Services. The Corporate BCP will identify all Key Personnel (and qualified alternates), their areas of expertise, and include their full contact information. Also identified will be resources, Services, and actions required to manage the BCM process.

Critical Services	Any Service, the Criticality of which has been classified by UBS as Systemic, Survival, or Recovery Critical as specified in a Task Order or otherwise communicated by UBS to the Supplier.

Criticality

A categorical assessment of the relative importance of a Project/Process, assigned by the UBS Project/process owner, to be used by the Supplier as a guide for allocating and prioritizing recovery resources. Valid criticality categories and their definitions are:

(i) Systemic — Supplier inability to provide Services to UBS could contribute to or create systemic risk on one or more major financial markets;
(ii)

Survival Critical — Supplier inability to provide Services could create material financial loss, regulatory infractions, reputation risk or other inability to cover UBS’ costs and/or sustain UBS’ ratings;

(iii) Recovery Critical — Supplier inability to provide Services could damage UBS’ ability to manage its position and/or franchise

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

reputation; or
(iv) Business Desirable — Supplier inability to provide Services would not result in systemic, survival or recovery critical exposure for UBS.

Critical Staff	Key Personnel and any other Staff essential to the provision of the Services;

Project / Process Business Continuity Plan “Project/Process BCP”

A document produced and maintained by the Supplier describing the specific business continuity processes, resource requirements, and recovery procedures applicable to the Services supplied and forming part of the relevant Task Order (to the extent different from or in addition to those already described in the Corporate BCP) necessary to resume or restore such Services in accordance with the Agreement in the event of a BCE. The Project/Process BCP will also identify all Key Personnel (and qualified alternates) within both the Supplier’s and UBS’ organizations, their areas of expertise, and their full contact information).

Project/Process Business Continuity Management Coordinators “Project/Process BCMC”	The two individuals (primary and secondary) to whom overall responsibility for coordinating the Supplier’s BCM program with regard to a particular Project/Process has been assigned;

Recovery Location	A UBS or Non-UBS site held in readiness for use during a BCE to maintain the business continuity of UBS’ Critical Services. The term applies equally to office or technology requirements.

Recovery Time Objective “RTO”

A metric derived from the BIA that defines the maximum amount of time that can elapse before Services and/or their dependencies must be restored to the service level agreed with the UBS process owner. For purposes of this schedule, it is understood that creation of project/process level BIAs is the responsibility of UBS.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.                                      Introduction

2.1.                            This Schedule applies to all Services supplied and operated under the GFA.

2.2.                            UBS is committed to playing its part in the safeguarding of global financial systems, by ensuring the protection of its own assets and those of its clients at all times and the avoidance of any Systemic impact on other market participants.  Thus UBS’ most important objective in the event of a disruption must be to resume overall organizational functioning and to continue to service UBS stakeholders expeditiously and in accordance with agreed RTOs and timelines.

2.3.                            Suppliers are expected to have a full understanding of the risks/threats that could, if realized, disrupt business operations and are further expected to create and implement Corporate BCP and Project/Process BCPs that contain and detail all information and procedures required to ensure that UBS Projects/Processes can be recovered to agreed service levels within the timeframes defined by the agreed RTOs.

3.                                      Required Documentation

3.1.                            Risk Assessment

3.1.1.                  The Supplier shall perform and document a risk assessment that identifies threats that might adversely impact normal operations, assesses their likelihood of occurrence, and estimates the magnitude of operational impact that would result should those threats materialize. In addition, the risk assessment shall include a detailed and comprehensive description of mitigating actions that will be or have been taken to reduce the risk of occurrence of the identified threats.  UBS expects that strategies for responding to risks classified (based on a Low, Medium, High rating system) as being medium or higher likelihood and medium or higher impact will be incorporated into the Supplier’s business continuity plans. The risk assessment is to be updated on an annual basis and made available to UBS for review and comment.

3.2.                            Business Impact Analysis (BIA)

3.2.1.                The Supplier shall provide UBS with the results of its most recent corporate BIA within ten (10) Working Days of the date of signing of this Global Framework Agreement (GFA). The provided BIA must have been created no more than one calendar year prior to the signing. Should the most recent BIA not meet this requirement, the Supplier agrees to produce a new BIA within 90 days of the signing of the GFA.

3.2.2.                  The Supplier shall update its BIA at least annually (or as required by UBS policy) and in any event after any significant change is made to the Supplier’s operational/service delivery environment. The results of such BIA must be used to update the Corporate BCP and the Project/Process BCPs in a manner which will ensure that the Corporate BCP and Project/Process BCPs continue to meet all recovery and performance objectives agreed with UBS.

3.3.                           Crisis Management Procedures

3.3.1.                  The Supplier shall maintain explicit, up-to-date, and fully documented crisis management procedures that include an alerting process to be executed when an incident is first discovered, incident or damage assessment procedures, declaration procedures, client notification procedures, escalation procedures, staff accountability procedures, safety procedures, and procedures for overseeing and managing the overall recovery process. Upon request, these crisis management procedures will be made available to UBS for review.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.4.                            Corporate Business Continuity Plan (BCP)

3.4.1.    The Supplier shall provide as an attachment to the GFA a copy of his most recent Corporate BCP. Should such a plan not exist, the Supplier shall produce a draft Corporate BCP within thirty (30) Working Days of the date of signature of this GFA  covering all non UBS Sites that will be servicing UBS Projects/Processes.  The Corporate BCP shall include (but not be limited to):

3.4.1.1.        Complete and detailed procedures for the restoration of services;

3.4.1.2.        clear version control details including a running log of all changes made to the plan(s), the date of the changes, and the name of the individual making the changes, and the date the plan was approved by UBS;

3.4.1.3.        the names of the Corporate BCMC and alternate (including relevant telephone, fax and email contact details);

3.4.1.4.        identification of all emergency staff (and their backups) deemed essential to effect recovery should a BCE occur including a description of their roles and responsibilities and full contact information;

3.4.1.5.        procedures necessary to ensure continued compliance by the Supplier with the audit, record keeping, and regulatory obligations set out in the Global Framework Agreement.

3.5.                            Project/Process Business Continuity Plan (BCP)

3.5.1.                  The Supplier shall produce draft Project/Process BCPs within twenty (20) Working Days of the date of signature of each Task Order, unless otherwise agreed in the relevant Task Order.

3.5.2.                  If so requested, Project/Process BCPs will be created by the Supplier using a standardized document template to be provided by UBS.

3.5.3.                  The Supplier shall conduct a formal review of account-level and project level business continuity plans at least annually or whenever organizational, infrastructure, or other changes dictate. Date of review and name and position of reviewer shall be noted in the plans. In addition, the nature of any changes made is to be noted. Updated/reviewed plans are to be submitted to UBS for approval. In no case shall a plan be considered “live” or “agreed” if it does not show evidence of both vendor and UBS review and signoff.

3.5.4.                  UBS requires that all projects, regardless of criticality, be addressed either individually or collectively by a business continuity plan that identifies the projects, their OBI number (if applicable), their criticality, RTOs, and disposition should a BCE occur. The Project/Process BCP shall include (but not be limited to):

3.5.4.1.                    identification of all critical staff and their backups deemed essential to effect recovery should a BCE occur. Also included will be a detailed description of their roles and responsibilities and full contact information;

3.5.4.2.                    the names of the Project/Process primary and alternate/backup BCMCs (including relevant telephone, fax and email contact details);

3.5.4.3.                    the names of the identified UBS escalation points (including relevant telephone, fax and email contact details);

3.5.4.4.                    identification of required recovery resources (including UBS Systems);

3.5.4.5.                    clear identification of Project/Process criticality in accordance with the 4-tiered rating system appearing elsewhere in this schedule;

3.5.4.6.                    UBS-specified Recovery Time Objectives (RTOs);

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.5.4.7.                    prioritization of process/application recovery if needed to ensure that technical requirements are met or to sequence the recovery of processes/applications having the same RTO.

3.5.4.8.                    recovery location(s) for affected UBS employees and supporting staff;

3.5.4.9.                    recovery processes and procedures detailing the specific steps to be followed to ensure that UBS’ requirements (and the Supplier’s obligations both in this Schedule and the Agreement as a whole) will be met in the event of a BCE;

3.5.4.10.             identification of and contact information for external resources, utilities, market data services and other service providers  that may be required to effect a restoration of services; and

3.5.4.11.             As appropriate, Project/Process business continuity plans will include procedures for the retrieval of any data backups or other archived material that may be required to successfully execute the recovery strategies detailed in the plans.

3.5.4.12.             any specific requirements described and agreed in the Special Terms section in any Task Order, as applicable.

3.5.4.13.             consideration within all recovery strategies of both upstream and downstream projects/processes that may depend upon the project/process being recovered or upon which the project/process being recovered itself depends.

3.6.                            Additional Documentation-Related Requirements and Responsibilities

3.6.1.                  Both the Corporate BCP and the Project/Process BCP must detail recovery steps and strategies for addressing likely DR scenarios (including those identified in the most recent risk assessment) and shall include provisions for responding to both single and prolonged or repetitive BCE’s of short or long duration.

3.6.2.                  UBS reserves the right to review and evaluate for accuracy, completeness, and practicality all Supplier produced BIAs, risk assessments, and BCPs that may impact the Supplier’s ability to restore to operational status UBS Projects/Processes.  In the event that UBS has any comments relating to the most recent BIA, the Corporate BCP or the Project/Process BCPs the Supplier shall amend the relevant document to address UBS’ comments and re-submit the same to UBS within twenty (20) Working Days.

3.6.3.                  UBS shall approve or reject updates to the Corporate BCP and Project/Process BCPs within thirty (30) Working Days of receipt.  Where UBS rejects any updates, UBS shall provide the Supplier with detailed reasons and (where practical) shall suggest appropriate amendments to address the deficiencies.   In the event that UBS rejects any updates, the Supplier shall amend the relevant updates to address UBS’ concerns and re-submit the same for approval within twenty (20) Working Days.

3.6.4.                  Within five (5) Working Days of their acceptance by UBS, the Supplier is to provide UBS with copies of the latest Corporate BCP and each Project/Process BCP in electronic form. The plans are to be uploaded to the section of the UBS document share website dedicated to the Supplier. The URL of the appropriate upload location will be provided to the Supplier by UBS.

3.6.5.                  The Supplier must maintain the latest copy of the Corporate BCP and each Project/Process BCP at all Non UBS Sites and Recovery Location(s) in both hard copy and electronic forms and must be prepared to produce and display these documents upon request from UBS.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.6.6.                  the Supplier’s Corporate and Project/Process BCPs must include procedures for ensuring the continued availability of those critical services required for recovery that are derived from third-party providers and sub-contractors.

3.6.7.                  It is an obligation of the Supplier to inform UBS of any conflicts between the provisions of the Corporate BCP and the provisions of a Project/Process BCP whenever such conflicts are noted. UBS will work with the supplier to ensure that conflicts are resolved as expeditiously as possible. Should conflicts arise during the course of responding to a BCE, the Supplier agrees that the provisions of the Project/Process BCP will prevail.

4.                                      Security

4.1.                            The Supplier must ensure that the requirements of the Security Schedule continue be met to the maximum extent possible in the event of a BCE.  In an emergency situation and with prior agreement of UBS, variance from the Security Schedule may be permitted with the understanding that any deviations from the provisions of the Schedule are to be corrected as soon as circumstances permit.

5.                                      Testing the Corporate BCP and Project/Process BCPs

5.1.                            The Supplier must at least annually, after any significant change, and whenever reasonably requested by UBS test the operability of the Corporate BCP and each Project/Process BCP. Where appropriate, it is expected that full simulation tests will be performed. In addition:

5.1.1.                  Where plan recovery strategy calls for the use of alternate working locations, each of these locations must be tested at least annually for connectivity, functionality, and provisioning.

5.1.2.                  The Supplier shall provide reasonable notice (which in no case shall be less than two weeks prior to the scheduled test) to UBS in writing as to when such tests are to be conducted and permit UBS to witness such tests.

5.1.3.                  The Supplier will be responsible for creating and submitting to UBS for review and approval an annual testing schedule that is sufficiently comprehensive to ensure that all components of the Corporate and Project/Process continuity plans are exercised and that demonstrates the plans’ viability.

5.1.3.1.        The test schedule will identify which UBS projects are to be tested and the types of tests that are to be conducted.

5.1.4.                  The Supplier will be responsible for ensuring that all agreed testing is performed within the period covered by the schedule.

5.1.5.                  Issues encountered during testing are to be documented, prioritized and made available to UBS for review.

5.1.6.                  “Lessons learned” as a result of testing are to be incorporated into plans as appropriate and made available to UBS for review.

5.2.                           The Supplier will at no cost to UBS participate as required in any general business continuity planning exercise undertaken by UBS.

5.3.                            The Supplier shall certify in writing to UBS on each anniversary of the date of signature of this Agreement during the Term that the Corporate BCP and each Project/Process BCP have been maintained and tested and is fully operational. Such certification shall be signed by the Chief Operating Officer of the Supplier.

5.4.                            Upon request the Supplier will provide documentary evidence that all Project/Process and infrastructure recovery plans have been successfully tested within the prior 12 months.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

6.                                      Roles and Procedures

6.1.                            The Supplier shall appoint Corporate and Project/Process BCMCs and alternates and notify UBS of such appointments. The relevant BCMC shall be the Supplier’s senior officer responsible for the review and approval of the Corporate BCP and the Project/Process BCPs, as the case may be.  The BCMCs shall be subject to the approval of UBS.

6.2.                            Business continuity roles and responsibilities defined in the Corporate BCP and Project/Process BCPs must be unambiguously assigned to Staff and, if the scale or complexity of the Services justifies it, a representative for each element of the Services identified.   The Supplier shall notify UBS of such Staff assignments and include their details and means of contact in the relevant BCP.

6.3.                            The Supplier shall provide regular (but no less frequent than annual) comprehensive business continuity awareness training to its Staff. Such training must include but not be limited to the specific processes and procedures set out in the Corporate, Account-level, and Project/Process BCPs. Upon request, the Supplier agrees to provide details of the awareness/training program to UBS for review.

6.4.                            Unless expressly provided otherwise for in the Rates Schedule or a particular Task Order the Supplier shall not charge for and the Charges shall not be increased as result of the Supplier implementing and activating the Corporate BCP and/or any Project/Process BCP, in the event of a BCE or for BCP testing performed in accordance with UBS requirements to demonstrate compliance with the requirements of this Schedule.

7.                                      Occurrence of a BCE and BCP Activation

7.1.                            Circumstances permitting, and unless otherwise specified in the relevant Task Order(s), the Supplier is to notify UBS within thirty (30) minutes of the occurrence of a BCE or of having grounds to believe that a BCE may occur. Should the Supplier be unable to notify UBS within 30 minutes due to the nature of the BCE, notification is to be made as soon as possible.

7.2.                            Upon notification from the Supplier’s Crisis Management Team or other authorized representative that a BCE has occurred, UBS reserves the right to request the immediate activation/invocation of those BCPs that provide for the recovery of services for projects/processes whose normal functioning might be interrupted or otherwise adversely impacted by the BCE.

7.3.                            Prior to activating/invoking any UBS-related recovery plan(s), the Supplier will, on a best efforts basis, attempt to secure UBS approval. Should circumstances make obtaining such approval impractical or impossible, the Supplier may proceed with activation/invocation with the understanding that UBS will be notified of the activation/invocation as soon as circumstances permit.

7.4.                            The Supplier shall ensure that on the occurrence of a BCE, UBS is given priority over all other customers of the Supplier in the allocation of resources, including Staff, and the resumption of the Services.

7.5.                            The Supplier must, on a best endeavours basis, involve UBS in the key decisions concerning resumption of Services, offsite recovery, and remediation and restoration plans.

7.6.                            Upon activation of the Corporate BCP and/or any Project/Process BCP, the Supplier shall complete implementation of the relevant BCP within twelve (12) hours (or such other time period as is agreed in writing in a Task Order/Project/Process BCP).

7.7.                            Prior to, during, and after the occurrence of a BCE, the Supplier shall make available to UBS such access, resources, personnel, facilities and assistance as UBS may require and shall cooperate fully with UBS.

7.8.                            Should activation of the Corporate and/or Project/Process BCPs become necessary, the Supplier acknowledges that services will be restored and made available from either the primary or, if necessary,

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

the alternate locations as expeditiously as possibly and within the timeframes previously agreed with UBS.

7.9.                            As detailed in GFA section “Remedies for Non-compliance”, the Supplier acknowledges and agrees that in the event of any failure or default by the Supplier or any Sub-contractor in connection with the activation of the Corporate BCP and/or Project/Process BCPs, UBS shall immediately be entitled without notice to the Supplier to remedy such failure or default itself or have such failure or default remedied by a third party on its behalf, and in either case the Supplier shall pay all reasonable costs and expenses so incurred by UBS.

8.                                      Business Continuity Reporting

8.1.                            The Supplier shall provide to UBS on a monthly basis, an up-to-date report detailing the status of the Services it supplies to UBS.  This report shall include:

8.1.1.                  an inventory of active projects/processes by Location (including specific building address(es)) and criticality;

8.1.2.                  the number and location of Staff members involved in supporting/servicing each of the active projects/processes;

8.1.3.                  identification of all staff considered “critical” or essential to the restoration of services including their name, recovery role and/or responsibility, and location;

8.1.4.                  an incident log/description of any BCE or other event(s) which resulted in a service disruption with specific incident and impact information;

8.1.5.                  any factors or issues arising from the most recent Risk Assessment or which have otherwise been identified by the Supplier;

8.1.6.                  the number of alternate site recovery seats required (both in-city and out-of-city) to restore UBS services to the agreed service level should a BCE occur and the number of alternate site seats actually available and their location;

8.1.7.                  a description of hardware/software or facility upgrades or changes either implemented or planned; and

8.1.8.                  any additional reporting requirements as identified in the Reporting Schedule or reasonably requested by UBS.

9.                                      Auditing the Corporate BCP and Project/Process BCPs

9.1.                            In accordance with section “Audit Rights and Record Keeping” of the GFA, UBS reserves the right, at any time, for itself, the UBS Affiliates, any external auditor, any Regulator, any Public Official or any agent of any of the foregoing, to audit any aspect of the Corporate BCP and Project/Process BCPs (and the Supplier’s arrangements for implementing the Corporate BCP and Project/Process BCPs). The Supplier agrees to implement any reasonable recommendations that may result from any such audits in an agreed timeframe, at the Supplier’s cost.

9.2.                           The Supplier shall cooperate fully with and make available to UBS, its internal and external auditors such access, resources, personnel, facilities and assistance as are necessary to enable UBS and its internal or external auditors to audit any aspect of the Corporate BCP and/or Project/Process BCPs.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

NETWORK CONNECTIVITY SCHEDULE

[*] [15 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

REPORTING SCHEDULE

Reporting Requirements/ Relationship Governance

The Supplier will provide a quarterly report to UBS within 10 Working Days of the end of each quarter.

This report will include, as a minimum:

1.                                      Relationship Summary, containing:

a.              New projects started

b.              New Task Orders signed within the last quarter

c.               Task Orders completed within the last quarter

d.              Key relationship issues or recent changes

e.               Current RFPs and proposals

2.                                      Supplier Resource Summary, detailing:

a.              List of new Staff joining UBS projects within each quarter, with confirmation of adherence to the required procedures, for example Compliance, vetting & work permits/visas (as specified in Clause 4.2)

b.              List of all active resources as at the end of the given quarter, by location.

c.               Summary of resources by location, UBS stream & work type ( IT development, IT support and maintenance)

UBS will provide a template for the presentation of this information

3.                                      Regulatory Checklist

This will include:

a.              Confirmation that there are no changes in ownership/solvency issues.

b.              Confirmation that there are no adverse items in internal or external auditors reports, and there are no concerns raised by overseas regulators. Such items should be detailed accordingly and provided to UBS.

c.               Advance notification of any intent to Sub-contract the Services provided to UBS.

d.              Immediate notification if Supplier acts for any of UBS’s competitors.

e.               Confirmation that the Supplier is following the UBS security guidelines, and any other security notifications.

f.                Confirmation that the Supplier is following the agreed quality assurance procedures, and informing UBS of any variance in the Supplier’s external quality certification.

g.               Confirmation that CV verification and reference checks are being carried out on each of the Supplier’s Staff, and ensuring that all Staff have valid passports and work permits.

These will be subject to periodic review.

4.                                      Project list

UBS will provide a current project listing; the Supplier should add the following columns:

a.              Total invoiced from initiation of Task Order and amount invoiced for year to date for each Task Order.

b.              Supplier Service Manager or equivalent, for each project.

c.               Any Supplier comments relevant to each project.

d.              The number of resources active at the end of the quarter on each project.

Supplier should add any projects that are not included within the UBS listing.

These reports will therefore be due within the first ten Working Days of each quarter as follows:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Quarter 1 Report -                       April 1st

Quarter 2 Report -                       July 1st

Quarter 3 Report -                       October 1st

Quarter 4 Report -                       January 1st

Please note the above information is provided as a minimum requirement; precise details may vary from time to time.

Reports should be submitted to UBS’ Vendor Management Group.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Data Retention Schedule

[VERSION A - Records to be archived by Supplier]

[See VERSION B where records are to be archived in UBS archive - to be provided separately]

1.              Introduction

1.1.         This Data Retention Schedule seeks to ensure that the Supplier meets UBS’ data retention requirements with respect to storage, archiving, retrieval and disposal of Records (as defined below).

1.2.         A basic principle of data retention is to preserve the value of a Record as evidence (“Evidential Weight”). This requires:

(a)                   Integrity: That evidential content of Records be complete and preserved unaltered;

(b)                   Reliability: That origins of Records be accurately recorded and Records accurately represent the transactions, activities and facts to which they attest; and

(c)                    Availability: That Records can be located, retrieved, presented and interpreted in their proper business context.

2.              Definitions

2.1.                “Archive” means a repository with restricted access owned or controlled by the Supplier or operated by a third party on behalf of the Supplier, which (i) preserves a Record’s Evidential Weight in compliance with applicable law and (ii) contains only Records that are classified and indexed as set out in section 3.3 and can be retrieved and reproduced in a true and complete manner in legible form, and “archived” and “archiving” shall be construed accordingly.

2.2.                “Automatic archiving” means the pre-defined process of archiving which does not require or depend on any action on the part of the User.

2.3.                “Back Up” means a secondary Storage mechanism used to prevent loss of Records from an Operational Storage Device.

2.4.                “BCM” means business continuity management to provide a recovery capability for people, activities and services in the event of any incident resulting in an inability to conduct normal business, with the aims (amongst others) of protecting UBS from financial loss, preserving UBS’s reputation and complying with legal and regulatory requirements.

2.5.                “CID” or “Client Identifying Data” means data provided from or relating to UBS clients, prospects or employees which allows the deduction of the existence of a banking relationship between the clients, prospects or employees and UBS.

2.6.                “CID Records” means Records, Transient Data and Metadata which contain Client Identifying Data.

2.7.                “CID Repositories” means Archives and other repositories in which CID Records are to

2.8.                be retained.

2.9.                “Metadata” means index or other descriptive information extracted from or relating to Records.

2.10.         “Disposal” or “disposed of” means the process of deleting Records beyond any possible reconstruction, whether from an Archive or from an Operational Storage Device.

2.11.         “Disposal Log” means a record of disposals which includes:

(a)       the execution date of the Disposal process;

(b)       the relevant Record Series with the relevant Retention Period;

(c)        the date of the Trigger Event; and

(d)       an instruction from UBS to dispose Records before the Retention Period has expired.

A Disposal Log needs not to refer to single Records but to all Records of the same Record Series that were disposed of on the same date in the case of electronic Records, or that were disposed of in the same year in the case of physical Records.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.12.         “Duplicate Records” means identical Records retained either across formats (physical or electronic), technology media or countries.

2.13.         “Litigation” means the following types of proceedings: (i) litigation to which UBS is a party that is commenced, (ii) on the basis of an ongoing dispute or threatened litigation, a proceeding to which UBS is likely to be a party or subject to a third party document protection order, (iii) an inquiry, investigation or proceeding by an authority involving UBS that has commenced or been notified to UBS or (iv) a proceeding where an authority has required UBS to preserve Records.

2.14.         “Litigation Hold” means the UBS process which ensures that in case of Litigation all Records relevant to the Litigation are retained until conclusion of the Litigation.

2.15.         “Mandatory Physical Records” means Relevant Records which are required by local laws, regulations or UBS to be maintained in original physical format, which could include Records executed under seal, statutory declarations, regulatory authorizations or certificates, documents evidencing real estate titles, accounting or tax-related documents, as specified in Annex A.

2.16.         “Operational Storage Device” means physical filing systems or electronic devices such as personal or shared drives, servers, or document management systems which store Records for day to day business use and immediate access, and ‘storing’ will be construed accordingly.

2.17.         “Operational Storage Devices with Indexing Functionality” means those Operational Storage Devices which enable indexing of Records in accordance with Annex B, in particular document management systems.

2.18.         “Operational Storage Devices without Indexing Functionality” means those Operational Storage Devices which do not enable indexing of Records in accordance with Annex B (such as personal or shared drives, email folders or servers etc.).

2.19.         “Records” means any data created, received, used or maintained by the Supplier (i) in the conduct of its business pursuant to the Agreement, (ii) in pursuance of legal or regulatory obligations in connection with the Agreement, or (iii) otherwise using infrastructure owned or controlled by UBS or operated by a third party on UBS’s behalf to which the Supplier [has access][is required to process] pursuant to the Agreement.

2.20.         “Record Series” means the classification of Records as specified in Annex A.

2.21.         “Retention Period” means the period of time that a Record must be retained by the Supplier before it is disposed of, as set out in Annex A.

2.22.         “Transient Data” means data which is transferred outside of a country for the purposes of temporary automatic technical processing (e.g. for the creation of Metadata).

2.23.         “Trigger Event” means the event which defines the start of the Retention Period, as listed in Annex A.

2.24.         “User” means the person creating or receiving Records within UBS or the Supplier, e.g. employees, contractors, consultants, or service providers.

3.              Retention and Archiving

3.1.         Subject to section 3.10 and 3.11 below, the Supplier shall archive the Records listed in Annex A (the “Relevant Records”), from the Trigger Event for the applicable Retention Period.

3.2.         The Supplier must safeguard all Relevant Records against loss, alteration, manipulation, unauthorized access, or improper Disposal.

3.3.         The Supplier shall ensure, prior to the transfer to an Archive at the latest, that the Relevant Records are classified, i.e. assigned to a Records category as specified by in Annex A, and indexed, in accordance with the Indexing Standards detailed in Annex B.

3.4.         The Supplier shall ensure the Evidential Weight of archived electronic Relevant Records is preserved by one of the following technology solutions:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(a)                   WORM compliant storage subsystems (as defined by the applicable United States Securities and Exchange Commission [SEC] regulations); or

(b)                   A combination of WORM compliant storage subsystems and digital signatures,

subject to the approval of UBS.

3.5.         The Supplier shall ensure that the storing and archiving of Records is subject to the ‘Archive Locations’ in Annex C.

3.6.         The Supplier shall ensure that previous versions of a Relevant Record (i.e. drafts) are retained and archived with the Relevant Record unless the previous version contains substantially the same data as the final version.

3.7.         The Supplier shall archive all Relevant Records in electronic format, except Mandatory Physical Records which must be archived in physical format [in PRIS].

3.8.         The Supplier shall ensure that Archived Records are not updated or amended in any way and that evidential content of the Relevant Records is complete and preserved unaltered.

3.9.         In the case of Automatic archiving, the Supplier shall ensure electronic Relevant Records are transferred to the Archive within 5 working days after their creation or receipt.

3.10.  Where no Automatic archiving functionality is in place, the Supplier shall ensure that electronic Relevant Records are transferred to an Archive, including the transfer of electronic Relevant Records from personal or shared drives or servers, within 12 months after the Trigger Event has occurred or within such earlier timeframe as notified in writing by UBS from time to time.

3.11.  The Supplier shall ensure that physical Relevant Records in Operational Storage Devices are transferred to an Archive within 12 months after the Trigger Event has occurred or within such earlier timeframe as notified in writing by UBS from time to time.

3.12.  The Supplier shall ensure that Archives are supported by adequate BCM measures in accordance with the BCP Schedule.

3.13.  The Supplier shall ensure that after a specific period of time (as set out in Annex A) Records in Operational Storage Devices without Indexing Functionality are either (i) disposed of or (ii) transferred to an Operational Storage Device with Indexing Functionality. This section does not affect the obligation to:

(a)               delete Records as required by this Schedule;

(b)               to archive Relevant Records set out in this section 3; and

(c)                to ensure that Duplicate Records are disposed of in accordance with section 4.

4.              Disposal

4.1.         With the exception of Records subject to Litigation Hold, archived Records will be disposed of by the Supplier within 12 months after the applicable Retention Period has expired. Such Disposal does not require the further consent or approval of UBS.

4.2.         A Disposal Log (which itself has to be archived as set out in Annex A) has to be maintained of all Disposals from an Archive.

4.3.         Records retained in a Back Up must be disposed of no later than 12 months after the creation of the Back Up.

4.4.         Notwithstanding any of the foregoing in this section 4, if the Supplier has reason to believe that a particular Record may be the subject of a Litigation Hold, the Supplier must seek further guidance from UBS and ensure that the Record is not disposed of prior to the notification from UBS of the expiry of the Litigation Hold.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5.              Access and Retrieval

5.1.         The Supplier shall ensure that all Records are capable of being retrieved and are readable once retrieved. In addition, the Supplier shall ensure that all Records are capable of being presented and interpreted in their proper business context.

5.2.         The Supplier shall ensure that all Records are readily available to UBS and in any event within 24 hours of a request by UBS, unless otherwise agreed by the parties.

5.3.         The Supplier shall receive, log, and monitor all requests for access to Records stored in the archive.

6.              Termination

6.1.         On termination of the Agreement, [the Supplier shall continue to keep all Relevant Records archived as provided for by this Schedule for the duration of the Retention Period for each Relevant Record][the Supplier’s obligation to archive all Relevant Records shall cease and the Supplier shall return all Relevant Records to UBS within 10 working days].

Annex B

1.              Definition of Indexing

1.1.         “Indexing” means assigning “Metadata” (i.e. descriptive structured and standardized information on the type and content) to Records or, in case of physical Records, files or folders containing Records in order to manage, search and retrieve them efficiently.

1.2.         The provision of full text indexing capability (as e.g. provided in document management systems) does not substitute Indexing.

2.              Mandatory Metadata

2.1.         It is essential to establish a globally consistent basis for the search and retrieval of Records in case of a Litigation Hold. Therefore, the following three groups of Metadata are mandatory:

(a)                   Metadata mandatory for all Records (section 2.2 below);

(b)                   Metadata mandatory for Records of a specific media type (section 2.3 below); and

(c)                    Mandatory search criteria (section 2.4 below).

2.2.         The following Metadata are mandatory for all Records in order to determine the correct Retention Period and ownership of the Record:

(a)                   Identification of the content of the Record such as to unambiguously assign the Record to a Record Series as listed in Annex A;

(b)                   The date of the Trigger Event as soon as known; and

(c)                    Jurisdiction in order to identify the correct Retention Periods as set out in the Annex A, in particular to make sure that the accurate local Retention Period (if any) is applied, as follows (depending on the format of the Record):

i.                  Automatically archived electronic Records are to be assigned to the jurisdiction in which the Record is located at the time it is transferred to an Archive.

ii.               Non Automatically Archived electronic Records are to be assigned to the jurisdiction in which the User’s permanent workplace is located.

iii.            Physical Records are to be assigned to the jurisdiction in which the Record is physically located at the time it is to be archived.

However, in (i), (ii) and (iii) above, Records may be assigned to another jurisdiction if, as approved by UBS, the content or circumstances of the Records render them more closely connected to another jurisdiction. However, in the case of physical Records, this does not mean that the physical Records need to be archived in the assigned jurisdiction.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.3.         Mandatory Metadata are defined in the following areas:

(a)                   The “GDMP — Application Archiving Requirements Specification” sets out the mandatory Metadata for electronic Records created by applications; [NOTE: this is a ‘technical specification’ — will this/can this be made available to vendors?]

(b)                   Metadata mandatory for automatically journaled communication data (e-mails, chat/instant messaging and fax) are defined by the IT functions responsible for the implementation of the journaling systems; and

(c)                    Metadata mandatory for physical Records are defined by the PRM Solution Working Group in the “PRM Metadata Model”. [NOTE: as 2.3 (a) above]

2.4.         It is essential to establish a globally consistent basis for the search and retrieval of Records. To this effect, search criteria for each Record Series are set out in Annex A. Based on these search criteria Metadata have to be determined accordingly.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Annex C

Archive Locations

1.              Archive Locations

1.1.         The Archives will be located [in the following jurisdictions][at the following addresses]:

(a)                   [insert archive locations]; and

(b)                   [insert archive locations],

except in relation to Restricted CID Records (as defined in 2.2 below).

2.              CID Repositories in Restricted Countries

2.1.         The below list identifies those countries which have been designated as “Restricted Countries”:

EMEA: Switzerland, Luxembourg, Monaco, Jersey

APAC: Singapore, China, Korea

AMERICAS: Bahamas, Cayman Islands, Mexico

2.2.         The Supplier shall ensure that CID Repositories are set up such that CID Records created and located in a Restricted Country and which relate to UBS legal entities (“Restricted CID Records”):

(a)                   are retained in this Restricted Country; and

(b)                   cannot be accessed from outside the Restricted Country (which also excludes access to such data by IT administration).

1.2.         As an exception, Restricted CID Records may be transferred outside the Restricted Country or accessed from outside the Restricted Country:

(a)                   if UBS has determined it is necessary for regulatory or business reasons (e.g. credit risk control, business continuity management); and

(b)                   after UBS has approved the requirements of the transfer and the conditions on which access to Restricted CID Records are permissible.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

COMPLIANCE SCHEDULE

UBS Compliance Notice (Notice A)

COMPLIANCE NOTICE FOR THE SUPPLIER

Return Notice to:                                                   UBS AG, [UBS to confirm branch and location]

In accordance with clause 4.4 of the Agreement between UBS AG (“UBS”) and [Supplier] (“Supplier”) dated [date], the Supplier undertakes to establish and maintain procedures to ensure that Supplier Staff act in conformity with the policies and procedures prescribed by UBS, to meet its responsibilities under the regulatory regimes to which UBS are subject.

In particular the Supplier agrees to:

1.              provide to Supplier Staff a written notice (“Compliance Notice B”), a copy of which is attached, providing details of relevant UBS policies and procedures, including but not limited to those relating to:

(a)         Supplier Staff Personal Investment Rules;

(b)         Compliance with laws and regulations (Insider Dealing, Money Laundering);

(c)          Handling confidential information; and

(d)         Managing conflicts of interest.

2.              if requested by UBS, to ensure that Supplier Staff complete and sign a copy of Compliance Notice B prior to commencing work for UBS;

3.              if requested by UBS, to deliver to UBS Compliance Department a copy of the Compliance Notice B signed by each Supplier Staff;

4.              if requested by UBS, to ensure that all Supplier Staff complete UBS’s Affirmation Online, either electronically or via any equivalent manual “Affirmation” process specified by UBS (“Affirmation”), to maintain record of Staff responses to Affirmation and promptly give access to UBS Compliance Department to, and present copies of, the information provided by Staff in relation to Affirmation;

5.              ensure that all Supplier Staff complete induction training conducted by the Supplier’s compliance contact in line with local UBS policy;

6.              ensure that all Supplier Staff adhere to the UBS ‘block leave’ policy by taking ten or more consecutive Working Days leave in any one calendar year.  (This may include offsite training days);

7.             ensure that all Supplier Staff complete computer based training as specified and approved by UBS Compliance (“CBT”) and any other training as required by UBS Compliance from time to time;

8.              ensure that Supplier Staff sign a Supplier Staff Confidentiality Form in accordance with Clause 4.6 of the Agreement prior to commencing work for UBS; and

9.              if requested by UBS Compliance:

(a)         monitor, approve in advance and record all share dealings by Staff and provide details to UBS Compliance on request; or

(b)         require Staff to comply with any process for monitoring, approving and recording share dealings by Staff, as may be implemented by UBS from time to time.

Signed for and on behalf of the Supplier by:

Signature:	Signature:

Name (capitals):	Name (capitals)

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Title:	Title:

Date:	Date:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

UBS Compliance Notice (“Notice B”)

COMPLIANCE NOTICE FOR THE SUPPLIER’S STAFF

Return Notice to:                                                   UBS AG,  [UBS to confirm branch and location]

As an employee of [Supplier name to be inserted here] (“Supplier”), your services have been contracted to work for UBS AG and/or its branches and/or affiliates (“UBS”).  UBS is regulated in multiple jurisdictions and, as such, is bound by applicable laws, rules and regulations.  In order to ensure compliance with these laws, rules and regulations, UBS has put in place a number of policies and procedures with which all staff, including Supplier Staff, are required to comply (“UBS Compliance Policies”).

UBS may require Staff to complete Affirmation Online, upon commencement of employment and annually thereafter during the course of work for UBS.  Affirmation Online contains all of the information required for you to familiarise yourself with UBS Compliance Policies.  Additionally, Affirmation Online requires you to confirm that you have read and understood UBS Compliance Policies and make any disclosures required under them.

You should pay particular attention to the following UBS Compliance Policies:

•                  Supplier Staff Personal Investment Rules.

•                  Compliance with laws and regulations (including Insider Dealing and Money Laundering).

•                  Handling confidential information.

•                  Managing conflicts of interest (whether arising in the course of your work for UBS or otherwise).

In connection with the Supplier Staff Dealing Rules, you may be required to disclose to the Supplier and/or UBS in advance and obtain approval of any share dealings that you propose to undertake.

You may also be required to attend relevant training sessions and/or complete computer based training.

This Notice must be signed by you before you can commence work for UBS.

Confirmation by Supplier Staff:

I undertake to comply with all the requirements set out in this Notice, including adhering to the UBS Compliance Policies and UBS Affirmation Online and providing all relevant disclosures required of me.   I acknowledge that this undertaking is given in favour of UBS and I agree that in the event of any breach by me of any this undertaking, without limiting any right of the Supplier, UBS will have the right to enforce such undertaking directly against me.

Signature:	Dept:

Name (capitals):	Date of Birth:

Title:	Start Date of Work for UBS:

Date:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

TEMPLATE SUPPORT SERVICES TASK ORDER

SUPPORT SERVICES TASK ORDER

REFERENCE NUMBER [UBS        ]

This Support Services Task Order is made on the            day of                   between:

UBS AG (London Branch) with a place of business at 100 Liverpool Street, London EC2M 2RH (“UBS”); and

[insert name of Supplier] [insert office addresses] (the “Supplier”).

This Support Services Task Order is a Task Order as referred to in, incorporates and is governed by the Global Framework Agreement [INSERT UBS AGREEMENT REFERENCE NUMBER HERE] between the Parties dated [              ], and sets forth the specific terms and conditions relating to the provision of the support and maintenance related Services in respect of the Software products described in this Task Order. The combination of the terms of the Global Framework Agreement, incorporating the terms of the Support Services Schedule (but excluding the terms of the Application Development Schedule) and the provisions of this Support Services Task Order shall together constitute the contract between the Parties in respect of the Services (“the Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

The Supplier agrees to provide the Services as set out in this Task Order.

1.                                     Scope of Support Services

1.1                              Applications to be supported

The Supplier shall provide support Services in respect of the following applications:

Application	Description

1.2                              Locations to be supported

The Supplier shall provide support Services to UBS users in the following locations:

Specify locations of users to be supported

[Note: will there be any remote diagnostics?]

1.3                              Support Hours

Specify Hours of Support (eg 24 hours per day, or only during certain hours in specific jurisdictions?)

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.4                              Classifications of Incidents

Specify any changes to classifications of Incidents

1.5                              Response Times

Specify Response Times (including: (i) initial response; (ii) provision of initial workaround; and (iii) provision by a permanent fix)

1.6                              Services to be provided

Specify the support services to be provided under this agreement

See Section 9 of Support Services Schedule — specify any methodologies, manuals etc

1.7                              Specific application security related services to be provided

Specify any tasks to be undertaken by outsourced personnel with respect to creation or maintenance of user accounts, user groups, or access levels

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.8                              Applications to which the Staff will be granted access

Specify all UBS applications to which the Supplier’s personnel will be granted access

1.9                              Location of support services

Specify where support services are to be undertaken from, including UBS site or the Supplier’s own site.

2.                                     Service Levels

The Service Levels and  [*] applicable to the Supplier’s performance of its support and maintenance obligations are as shown below:

Performance Category	Measurement Period	Service Level	[*].

The Supplier will measure and monitor all agreed Service Level Indicators, Metrics, Key Performance Indicators (KPI’s) and Key Risk Indicators (KRI’s)to be determined, documented, agreed and signed off by both UBS and the Supplier before the end of the Transition Project.  Also specify what measurement and monitoring tools will be used and any specific procedures for measuring / documenting.  Service levels should also be tied in with the response times etc set out earlier in the Task Order

3.                                     Specific Business Continuity Management Requirements

3.1                              Specific provisions to be made by the Supplier to ensure service continuity in event of disaster (see also the BCP Schedule)

The Services are classified by UBS as [either 1. Critical Services, the Criticality of which is [Systemic / Mission Critical / Business Critical] or 2. non Critical Services, the Criticality of which is Business Desirable — delete 1.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

or 2.], where:

“Critical Services”                                    means any Services, the Criticality of which has been classified by UBS as Systemic, Mission or Business Critical, as specified in a Task Order or otherwise communicated by UBS to the Supplier from time to time; and

“Criticality”                                                                       mean any one of the following categories:

(i)                                                              Systemic — Supplier inability to provide Services to UBS could contribute to or create systemic risk on one or more major financial markets;

(ii)                                                           Mission Critical — Supplier inability to provide Services could create material financial loss, regulatory infractions, reputation risk or other inability to cover UBS’ costs and/or sustain UBS’ ratings;

(iii)                                                        Business Critical — Supplier inability to provide Services could damage UBS’ ability to manage its position and/or franchise reputation; or

(iv)                                                       Business Desirable — Supplier inability to provide Services would not result in systemic, survival or continuity exposure for UBS.

3.2                              Actions to be taken by the Supplier in event of any failure in ability to provide the Service

3.3                             Actions to be taken by UBS in event of any failure in the Supplier’s ability to provide service

4.                                     Governance and Contacts

4.1                              Service Managers

The Supplier’s Service Manager, as listed below, shall assume operational responsibility for the Supplier’s performance of its obligations under this Task Order.

As and when appropriate, the Service Managers may call upon specialists within the Supplier to assist with query resolution or to act as advisors on specific projects or requested Service enhancements.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

UBS Service Manager

Telephone
Fax
E-Mail

Supplier Service Manager

Telephone
Fax
E-Mail

4.2                              Escalation Contacts

UBS Escalation Point

Telephone
Fax
E-Mail

Supplier’s Escalation Point

Telephone
Fax
E-Mail

4.3                              Other Contacts

Telephone
Fax
E-Mail

4.4                              UBS address for notices

For the purpose of Clause 11.7 of the Agreement, a copy of all notices under this Support Services Task Order shall be sent to UBS at the following address

Provide address for all notices from supplier to be sent to

For the attention of:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

4.5                              Supplier’s Address for Notices

For the purpose of Clause 10.7 of the Agreement, a copy of all notices under this Support Services Task Order shall be sent to the Supplier at the following address:

Provide address for all notices from UBS to be sent to

For the attention of:

4.6                              Governance

Specify any governance procedures applicable

5.                                     Reporting & Meetings

5.1                              Regular Meetings & Attendance

Provide details of regular review meetings with respect to this Task Order with mandatory attendees

5.2                              Regular Reports

Provide details of regular reports to be prepared with respect to this Task Order

See Section 1.4 (b)  of the Support Services Schedule — specify timings for the provision of reports relating to service problems

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

6.                                     Personnel

6.1                              Supplier’s Personnel

Name	Role	Grade	Base Location

6.2                              Key Personnel

The following staff are defined as ‘Key Personnel’

Name	Role	Grade	Base Location

7.                                     Subcontractors

List any agreed Subcontractors (see Clause 4.1 of the GFA)

8.                                     Term

The Services under this Support Services Task Order shall commence on :

And be completed/expire on :                                                    unless terminated earlier as permitted by this Agreement.

See Clause 9.4 — is 60 days an appropriate notice period for UBS to be able to terminate?

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.                                     Termination Assistance

10.                              Charges

10.1                       Fixed Charges (option 1)

Component	Description	Amount	Currency
Fixed Charge
Expenses estimate
Additional Costs/Taxes
Total

Payment Schedule

10.2                       Time and Materials charges (option 2)

Name	Role	Grade	Base Location	No of Days	Daily rate	Currency

Component	Description	Amount	Currency
Total Resource Charges
Expenses estimate
Additional Costs/Taxes
Total

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Payment Schedule

10.3                       Applicable Bonus/Penalty

Please provide details of any Service Level related bonus or penalties applicable to this Task Order

10.4                       Volume or Other Discounts

Please provide details of any volume or other discounts applicable to this Task Order

11.                              Invoicing Instructions

Invoices should be submitted to

[Accounts Payable	[ or ]	Accounts Payable
UBS		UBS
100 Liverpool Street		677 Washington Boulevard
London		Stamford
EC2M 2RH		Connecticut CT 06912]
[Delete as appropriate]

12.                              Term

The term of this Task Order shall be [                                                                     ].

13.                              Special Terms

[*]

14.                              Approvals

UBS Service Manager Approval

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

[Attach written approval]

If any Services provided by the Supplier to UBS under this Support Services Task Order have not been approved in writing by the UBS Service Manager before such Services commence, then UBS shall not be liable for any fees, costs or expenses in relation to such Services

15.                              Execution

Signed for and on	)
behalf of UBS by:	)
)
	)	Signature	Signature
)
)
)
	)	Name	Name

		Position	Position

Signed for and on	)
behalf of Supplier	)
by:	)
	)	Signature
)
)
)
	)	Name

Position

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

TEMPLATE IT DEVELOPMENT SERVICES TASK ORDER

DEVELOPMENT  SERVICES TASK ORDER

REFERENCE NUMBER [UBS                    ]

This IT Development Services Task Order is made on the                  day of                             between:

UBS AG (London Branch) with a place of business at 100 Liverpool Street, London EC2M 2RH (“UBS”); and

-[insert the name of Supplier] [insert office address] (the “Supplier”).

This IT Development Services Task Order is a Task Order as referred to in, incorporates and is governed by the Global Framework Agreement [INSERT UBS AGREEMENT REFERENCE NUMBER HERE] between the Parties dated [              ], and sets forth the specific terms and conditions relating to the provision of IT Development services in respect of the Software products described in this Task Order. The combination of the terms of the Global Framework Agreement, incorporating the terms of the Application Development Schedule and the provisions of this IT Development Services Task Order (but excluding the terms of the Support Services Schedule) shall together constitute the contract between the Parties in respect of the Services (“the Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

The Supplier agrees to provide the Services as set out in this Task Order.

1.                                     Development Services to be provided

1.1                              Overview

1.2                              Definition of Services to be Provided

Reference functional specification and append as appropriate

1.3                              Scope of Services

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.4                              Location of Services

Specify where development services are to be undertaken from, including UBS site or the Supplier’s own site.

1.5                              Work Products

In addition to Software deliverables, specify form of operating, technical and user manuals (See Section 1.4 of Application Development Schedule]

1.6                              Milestones

1.7                              Acceptance Criteria

1.8                              Acceptance Procedure

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.9                              Dependencies

1.10                       Assumptions

1.11                       Project Plan

1.12                       Management of changes in scope and/or requirements

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.                                     Specific Business Continuity Management Requirements

2.1                              Specific provisions to be made by the Supplier to ensure service continuity in event of disaster (see also the BCP Schedule)

The Services are classified by UBS as [either 1. Critical Services, the Criticality of which is [Systemic / Mission Critical / Business Critical] or 2. non Critical Services, the Criticality of which is Business Desirable — delete 1. or 2.], where:

“Critical Service”                                           means any Services, the Criticality of which has been classified by UBS as Systemic, Mission or Business Critical, as specified in a Task Order or otherwise communicated by UBS to the Supplier from time to time; and

“Criticality”                                                                         mean any one of the following categories:

(i)                                     Systemic — Supplier inability to provide Services to UBS could contribute to or create systemic risk on one or more major financial markets;

(ii)                                  Mission Critical — Supplier inability to provide Services could create material financial loss, regulatory infractions, reputation risk or other inability to cover UBS’ costs and/or sustain UBS’ ratings;

(iii)                               Business Critical — Supplier inability to provide Services could damage UBS’ ability to manage its position and/or franchise reputation; or

(iv)                              Business Desirable — Supplier inability to provide Services would not result in systemic, survival or continuity exposure for UBS.

2.2                              Actions to be taken by the Supplier in event of any failure in ability to provide the Service

2.3                              Actions to be taken by UBS in event of any failure in the Supplier’s ability to provide service [Note: this may not be able to be specified in a Task Order]

3.                                     Governance and Contacts

3.1                              Service Managers

The Supplier’s Service Manager, as listed below, shall assume operational responsibility for the Supplier’s performance of its obligations

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

As and when appropriate, the Service Managers may call upon specialists within the Supplier to assist with query resolution or to act as advisors on specific projects or requested Service enhancements.

UBS Service Manager

Telephone
Fax
E-Mail

Supplier Service Manager

Telephone
Fax
E-Mail

3.2                              Escalation Contacts

UBS Escalation Point

Telephone
Fax
E-Mail

Supplier Escalation Point

Telephone
Fax
E-Mail

3.3                              Other Contacts

Telephone
Fax
E-Mail

3.4                              UBS address for notices

For the purpose of Clause 11.7 of the Agreement, a copy of all notices under this Support Services Task Order shall be sent to UBS at the following address

Provide address for all notices from supplier to be sent to

For the attention of:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.5                              Suppliers Address for Notices

For the purpose of Clause 11.7 of the Agreement, a copy of all notices under this Support Services Task Order shall be sent to the Supplier at the following address:

Provide address for all notices from UBS to be sent to

For the attention of:

3.6                              Governance

Specify any governance procedures applicable

4.                                     Reporting & Meetings

4.1                              Regular Meetings & Attendance

Provide details of regular review meetings with respect to this Task Order with mandatory attendees

5.                                     Personnel

5.1                              Suppliers Personnel

[Drafting Note: for Fixed Price contracts this need not be completed]

Name	Role	Grade	Base Location

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5.2                              Key Personnel

The following staff are defined as ‘Key Personnel’

Name	Role	Grade	Base Location

6.                                    Subcontractors

List any agreed Subcontractors (see Clause 4.1 of the GFA)

7.                                     Term

The Services under this Development Services Task Order shall commence on:

And be completed/expire on :                                                    unless terminated earlier as permitted by this Agreement

See Clause 9.4 — is 60 days an appropriate notice period for UBS to be able to terminate?

8.                                     Termination Assistance

9.                                     Charges

9.1                              Fixed Charges (option 1)

Component	Description	Amount	Currency
Fixed Price
Expenses estimate
Additional Costs/Taxes
Total

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.2                              Payment Schedule for Fixed Charges (option 1)

	Deliverable	Due Date	Payment	% of Total
1
2
3
4
5
6
7
8
9
10
11
12

9.3                              Time and Materials charges (option 2)

Name	Role	Grade	Base Location	No of Days	Daily rate	Currency

Component	Description	Amount	Currency
Total Resource Charges
Expenses estimate
Additional Costs/Taxes
Total

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Payment Schedule:

9.4                              Applicable Bonus/Penalty

Please provide details of any service level related bonus or penalties applicable to this task order

9.5                              Volume or Other Discounts

Please provide details of any volume or other discounts applicable to this Task Order

10.                              Invoicing Instructions

Invoices should be submitted to

[Accounts Payable	[ or ]	Accounts Payable
UBS		UBS
100 Liverpool Street		677 Washington Boulevard
London		Stamford
EC2M 2RH		Connecticut	CT 06912]

[Delete as appropriate]

11.                              Term

11.1                       The term of this Task Order shall be [       ].

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

12.                              Special Terms

[*]

13.                              Approvals

13.1                       UBS Service Manager Approval

[Attach written approval]

If any Services provided by the Supplier to UBS under this Development Services Task Order have not been approved in writing by the UBS Service Manager before such Services commence, then UBS shall not be liable for any fees, costs or expenses in relation to such Services

14.                              Execution

Signed for and on	)
behalf of UBS by:	)
)
	)	Signature	Signature
)
)
)
	)	Name	Name

		Position	Position

Signed for and on	)
behalf of Supplier	)
by:	)
)
	)	Signature
)
)
)
Name

Position

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SUPPLIER’S AFFILIATES SCHEDULE

1.                                                              The Parties agree, that Supplier may subcontract for provision of Services under this Agreement its affiliates listed below:

LUXOFT UK Limited	Luxoft Eastern Europe Ltd
New Gallery House, 6 Vigo Street, London W1S 3HF, UK	Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands

LLC LUXOFT Professional (Russia)	Luxoft (Switzerland), GmbH,
9-3 Dmitrovskoe shosse, Moscow, Russian Federation	Fluelastrasse 51, 8047 Zurich

LUXOFT International Company Limited	LLC “Luxoft-Ukraine”
Akara Bldg., 24 De Castro Street, Wickhams Cay I, PO box 3136 Road Town, Tortola, BVI	14, Vasil’kivs’ka Street, Kyiv, Ukraine 03040

Luxoft Consulting Inc
111 Broadway, Suite 1602
New York, NY 10006
United States

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

PARENT COMPANY GUARANTEE SCHEDULE

THIS DEED OF GUARANTEE is made the 17th day of May 2006

BETWEEN: -

(1)                                UBS AG, (Stamford Branch) with a place of business at 677 Washington Blvd. Stamford, CT 06901 (“UBS”); and

(2)                                IBS Group Holding Limited, a Company incorporated in the Isle of Man, whose Registered Office is situated at Kissack Court, 29 Parliament Street, Ramsey, Isle of Man (the “Guarantor”).

RECITALS:

A.                                    UBS and Luxoft USA Inc (the “Supplier”), which is an indirectly wholly-owned subsidiary of the Guarantor, have entered into a Global Framework Agreement (the “Agreement”) dated the same date as this Guarantee for the carrying out and completion of the duties and other obligations therein referred to in connection with the Services under the Agreement.

B.                                    The Guarantor has agreed with UBS at the request of the Supplier to guarantee to UBS the due and proper performance by the Supplier of the Supplier’s obligations arising under the Agreement upon the terms of this Guarantee.

IT IS AGREED THAT: -

1                                         Guarantee

1.1                               The Guarantor as primary obligor hereby irrevocably and unconditionally guarantees and undertakes to UBS and its successors and assigns that upon failure by the Supplier:

a)                  to carry out, observe and perform in accordance with the Agreement any of the obligations of the Supplier contained in or arising under the Agreement; or

b)                  without prejudice to the generality of clause 1.1 above, to make proper and punctual payment to UBS of any amounts from time to time due and payable by the Supplier arising under the Agreement;

the Guarantor will on demand by UBS either alone or by its agent, carry out, observe and perform those obligations in accordance with the Agreement and shall save harmless UBS from and against all losses, damages, expenses, liabilities, claims, costs or proceedings which UBS may suffer or incur by reason of the said failure or breach.

1.2                               As a separate and independent stipulation, the Guarantor agrees that any of the obligations (including, without limitation, any monies expressed to be payable) which may not be enforceable against or recoverable from the Supplier by reason of any legal limitation, disability or incapacity on or on behalf of the Supplier or any fact or circumstance (other than any limitation imposed by the Agreement) shall nevertheless be enforceable against the Guarantor as though the same has been incurred by the Guarantor and the Guarantor were the sole and principal obligor in respect thereof and/or shall be performed or paid by the Guarantor on demand.

1.3                              This Guarantee is in addition to and without limiting and not in limitation of or substitution for any rights which UBS may now or hereafter have or hold for the performance and observance of any of the obligations given in or pursuant to the Agreement.

1.4                               The Guarantor’s liability for any and all claims arising out of or in connection with this Guarantee may not exceed the limits of Supplier’s liability stipulated in the Agreement.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.                                      No Discharge

2.1                                  The Guarantor covenants that UBS, except as allowed by the terms of this Guarantee and unless revoked by Guarantor, this Guarantee will not be discharged except by complete payment and performance of the obligations contained herein. The revocation of this Guarantee shall not relieve Guarantor of liability on any obligations arising (including any which UBS was committed to) prior to UBS’s receipt of written revocation hereof, or on any renewal or extension of such obligations.

The Guarantor shall not be discharged or otherwise released from any of its obligations hereunder by any variation, amendment or modification of the terms, conditions or provisions of the Agreement or in the extent or nature of the work or Services.

2.2                                  Except as provided herein, this Guarantee shall remain in effect whether or not the Guarantor is or remains the ultimate holding company of the Supplier.

2.3                              The liability of the Guarantor under this Guarantee will not be prejudiced, affected or diminished by any act, omission, circumstance or matter which, but for this provision, might otherwise operate to release or exonerate the Guarantor from its obligations under this Guarantee including, but without limitation:

a)                                      the liquidation, administration, dissolution, incapacity or any change in the name or constitution of the Supplier or any other person; or

b)                                      any present or future applicable law reducing or otherwise prejudicing any payment by, or obligation of, the Supplier under the Agreement or any such payment or obligation being or becoming illegal, void, voidable or unenforceable; or

c)                                       any assignment or novation of the Agreement.

3.                                      Deductions

Any and all payments under this Guarantee shall be made free and clear of and without deduction or withholding for or on account of any set off or counter claim or tax or other matter whatsoever save as such as the Supplier is entitled to make or use as a defence under the terms of the Agreement, and provided that if the Guarantor is required by applicable law to make any such deduction or withholding on account of any tax or other matter, then the amount due under this Guarantee shall be increased so that the net amount paid to UBS shall be the same as the amount which would otherwise have been due and payable in the absence of such deduction or withholding.

4.                                      Notices

4.1                           In proving service of a notice or document under this Guarantee it shall be sufficient to prove that an envelope containing the notice or document was properly addressed and delivered by courier or posted as a prepaid, first class or airmail, recorded delivery letter to UBS or the Guarantor at the address given above or, at any other address or to any other fax number or addressee as may be notified to the other parties from time to time

4.2                              Unless there is evidence that it was received earlier, such notice or document shall be deemed to have been served:

a)                                     if delivered by courier, when left at the address referred to above;

b)                                     if sent by post to an address within the country of postage, 2 Business Days (in the city of the recipient) after posting it; or

c)                                      if sent by post to an address outside the country of postage, 5 Business Days (in the city of the recipient) after posting it.

5.                                      Enforcement

5.1                               The Guarantor waives any right to require UBS to proceed against or claim payment from the Supplier before making a claim under this Guarantee in case the Supplier has failed to perform its obligations under the Agreement within the time frame set by the Agreement;

5.2                               For the purposes of this Guarantee, any judgment, arbitrator’s award or any decision of any tribunal, including but not limited to any adjudicator’s decision, or any other analogous judgment, award or decision obtained against the Supplier, in favour of UBS, will be binding on the Guarantor as if such judgment, award or decision was obtained against the Guarantor, irrespective of whether the Guarantor

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

was party to such proceedings, and such judgment, award or decision shall be conclusive evidence for all purposes as against the Guarantor;

6.                                      Assignment

UBS may at any time without the consent of the Guarantor, with notice to the Guarantor within reasonable period of time, assign or transfer the whole, or as the case may be, any part of UBS’s rights under this Guarantee to any person to whom the whole or any part of UBS’ rights under the Agreement may be assigned or transferred.

7                                         Waiver

7.1                               No delay or omission on the part of UBS in exercising any right or remedy under this Guarantee, or under the Agreement, shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single, partial, or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

7.2                            Any waiver by UBS of any terms of this Guarantee, or any consent or approval given by UBS under it, shall only be effective if given in writing by an authorised representative of UBS and then only for the purpose and upon the terms and conditions, if any, on which it is given.

8                                         Term of the Guarantee

8.1.                         The Guarantee shall take effect from the Effective Date of the Agreement when signed by Guarantor (“Effective Date”), and shall continue in full force and effect until Agreement and each Schedule which forms an integral part of the Agreement has expired, been terminated or been cancelled or, if later, all of the outstanding obligations under each such Schedule or Agreement have been paid, performed and observed in full. Upon the occurrence of the mentioned events the present Guarantee will be deemed expired without the necessity of any notices to UBS or to Guarantor.

8.2                                  In the event that the Guarantor ceases to hold, directly or indirectly, 50% or more of the voting securities of the Supplier, the Guarantor may request that UBS:

a)                                     agrees to the termination of the Guarantee, or

b)                                    consents to the transfer of the Guarantee to a new guarantor on the same terms herein, such consent not to be unreasonably withheld.

c)                                      A performance bond is executed by the Guarantor, Supplier or other company approved by UBS, such consent not to be unreasonably withheld. Such performance bond shall be to a value not less than the Supplier’s liabilities under the Agreement.

9.                                         Law and Interpretation

9.1                            This Guarantee shall in all respects be construed and governed in accordance with the laws of England. Any dispute arising under or in connection with this Guarantee shall be submitted to the exclusive jurisdiction of the English Courts and the parties agree that any proceedings will be commenced in the High Court in London except for the purposes of enforcement proceedings in respect of any judgment or award of the English Courts in another jurisdiction.

9.2                            To the extent that any provision of this Guarantee is found by any Court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Guarantee, and such finding shall not affect the enforceability of the remainder of this Guarantee, nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

9.3                            In this Guarantee unless specifically defined herein, or alternatively the context otherwise requires, words and expressions which are capitalised and in italics shall have the same meaning as given to them in the Agreement.

9.4                            The headings in this Guarantee are for guidance and ease of reference only and shall not be deemed part of this Guarantee or be otherwise taken into consideration in the interpretation or construction thereof.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF the parties hereto have caused this Guarantee to be executed and delivered the day and year first above written.

)
)
EXECUTED as a	)
DEED by UBS AG	)	Signature	Signature
By means of these	)
signatures	)
)
	)	Name	Name

		Position	Position

		Date	Date

)
)
EXECUTED as a	)
DEED by IBS Group	)	Signature
Holding Limited	)
)
By means of this	)
signature	)	Name

Position

Date

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

MANAGED SERVICES SCHEDULE

The parties agree that the following provisions shall apply wherever the Services being provided by the Supplier are ordered pursuant to a Managed Services Task Order (save to the extent expressly varied in the relevant Managed Services Task Order).

1.              Definitions

“Managed Agreements” means third party contracts relevant to the Managed Services which shall remain in the name of UBS (in the sense of UBS retaining privity of contract with the contract counterparty), but which will be managed on UBS’ behalf by the Supplier;

“Managed Services” means the Services to be provided by the Supplier to UBS pursuant to the relevant Managed Services Task Order, pursuant to which the Supplier shall undertake primary and end to end management and delivery responsibility for the delivery of the relevant Services. Such Managed Services may, according to the details of the relevant Managed Services Task Order, comprise the delivery of ongoing support, development, maintenance and operation of applications, elements of networks and/or IT infrastructure, and/or business processes; quality assurance services

“Milestone” means a defined activity or deliverable which is to be completed/successfully achieved by an agreed or specified date;

“Milestone Date” means the date agreed or specified for a Milestone to be achieved;

“Service Commencement Date” means the date by which the Supplier is to have successfully completed the Service Readiness Tests so as to be able to provide the Managed Services to UBS in full compliance with the Agreement;

“Service Readiness Tests” means the tests and acceptance related processes which UBS shall undertake in order to confirm that the Supplier has successfully completed Transition and is ready to commence the provision of the Managed Services in full compliance with the Agreement, as detailed in Section 3.3 below;

“Steady State” means the period subsequent to the successful completion of Transition and the Service Readiness Tests, when the Supplier shall be operationally and contractually responsible for the provision of the Managed Services in full compliance with the provisions of the Agreement;

“Transferring Agreements” means third party contracts relevant to the Managed Services which shall be assigned or novated to the Supplier such that the Supplier shall thereafter undertake responsibility for the provision of all of the services previously provided thereunder

“Transformation” means, where relevant, the activities to be undertaken by the Supplier to change, adapt or transform the manner in which the Managed Services are performed or the way in which they are delivered to UBS, so as to deliver business benefit to UBS, if and to the extent expressed as being a part of the required Managed Services in the relevant Managed Services Task Order;

“Transformation Period” means, where relevant, the period of time during which Transformation will be undertaken and completed;

“Transformation Plan” means, where relevant, the plan to be produced by the Supplier and approved by UBS so as to specify the manner in which the Supplier shall achieve the successful completion of the activities associated with Transformation;

“Transition” means the phase of activity to be undertaken by the Supplier so as to enable it to commence the provision of the Managed Services in full compliance with the Agreement, as described in Section 3.2, below;

“Transition Period” means the period of time during which Transition will be undertaken and completed;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

“Transition Plan” means the plan to be produced by the Supplier and approved by UBS so as to specify the manner in which the Supplier shall achieve the successful completion of the activities associated with Transition, and as further described in Section 3.2.2.

“Premium Skilled Resources” means a Supplier personnel that possesses unique business domain and technical knowledge, as well as relevant experience in Financial Services, typically located onshore and sourced locally in onshore markets.

2.              Introduction

2.1.         This Managed Services Schedule sets out the basic terms applicable to the performance of Managed Services to be performed under a Managed Service Task Order by the Supplier. The distinction between the Services as provided pursuant to the provisions of this Managed Services Schedule and those as may have been provided under (inter alia) either the Application Development Schedule or the Support Services Schedule is that the Supplier shall in any event have full responsibility for ensuring the successful delivery of the Services in accordance with the provisions of the Managed Services Schedule, which may include:

2.1.1.                 completion of the transition of any services equivalent to the Services as may be currently be undertaken by or on behalf of UBS;

2.1.2.                  support and/or operation of underlying IT infrastructure;

2.1.3.                  assignment or novation of Transferring Agreements, and/or ongoing management of Managed Agreements; and

2.1.4.                  obtaining of necessary licences and consents required for the provision of the Managed Services.

3.              Managed Services

3.1.         Overview

3.1.1.                 The Supplier shall provide the Managed Services as detailed in the relevant Managed Services Task Order(s). The objectives of the Managed Services are to maximize service excellence, delivering continuously improving value and to optimize business benefits, enabling the delivery of service capability and improvement in accordance with UBS requirements, and each Managed Services Task Order shall be considered and construed in the light of these overarching objectives. The parties agree that the Supplier shall have no rights of exclusivity in respect of the provision to UBS of any particular type of service.

3.1.2.                 The Managed Services may focus primarily on one or more of the following:

3.1.2.1.                                the development, operation and support of applications

3.1.2.2.                                the operation and support of elements of IT and/or network infrastructure

3.1.2.3.                                the operation of certain business processes.

3.1.2.4.                                Quality Assurance Services

The Managed Services Task Order will specify the nature of the Managed Services required. In each case, the Supplier shall undertake the relevant Managed Services, in accordance with (a) the provisions of this Managed Services Schedule, and (b) any specific requirements of the relevant Managed Services Task Order, and in each case in accordance with the requirements of and subject to the terms of the Global Framework Agreement, save as expressly varied in either this Managed Services Schedule or the relevant Managed Services Task Order.

3.1.3                     Unless otherwise agreed in the relevant Managed Services Task Order, the Managed Services will be provided on a phased basis, as follows:

3.1.3.1                               Transition

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.1.3.2                               Operate/Steady State

3.1.3.3                               Transform

These phases are described in more detail, below.

3.2.         Transition

3.2.1.                 The Transition phase will consist of the transfer to the Supplier of all the service activities which are within the scope of the Managed Services and which were provided to or undertaken by UBS or third party prior to the relevant Effective Date, and the Supplier shall ensure it transitions all such activities from UBS or its relevant third party to itself in accordance with the provisions of the Transition Project, with the minimum impact to UBS, and in accordance with existing service levels where there are any. Transition shall include (but may not be limited to): (a) the undertaking of any necessary outstanding due diligence activities; (b) undertaking any knowledge transfer activities as to the Managed Services (or their previous equivalents) with either UBS or any of UBS’ third party suppliers; (c) procuring and successfully implementing any required Software or elements of IT infrastructure; (d) creating any required interfaces with UBS and/or other relevant third parties; (e) establishing any processes or facilities required by the Supplier in order to enable or support its provision of the Managed Services, in each case as required by the Agreement. Any additional or more detailed requirements in this regard may be set out in either the relevant Managed Services Task Order or the Transition Plan, as described in Section 3.2.2 below.

3.2.2.                 The Parties shall agree in the Managed Services Task Order (a) the overall approach to be taken to the Transition phase, (b) the details of the plan for the completion of the Transition Project (“Transition Plan”), (c) any Transition-related Work Products, and (d) if not already set out in the relevant Managed Services Task Order, the acceptance criteria for the Service Readiness Tests. Save as may be expressly set out in either this Managed Services Schedule or the Transition Plan, the Supplier shall be responsible for the provision of all necessary Staff and resources necessary to ensure the successful completion of the Transition by the Service Commencement Date.

3.2.3.                 The Transition Period for each part of the Managed Services and/or the Managed Services overall shall be as per the agreed Transition Plan, provided always that Transition shall not be deemed to have been successfully completed until each aspect of the Managed Services and the Managed Services overall have met the acceptance criteria for the Service Readiness Tests, unless the Supplier is requested in writing by UBS to take operational responsibility for the provision of the Managed Services prior to the Supplier meeting the relevant acceptance criteria. For the avoidance of doubt, unless requested in writing by UBS as detailed above, or as provided in Section 3.2.7 below, the Supplier is not operationally responsible for the provision of the Managed Services during the Transition Period (although the Supplier shall remain responsible and liable for losses caused by the acts or omissions of the Supplier or its Staff, except where such acts or omissions are strictly in accordance with UBS written instructions, policies and procedures).

3.2.4.                 During the course of the Transition Project, the Supplier will provide such Staff (including an appropriate qualified and experienced dedicated transition manager, who shall be subject to the written approval of UBS) and resources as are necessary to enable it to gain a full understanding of the Managed Services as previously operated or provided by UBS or its third party suppliers. This information will be documented by the Supplier and presented to UBS as a Work Product requiring acceptance as a component part of the Service Readiness Tests and shall thereafter form part of the Supplier’s standard operating procedures for ensuring that it meets its obligations in the Agreement. The parties acknowledge that it is the Supplier’s responsibility to have identified and become cognisant with all relevant processes and procedures within the scope of the Managed Services so that it is in a position to effect an orderly and seamless transition to it of the Managed Services and to then perform the Managed Services in accordance with the terms of the Agreement. Without prejudice to its other obligations hereunder, the Supplier will provide the Managed Services in accordance with any documentation accepted by UBS as part of the criteria for successful completion of the Service Readiness Tests and will not make any material alteration to such documentation without the prior written consent of UBS.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.2.5.                 Where requested by UBS, the Supplier will use such tools in relation to the Transition activities that UBS nominates (acting reasonably) or as may have been specified in the Managed Services Task Order.  In this regard, the parties shall agree in the Managed Services Task Order whether UBS or the Supplier should procure the right for the Supplier to use these tools.

3.2.6.                 UBS will provide reasonable assistance and input as is reasonably requested by the Supplier in connection with Transition, and as agreed in the relevant Managed Services Task Order, including details of the manner in which UBS currently performs the relevant equivalents to the Managed Services.  The Supplier shall record in writing the assistance that is given by UBS with a view to re-using the information and assistance in relation to further training it provides to its Supplier Staff and/or in respect to its formulation of a Termination Plan as required by Clause 9.8 of the GFA, so as to mitigate and where possible obviate the need to seek the input again from UBS.  For the sake of clarity, any material produced by the Supplier in the course of providing these activities shall be considered to be Work Products.

3.2.7.                 Where the Supplier provides some existing services (either in a staff augmentation basis or pursuant to an existing Task Order entered into under the Global Framework Agreement) and such services are now to be subsumed within the scope of the Managed Services Task Order, the Supplier shall have operational responsibility for the provision of those elements of the Managed Services as from the relevant Effective Date and shall continue to provide those elements of the Managed Services in accordance with the Agreement.

3.2.8.                 Transition shall include the process whereby the Supplier shall undertake the assignment or novation of Transferring Agreements. The Transferring Agreements shall be listed in or appended to the relevant Managed Services Task Order. The Supplier and UBS shall work diligently and using its best endeavours to ensure that all Transferring Agreements are assigned or novated to it as soon as reasonably possible. UBS shall (at the Supplier’s cost) provide the Supplier with such assistance as it may reasonably require in this regard.  The Supplier will not in any event unreasonably withhold or delay its agreement to entering into a proposed assignment or novation of an intended Transferring Agreement, and shall be responsible for any payments arising in relation thereto as of the effective date of the transfer or assignment of such contract to it

3.2.9.                 Until a Transferring Agreement is assigned or novated to the Supplier, it shall be deemed to be a Managed Agreement, in respect of which the Supplier will undertake the following:

3.2.9.1.	monitor and report to UBS in respect of performance on the part of the supplier counterparty to the Managed Agreement;

3.2.9.2.	use reasonable endeavours to ensure that the supplier counterparty to the Managed Agreement performs its obligations pursuant to the Managed Agreement;

3.2.9.3.

advise UBS and the supplier counterparty to the Managed Agreement on steps to be taken to avoid or mitigate (i) any events which may adverse impact upon the performance of the Managed Agreement, and/or (ii) and defaults on the part of either the supplier counterparty to the Managed Agreement or UBS;

3.2.9.4.	provide UBS with such information as UBS may reasonably require in connection with the Managed Agreement;

3.2.9.5.

manage the performance of the supplier counterparty to the Managed Agreement using the same care it would apply to services being received from its own suppliers and subcontractors (and in any event not being less than reasonable care)

3.2.9.6.	maintain records of all emails and written communications with the supplier counterparty to the Managed Agreement;

3.2.9.7.	as soon as possible following its awareness of the same, informing UBS in writing of any actual or potential claims in connection with the Managed Agreement;

3.2.9.8.	provide for the timely payment of all invoices sent by the supplier counterparty to the Managed Agreement, having first validated that such invoice is valid and correctly calculated.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.2.9.9.	where provided for in the relevant Managed Services Task Order, act as payment agent for UBS in respect of amounts due to the supplier counterparties to the Managed Agreements.

3.2.10.          If a Managed Agreement which was originally intended to be a Transferring Agreement is terminated by agreement between the parties or expires , then the services previously provided thereunder shall be deemed to form part of the Managed Services and shall thereafter be provided by the Supplier in compliance with the terms of the Agreement.

3.3.         Service Readiness Testing

3.3.1.                 Once the Supplier believes that it is going to achieve the successful completion of the Transition tasks and activities, in accordance with Transition Plan, it shall provide written notice to UBS to this effect, such that UBS shall be able to undertake its Service Readiness Tests. Where a timetable has been set for the undertaking of such Service Readiness Tests, the Supplier shall provide UBS with not less than [*] Working Days’ prior written notice of its readiness for the undertaking of such Service Readiness Tests.

3.3.2.                 Prior to providing UBS with the written notice referred to in Section 3.3.1 above, the Supplier shall in any event have conducted its own internal tests and trial runs (as applicable) so as to ensure that it is ready for UBS to undertake Service Readiness Tests (in the sense of there then being a genuine and realistic expectation that such Service Readiness Tests will be successfully concluded). Upon written request from UBS, the Supplier shall provide UBS with written evidence of such internal tests, trial runs etc, and shall answer all reasonable requests from UBS for information in relation thereto

3.3.3.                 The Service Readiness Tests shall, insofar as the Managed Services are concerned, take the place of the testing and approvals process set out in Clause 2.3 of the GFA.  Accordingly, all references to “Acceptance” in the GFA shall, for the purposes of the Managed Services, be taken to refer to successful completion of the Service Readiness Tests, in accordance with the provisions of this Section 3.3.

3.3.4.                 UBS shall have responsibility for the development of the detailed test plans, scripts and criteria related to the Service Readiness Tests, which shall be designed to ensure that the Supplier has successfully completed all of the required activities associated with Transition and is in a position to provide the Services in full compliance with the Agreement. The Supplier shall provide UBS with all such information and assistance as UBS may reasonably require in connection with the finalisation of such scripts and criteria. Additional details and requirements relating to the preparation for and conduct of such Service Readiness Tests shall be contained in the relevant Managed Services Task Order.

3.3.5.                 Following receipt of written notice from the Supplier in accordance with Section 3.3.1 above, UBS shall undertake the Service Readiness Tests. Unless otherwise set out in the relevant Managed Services Task Order, UBS shall complete the Service Readiness Tests within [*] Working days. The Supplier shall provide all assistance reasonably required by UBS in this regard, and shall in any event undertake all activities required of it in connection with the conduct of the Service Readiness Tests (including where relevant and specified in the test plans referred to in Section 3.3.4 above the conduct of parallel runs of services or processes then being conducted by or provided to UBS, and which shall be replicated or replaced by services or processes to be undertaken by the Supplier as part of the Managed Services).

3.3.6.                 Unless otherwise set out in the relevant Managed Services Task Order, within [*] Working Days of the completion of the Service Readiness Tests, UBS shall confirm to the Supplier in writing whether the criteria developed pursuant to Section 3.3.4 above have been satisfied such that UBS can Accept that Transition has been successfully concluded and the Service Readiness Tests successfully passed. If such confirmation is provided, the Supplier shall commence the provision of the Managed Services in Steady State. If in the alternative UBS notifies the Supplier that the criteria have not been successfully met, it shall provide the Supplier with reasonable details of the respects in which the Service Readiness Tests were not satisfactorily conclude. The Supplier shall thereafter promptly (and in any event within [*] Working Days) carry out such remedial work as shall be necessary to enable UBS to re-perform the Service Readiness Tests, in which event the provisions of this Section 3.3 shall be

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

re-applied to such subsequent re-performance. The Supplier shall be responsible for all reasonable costs incurred by UBS in relation to such re-tests.

3.3.7.                 If, following a subsequent re-performance of the Service Readiness Tests, the criteria for them have still not been successfully satisfied, UBS shall, without prejudice to its rights under the Agreement in general and Section 3.3.8 in particular, have the option upon notice to the Supplier to either:

3.3.7.1.

Accept that the Service Readiness Tests have been passed, subject to the Supplier agreeing to promptly correct any remaining issues notified to it by UBS, and to an equitable reduction in the Charges pending such correction (as shall be agreed between the Parties);

3.3.7.2.

require that the Supplier continue to work to remedy the outstanding issues which are preventing UBS from confirming its Acceptance of the successful conclusion of the Service Readiness Tests, such that the provisions of this Section 3.3 will be re-applied; or

3.3.7.3.	terminate the Agreement by reason of the Supplier’s material breach of contract (such breach of contract not then being capable of remedy).

3.3.8.                 [*].

3.4.         Operate/Steady State

3.4.1.                 As from the successful completion of Transition and the Service Readiness Tests and for the remainder of the term of the relevant Managed Services Task Order, the Supplier shall provide the Managed Services in accordance with the Service Levels at the Supplier Locations and UBS Locations detailed in the relevant Managed Services Task Order, in accordance with this Managed Service Schedule and all other relevant provisions of the Agreement.  In particular and without limitation, the Supplier shall provide UBS with a Termination Plan as required by Clause 9.8 of the GFA within not more than 30 (thirty) days from the successful completion of the Service Readiness Tests.

3.4.2.                 The Supplier shall, without limitation, be responsible for:

3.4.2.1.   the management of all Managed Agreements (including but not limited to those Transferring Agreements which have yet to be formally assigned or novated to the Supplier), which shall include the activities and responsibilities detailed in Section 3.2.9 above;

3.4.2.2.   providing the Managed Services in accordance with the requirements of the Agreement, and including all such services and activities as would ordinarily be considered to be reasonably required for the proper performance of the Managed Services, and including also all roles and responsibilities associated with (a) any personnel engaged in the provision of the equivalents to the Managed Services and whose contracts of employment have transferred to the Supplier or its subcontractors in connection with the relevant Managed Services Task Order, and/or (b) any Transferring Agreement once assigned or novated to the Supplier or its subcontractors; [too vague. employee transfer from UBS to Supplier or even from third party to Supplier?]

3.4.2.3. obtaining all required consents for the performance of the Managed Services;

3.4.2.4.   providing any necessary infrastructure, software, hardware, networks or other resources required for the proper provision of the Managed Services (save to the extent expressly provided in the Agreement to be provided by UBS)

3.4.3.                 At UBS’ request, additional scope can be added to the Managed Services (being for example new Applications being brought into the portfolio of Applications being supported by the Supplier, and/or additional Managed Services, or reductions in scope being either taking out Applications or reducing the scope of the Managed Services).  Any additional scope, or reduction in scope, will be added to/taken out of a Managed Services Task Order via the Change Control Process as documented in the GFA, with any impact of Staff numbers being detailed, agreed by both Parties and documented prior to any change being implemented to the Managed Services.  Planned change control as a result of new/reduction of scope will be assessed by both Parties on an effort basis in accordance with a mutually agreed methodology.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

The addition of further applications and/or support-related services will not impact on the Supplier’s obligation to achieve any ongoing Transition and/or Transformation activities detailed in the relevant Managed Services Task Order unless otherwise documented and agreed in writing in accordance with the Change Control Process as documented in the GFA. Any impact on the Transition and/or Transformation process due to a reduction in scope will also be managed through Change Control Process. The operating model, Governance arrangements and all other terms of the relevant Managed Service Task Order shall be applied to any additional scope added in this manner.

3.4.4.                 In the conduct of the Managed Services, the Supplier will liaise and co-operate with both UBS and any provider of third party services to UBS, so as to help ensure the smooth and seamless provision to UBS of both the Managed Services and any related services. In particular and without limitation, in the event that UBS procures services from a third party, the Supplier shall provide reasonable advice, information and co-operation so as to help ensure that any services or products provided by such third party can be integrated with the Managed Services (and the resources and infrastructure utilised by the Supplier to deliver them).

3.5.         Transformation

3.5.1.                 In addition to any specific Transformation related activity as described in the relevant Managed Services Task Order, the Managed Services shall also and in any event comprise of productivity improvement, demand reduction, effective sourcing, and adopting best practices.  Transformation can be achieved by:

3.5.1.1.                              Year on year, productivity improvement where the Supplier analyses, measures and improves the service delivery process, leveraging the Supplier’s best practices and recognised methodologies, including but not limited to Information Technology Infrastructure Library (“ITIL”) and 6 Sigma; and the use and implementation of technology automation (including, without limitation tool integration and optimisation). Such activities will result in (without limitation) the adoption and implementation of a common process model, consolidation of Service Management, standardised Services processes, and centralisation of services.  For the avoidance of doubt, technology automation will not include changes to UBS applications unless as otherwise agreed in writing by UBS.

3.5.1.2.                              Demand reduction whereby the Supplier will support UBS in the identification of opportunities for demand reduction through (without limitation) the use of self service tools;

3.5.1.3.                              Effective sourcing through delivering continuous improvement to achieve year-on-year financial productivity and with transferring work to lower cost locations, in accordance with regulatory requirements and UBS policies and processes and in any event accordance with the terms of the GFA; and

3.5.1.4.                              Adopt best practices in the delivery of services of the type provided as part of the Managed Services.

3.5.2.                 In respect to the Managed Services, Section 3.5.1 is not exhaustive; there may be additional Transformation activities that are applicable for that particular set of Managed Services.  Any additional Transformation activities will be further defined in the Managed Services Task Order.  For the avoidance of doubt, where required in a relevant Managed Service Task Order, Transformation (or any element thereof) may be completed as part of or in tandem with Transition, and/or in advance of any required Service Readiness Tests.

4.              Service Levels

4.1.         From the commencement of Steady State, the Supplier shall provide the Managed Services so as to achieve or exceed the Service Levels as set out in the Managed Services Task Order.  To the extent not expressly covered by the relevant Managed Services Task Order, the Supplier shall in any event continue to provide any services previously provided under a Transferring Agreement (post assignment or novation to the Supplier) at no less a level that the service levels previously in place under such Transferring Agreement (without prejudice to the application of any improved service

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

levels as may be set out in the relevant Managed Services Task Order). If the Supplier does not achieve or exceed the Service Levels , the Supplier shall:

4.1.1.                 promptly investigate the underlying causes of the service problem and, where possible, preserve any data indicating the cause of the service problem;

4.1.2.                 prepare and deliver to UBS, within such period of time as is specified in the Managed Services Task Order or where no such time period is specified, within 5 (five) days of the date of the occurrence of the Service Level failure, a report identifying the reason for the Service Level failure and identifying the Supplier’s assessment of the action required to be taken by the Supplier so as to resolve and prevent the re-occurrence of such Service Level failure;

4.1.3.                 take whatever action is reasonably necessary to minimise the impact of the Service Level failure and take such steps as may be reasonably necessary to prevent it from recurring, including utilising such additional resources as may be necessary; and

4.1.4.                 correct the Service Level failure as soon as practically possible and resume provision of the relevant aspects of the Managed Services in accordance with the Service Levels .

4.2.         [*].

4.3.         [*].

4.4.         [*].

4.5.         The Supplier shall report to UBS on its performance of the Managed Services in writing on a monthly basis, or as otherwise specified in the relevant Managed Services Task Order.  Included within such report, the Supplier shall provide all supporting information reasonably required by UBS.  The data and supporting information shall constitute UBS Confidential Information, and the Supplier shall provide UBS with access to such information online and in real-time, where feasible, at all times during the Term.  The reports shall also include:

4.5.1.                 a description of any Service Level default or Service Level default that occurred during that month.

4.5.2.                 [*]; and

4.5.3.                 [*].

4.6.         The parties will continuously monitor the Service Levels, and where the Supplier has met or exceed the Service Level Targets on a sustained basis (for example, 2 successive quarters, 3 successive months), the parties shall agree to review the Service Level Targets and adjust them accordingly.  This adjustment can be either an automatic adjustment, where the new Service Level Target is set by the average of a number of preceding months/quarters results.  Alternatively, it can be reviewed and agreed between the parties (both acting reasonably), The relevant Managed Services Task Order shall specify the approach to be adopted.

4.7.         During the Term of a Managed Services Task Order, new Service Levels may be added or substituted by UBS in order to achieve a fair, accurate and consistent measurement of the Supplier’s performance of the Managed Services.  UBS shall only add or substitute new Service Levels after prior discussions and agreement with the Supplier (such agreement not to be unreasonably withheld).

5.              Staff

5.1.         UBS shall only have the right to interview Staff pursuant to Clause 4.2(b) of the GFA where those Staff occupy key managerial, supervisory roles, are classed as Premium Skilled Resources, or are identified as Key Personnel.

5.2.         For joint interview process, candidate processing timelines, roles profiles shall be defined in relevant Managed Services Task Order

5.3.         Key Personnel shall be retained on the provision of the Managed Services for a minimum of two (2) years from their first engagement on the account unless such Key Personnel are no longer employed by the Supplier or for extra-ordinary personal circumstances as communicated to UBS by the Supplier.  All other Staff shall be retained on the provision of the Managed Services for a minimum of one year where such Managed Services are being provided pursuant to a time and materials commercial model

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

(unless as otherwise agreed in the relevant Managed Services Task Order) and unless such Supplier Staff are no longer employed by the Supplier or for extra-ordinary personal circumstances as communicated to UBS by the Supplier.  Notice periods in respect of Staff working on all other Managed Services Task Orders shall be as either detailed in the relevant Managed Services Task Order, or if not so defined, a minimum of two (2) weeks. Supplier shall use its best efforts to mitigate against regretted attrition, including regular personnel risk management assessments, and shadowing of critical staff

5.4.         The Supplier shall be responsible for the career progression and promotion of the Staff.  Managed Service Task Orders being conducted pursuant to a time and materials commercial model, the Supplier can request UBS to move such promoted Staff to move into more senior positions within the scope of the relevant Managed Services Task Order, should a position be available, but this shall be subject to the express prior written consent of UBS.  In no other circumstances can the Supplier pass through to UBS any additional charges or role profile increases as a result of the Supplier’s promotions in relation to its Staff. The Staff shall in particular be retained in accordance with any attrition-related Service Levels (if and to the extent relevant).

6.              Charges

6.1.         The Charges regime to be applied in connection with the provision of the Managed Services shall be as set out in the relevant Managed Services Task Order and, save as varied therein or in this Managed Services Schedule shall be subject to Clause 6 of the GFA.

6.2.         The options to be specifically considered in this regard shall include (but not necessarily be limited to);

6.2.1.                 unit based (calculated by reference to identified units, such as numbers of users, devices etc)

6.2.2.                 transaction based (calculated by reference to identified transactions or activities completed by the Supplier, such as numbers of accounts processed, numbers of issues resolved,etc)

6.2.3.                 Managed Capacity Service based (calculated on the numbers of full time staff engaged in the provision of the Managed Services on an ongoing basis)

6.2.4.                 fixed price (a fixed monthly or annual fee for the provision of the Managed Services)

6.3.         UBS’ preference in respect of the provision of Managed Services is for Fixed Price contracts.  The Supplier shall in this regard consider pricing any potential new requirement for Managed Services on Fixed price basis and shall seek UBS’ approval for it, prior to considering and proposing any other means of calculating the applicable Charges.

6.4.         Unless expressly agreed to the contrary in the relevant Managed Services Task Order, the Supplier shall absorb and not separately charge UBS in respect of any costs or expenses (including as to the effort of its Staff) incurred in the successful completion of Transition.  The Supplier shall however on request by UBS disclose to UBS the costings it has provided for internally in connection with the successful completion of Transition (excluding disclosure of salaries and internal profit margins).

6.5.         Where provision of the Managed Services by the Supplier requires procurement of hardware, software and /or software licenses that are not part of UBS’ standard ODC infrastructure, Supplier shall explicitly agree relevant the charges with UBS as part of the relevant Managed Services Task Order.

6.6.         Charges for the Managed Services shall accordingly only become payable by UBS as from the successful completion of the Service Readiness Tests and the commencement of the Managed Services in Steady State.

6.7.         [*]

7.              Governance

7.1.         The Supplier’s governance principles relevant to the provision of the Managed Services are as follows:

7.1.1.                 oversee the delivery of quality and cost effectiveness of the Managed Services and all areas of their provision, i.e. Transition, Steady State and Transformation;

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

7.1.2.                 determine, authorise and prioritise changes in the Managed Services and support UBS’ changing business requirements;

7.1.3.                 create and review the status reports and service performance reports;

7.1.4.                 assess areas of innovation and provide strategic leadership in the delivery of the Managed Services;

7.1.5.                 prompt escalation of any issues that arise in the provision of the Managed Services;

7.1.6.                manage the effective implementation of the Managed Services Task Orders;

7.1.7.                 review and approval of Change Control Notices and any changes to Service Levels, scope and levels of Staff demand.

7.2.         The Supplier shall provide reports as determined in the relevant Managed Services Task Order; these shall include at a minimum:

7.2.1.                Transition weekly status report;

7.2.2.                Transformation weekly status report; and

7.2.3.                Service Performance weekly status report

7.3.         The Supplier will have overall responsibility for conducting and achieving the successful completion of Transition and subsequent Transformation related activities.  The Transition Plan and the Transformation Plan will specify the further detailed obligations that the Supplier and UBS will comply with, including how the Transition and Transformation will be carried out and which will include specific Milestones and associated Transition/Transformation-related requirements (to the extent not already set out in the relevant Managed Services Task Order).

7.4.         The Supplier will, at its own cost, provide all of its own resources (including personnel) and materials reasonably necessary to perform the Transition and Transformation Services so as to achieve the Milestones by the Milestone Dates.

7.5.         The Supplier shall appoint a Transition Manager to co-ordinate and act as the central point of responsibility for its Transition related activities

7.6.         During the Transition Period, the Supplier’s Transition Manager appointed under each Managed Services Task Order will ensure stabilisation and swift progression to the Steady State phase including, without limitation, undertaking the following tasks:

7.6.1.                planning and monitoring the entire Transition phase;

7.6.2.                developing and managing drafts and amendments to the Transition Plan;

7.6.3.                tracking the project schedule to identify and manage slippage;

7.6.4.                produce project status reports and report on status of these to UBS.

7.6.5.                ensuring the Supplier’s compliance with any wider governance framework as set out in the GFA;

7.6.6.                managing and ensuring mitigating actions are undertaken for identified project risks;

7.6.7.                maintaining overall integrity and coherence of the Managed Services;

7.6.8.                ensuring that interdependencies across any interlinked projects are tracked and managed;

7.6.9.                facilitating the appointment of individuals to the Supplier’s delivery teams;

7.6.10.         reporting on the status of the Managed Services to UBS.

7.7.         The Supplier’s Transition Manager will review, document and communicate Transition and (where relevant) Transformation related risks to UBS.  The Supplier will ensure that all risks either identified to it or relevant to it have mitigating actions identified and mitigating action trigger points.  This will be updated and monitored regularly through weekly status meetings.

7.8.         The Transition Plan and Transformation Plan will be used by the Supplier to track the progress of the Transition and Transformation in conjunction with Action Lists which will provide a lower level of

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

task detail to be performed by the Supplier.  These Action Lists will be drawn up in accordance with Section 8.2 below.

7.9.         Weekly Project Status Meetings

7.9.1.       Each week during the Transition Period and any relevant Transformation Period, the Parties will hold a project status meeting (“Project Status Meeting”).

7.9.2.       The Supplier’s progress in delivering its obligations, will be tracked by the Supplier and reported at the weekly Project Status Meetings.

7.9.3.       Typically the weekly Project Status Meeting will be conducted over a conference call. However, UBS may at its discretion also require Project Status Meetings to take the form of a face-to-face meeting at UBS designated premises.

7.9.4.       The Project Status Meetings will be at a time to be agreed weekly.  The Supplier will provide representatives to attend this call or face-to-face meeting each week.  The representatives will include but not be limited to the Supplier Transition Manager.  Requirements for additional attendees should normally be agreed at the previous meeting, i.e. to allow sufficient notice for attendance.  A minimum of 10 Working Days notice will normally be required for site based meetings or changes to required attendees but either Party may require attendance at shorter notice if it reasonably believes there is an urgent matter that justifies a more urgent meeting.

8.              Reporting

8.1.         Project Status Reports

8.1.1.    The Supplier Project Manager will draft a project status report (“Project Status Report”) that will provide the following information:

8.1.1.1.                              summary of overall progress against the Transition and (where relevant) Transformation Plans with specific attention to task slippage;

8.1.1.2.                              Transition Project red/amber/green (RAG) status for delivery (red being a significant risk, amber being a risk that the Supplier reasonably believes will ultimately not affect its obligations, and green being no risk);

8.1.1.3.                              tasks completed this period against planned forecast;

8.1.1.4.                              slippage this period;

8.1.1.5.                              reason for slippage;

8.1.1.6.                                in the event of significant slippage that impacts the critical path, an updated plan to bring the project back on track;

8.1.1.7.                              tasks and Work Products planned for the next period;

8.1.1.8.                              any other issues that the Supplier reasonably considers are relevant to the project.

8.1.2.    The Supplier Project Manager will produce the Project Status Report each week in advance of the weekly Project Meetings, and up to date risk and issue log to a schedule to be agreed.  The Supplier Project Manager will also be responsible for providing such other information relating to Transition and (where relevant) Transformation as is reasonably requested by UBS.

8.2.         Weekly Action Lists

8.2.1.    The Supplier and UBS will agree action points and tasks for the forthcoming week at the Project Status Meetings (“Action Lists”).

8.2.2.    These Action Lists will detail tasks/actions for the forthcoming week, with expected end dates and any revised dates for tasks not completed.  Progress against these will be checked and updated as part of the Transition and (where relevant) Transformation project management process and any delays or difficulties clearing actions promptly will be managed by the Supplier Project Manager and notified to the UBS so that any impact on the Transition Plan and/or any relevant Transformation Plan timetable can be assessed and addressed promptly/through the weekly Project Status Meetings.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.              General standards of performance relating to the provision of the Managed Services

9.1.         From the relevant Service Commencement Date, the Supplier shall provide the Managed Services, set out in and in accordance with the relevant Managed Services Task Order, and as provided for in this Managed Services Schedule.  The Supplier shall at all times perform the Managed Services:

9.1.1.                 at least at the same level of performance (including in respect of accuracy, quality, completeness, timeliness, responsiveness and efficiency) as was provided by or for UBS or its relvant third party suppliers prior to the Service Commencement Date, such level of performance to be documented where possible during Transition;

9.1.2.                 with promptness, diligence and in a professional manner in accordance with the practices and professional standards used by, and consistent with levels of performance achieved by, well-managed operations performing managed or outsourced services similar to the Managed Services;

9.1.3.                 using efficiently the resources or services necessary to provide the Managed Services (whether internal or via third party subcontractors or suppliers) ;

9.1.4.                 in a cost-effective manner consistent with the required level of quality and performance;

9.1.5.                 using proven, current technology that enables UBS to take advantage of technological advancements in the IT, managed/outsource services and/or investment banking industries and supports UBS’ efforts to maintain competitiveness in the markets in which it competes and using adequate numbers of individuals that:

9.1.6.                 are appropriately experienced, qualified and trained;

9.1.7.                 are familiar with the requirements set out in the Agreement;

9.1.8.                 will perform the Managed Services with all reasonable skill, care and diligence;

9.1.9.                 have an appropriate level of English language proficiency;

9.1.10.          are at all times helpful and courteous when interacting with UBS staff and, if expressly requested by UBS, UBS’ clients;

9.1.11.          conform with UBS professional values and working culture; and

9.1.12.          in accordance with any other standards specified in the relevant Managed Services Task Order.

10.       Term and Termination

10.1.  Notwithstanding the provisions of Clause 9 of the GFA (and taking precedence over its provisions), the parties agree that the only basis upon which the Supplier may terminate a Managed Services Task Order shall be in the event of UBS being in breach of contract by reason of non-payment of undisputed amount of Charges related to such Managed Services Task Order, equalling a sum equivalent to not less than the average of three months’ Charges. In such event, the Supplier shall serve written notice upon UBS to notify it of such default in payment and requiring that it be remedied with a [*] period. If UBS has not then made payment of the undisputed amounts within such [*] period, the Supplier may serve a further written notice to terminate the relevant Managed Services Task Order.

10.2.  UBS will be entitled to additional termination triggers in respect to the Managed Services, which shall apply in addition to those provided for in Clause 9 of the GFA.  Such additional termination triggers will be detailed in the Managed Services Task Order.  These shall cover, as a minimum, non performance both in Transition and Steady State and material failures and defaults in connection with the provision of the Managed Services.

10.3.  [*].

10.4.  [*].

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

10.5.  [*].

10.6.  Notwithstanding the term stated in any Managed Services Task Order, UBS may by serving written notice not less than 30 (thirty) days prior to its intended expiry extend its term and operation by a further period of 12 (twelve) months, on the same terms as were applicable to it at the time when such notice is served (excluding applicable Charges).

10.7.  If:

10.7.1.           the delivery of any Services is substantially hindered, degraded, delayed as a consequence of any default or non-performance by the Supplier or the Services Personnel or subcontractors in respect of the Agreement; or

10.7.2.           the Supplier fails to provide the Services (either at all or in accordance with the terms of the Agreement) as a result of any Force Majeure Event; or

10.7.3.           UBS believes, acting reasonably that either of the events described in Sections 10.5.1 and 10.5.2 are more likely than not to occur, or

10.7.4.           a Regulator requires UBS to do so,

UBS may serve a notice on the Supplier (“Step-In Notice”).

10.8.  The Step-In Notice shall identify whether UBS wishes to:

10.8.1.           take control of affected part of the Services and in doing so, may take such other action as is reasonably necessary to restore such Services (including by engaging a third party service provider, provided that such service provider agrees to comply with the confidentiality and data protection obligations set out in the GFA); or

10.8.2.           direct the Supplier to procure those services from a third party service provider, and in either case the Supplier will comply with the terms of the Step-In Notice.

10.9.  UBS shall continue to pay the Supplier the Charges for the duration of the step-in period, provided that in the event of any step in action initiated pursuant to Section 10.5.1 above, UBS shall have the right to recover from the Supplier reasonable additional costs and expenses resulting from the step-in, including any and all reasonable costs and expenses of a third party service provider engaged to provide the affected Services. UBS agrees that, in case it steps in as provided under Section 10.5.1 above, it will be required to act commercially reasonable and to mitigate costs and damages, as required under applicable law.

10.10.              In the event of UBS exercising its right of step-in under this Section 10, the Supplier shall co-operate with UBS (and its agents or representatives and including any engaged third party service provider) and provide reasonable assistance at no additional charge to UBS to restore the relevant Services as soon as reasonably possible, including giving UBS (and its agents or representatives, including any engaged third party services provider) reasonable access to the Supplier’s premises, and any equipment, material and Software, to the extent reasonably necessary for the purpose of restoring such Services or any part of them to the level required under the Agreement.

10.11.              UBS shall use all reasonable endeavours to obtain services from any third party engaged pursuant to the rights of step in set out above at prices reasonably consistent with the market for such services but with regard to the circumstances for which the services are procured.  UBS is not required to seek competitive tenders from third parties.

10.12.              Immediately upon the Supplier being able to establish that it is ready to undertake the restoration of the affected Services (meaning that its performance is no longer substantially prevented, hindered, degraded or delayed) to UBS’s reasonable satisfaction, the Supplier shall notify UBS in writing.  Thereafter, UBS shall serve a notice indicating that it is prepared to cease the step-in and

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

specifying a reasonable period of time in which the Supplier shall resume the performance of the relevant Services.  The Supplier shall comply with such notice.

10.13.              If the step-in period lasts for a period of more than ninety (90) days, UBS shall, unless otherwise agreed between the Parties, be entitled to terminate the Agreement (or affected part of it):

10.13.1.    immediately on notice and by reason of the Supplier’s material breach of contract, if UBS stepped-in pursuant to  Section 10.5.1;

10.13.2.    pursuant to Clause 9.2(e) of the GFA, if UBS stepped-in pursuant to  Sections 10.5.2, 10.5.3 or 10.5.4;

10.14.              Subject to terms and conditions of the Agreement, nothing in this Section 10 limits the Supplier’s liability to UBS with respect to any default or non-performance by the Supplier under the Agreement.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

APPENDIX 1

VARIATION OF TERMS AND CONDITIONS

FOR MANAGED CAPACITY SERVICE CONTRACTS

Variance schedule applies to Managed Capacity Task Orders and precedes terms and conditions set Managed Services Schedule

1.              Definitions

•                  “Managed Capacity Service” shall mean software development Task Orders undertaken on FTE and T&M basis. Managed Capacity Service shall apply to UBS engagements where the scope or work to be completed is subject to frequent changes and cannot be estimated prior to commencement of Services

•                  “Core Team” consists of senior personnel, providing managerial, business or technical guidance and governance, typically managers, business analysts, architects. For typical contracts core team represents 15-25% of overall team size, unless specified in relevant Managed Services Task Order.

•                  “Extended Team” consists of regular technical resources and typically represents 75-85% of overall team size.

•                  “Personnel Acceptance” is part of Service Readiness Tests and means written acknowledgement by UBS that Supplier’s personnel has successfully passed acceptance criteria agreed in relevant Task Order. Typical acceptance criteria covers balanced combination of technical, managerial and interpersonal skills required to provide service delivery. Personnel acceptance is performed on individual basis.

•                  “Delivery Acceptance” is part of Service Readiness tests, and means written acknowledgement that Supplier team has successfully passed acceptance criteria set out in relevant Task Order. Delivery Acceptance criteria are defined by the relevant Task Order, testing is performed on a team basis, and consist of standard development and support tasks.

•                  “Nursery Period”  represents the service duration after succeful completion of Service readiness Tests, when the the Supplier is responsible to baseline performance targets and agree on the Service Levels. [*].

•                  “Staff Warranties” means trial period during which Supplier’s staff is responsible for provision of Services to UBS. At any point during the trial period UBS has the right at its sole discretion to remove any of the Supplier’s staff, provided that it gives a reason. In the event UBS requests for a Staff member to be removed within the Trial Period, the Supplier shall reimburse UBS all Charges for dismissed Staff member

•                  “Staff onboarding time for Core Team” means maximum time Luxoft undertakes to recruit new staff, when UBS is interviewing and approving candidates;

•                  “Staff onboarding time for Extended Team” means maximum time Luxoft undertakes to recruit new staff, when is hiring at own discretion;

•                  “Free Induction” means amount of non billable time funded by Luxoft to facilitate initial knowledge acquisition;

•                  “Free induction travel” means amount of non compensated travel expenses funded by Luxoft to facilitate initial knowledge acquisition (including tickets, accommodation and per diems);

2.              Transition and Service Readiness Tests

a.              Transition of Services for Managed Capacity contracts is performed in two stages — Core Team Transition and Extended Team Transition

b.              Core Team Transition typically consists of onsite induction and knowledge transfer, followed by Personnel Acceptance procedure

c.               Core Team deemed productive after successful completion of Personal Acceptance procedure

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

d.              Extended Team Transition typically consists of offshore induction and knowledge transfer performed by Core Team (“train the trainer” approach)

e.               Extended Team Transition is followed by Delivery Acceptance tests

f.                Expected timeframe  for Personal Acceptance should not exceed 2 business days, for Delivery Acceptance tests — 1 week, unless specified otherwise in relevant Task Order.

3.              Nursery period and Steady State

a.              Nursery period starts after successful completion of Core and Extended Team acceptance

b.              During Nursery Period Supplier will:

i.   Create Service Metrics and Service Levels and agree them with UBS.

ii.   Baseline Service Levels for a period of 3 to 6 months subject to timely provision of required UBS assistance including:

1.              Access to documentation, source code, environments and relevant UBS personnel is granted without delays

2.              Backlog for Service delivery is provided by UBS according to Project Plan

3.              Business domain knowledge does not require complex investment banking products knowledge.  Otherwise we expect that sufficient guidance by UBS personnel is provided to cover such cases

4.              Programme delivery does not require pre-existing knowledge of exotic technologies, tools and banking products, including but not limited to: mainframe programming, trading platforms, and quantitative risk analysis. Otherwise it is expected that sufficient guidance by UBS personnel is provided to cover such cases.

5.              Nursery  period could be extended shall these assumptions become invalid

iii.   During the baselining process, the Supplier will:

1.              record the actual performance of the Supplier against these Service Levels

2.              make suggestions to UBS to refine and improve the Service Levels and target measures

3.              report on the Service Level and the actual performance meeting the Service Level target measures,

4.              Where the Supplier does not meet the Service Level target measures, the Supplier shall provide corrective actions to manage actual performance to the Service Level target measurements.

c.               After completion of Nursery Period, Supplier shall provide Services in accordance with the Service Levels. [*].

4.              Staff

a.              Supplier and UBS should jointly agree on appropriate team size, structure and staff mix required for successful Managed Service transition. Unless specified by Managed Services Task Order, delivery team shall include in additional to development the following roles: delivery management, onsite business analysis & coordination, Quality Assurance

b.              Recruitment timelines are subject to Staff Onboarding Warranties

c.               All Extended Team members are subject to Staff Warranties

5.              Terms and Conditions

Parties agree that the following default provisions apply wherever the Services being provided by the Supplier are ordered pursuant to a Managed Capacity Service model (unless agreed otherwise in the relevant Task Order).

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

[TEMPLATE MANAGED SERVICES TASK ORDER]

MANAGED SERVICES TASK ORDER

REFERENCE NUMBER [UBS        ]

This  Managed Services Task Order is made on the              day of                          between:

UBS AG ([insert UBS branch] Branch) with a place of business at [insert UBS branch address ] (“UBS”); and

[insert name of Supplier] [insert office address that is in the GFA] (the “Supplier”).

This Managed Services Task Order is a Task Order as referred to in, incorporates and is governed by the Global Framework Agreement [INSERT UBS AGREEMENT REFERENCE NUMBER HERE] between the Parties dated [              ], and sets forth the specific terms and conditions relating to the provision of Managed Services as described in this Task Order. The combination of the terms of the Global Framework Agreement, incorporating in particular the terms of the Managed Services Schedule (but not, for the avoidance of doubt, the Application Development and/or Support Services Schedules) and the provisions of this Managed Services Task Order shall together constitute the contract between the Parties in respect of the Services (“the Agreement”).

For the avoidance of doubt, to the extent of any conflict, the various parts of the Agreement shall prevail over each other as follows:

i.                           the Clause and Schedules of the Global Framework Agreement shall prevail over the terms of this Managed Services Task Order unless expressly stated the contrary intention by explicit cross reference to the affected provision within this Managed Services Task Order;

ii.                        the provisions of this Managed Services Task Order shall prevail over any attached or referenced document (including any exhibits or annexes thereto); and

iii.                     the provisions of any exhibits or annexes to this Managed Services Task Order shall prevail over any other referenced documentation (save for the Global Framework Agreement or the Managed Services Task Order itself).

NOW THEREFORE IT IS HEREBY AGREED as follows:

The Supplier agrees to provide the Managed Services as set out in this Managed Services Task Order.

16.                              Managed Services to be Provided

16.1                       Scope of the Managed Services

16.2                       Transition Activities

16.3                       Steady State Activities

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

16.4                       Transformation Activities (where relevant)

16.5                       Infrastructure Requirements

16.6                       Applications/Elements of UBS Infrastructure to be supported

The Supplier shall provide Managed Services in respect of the following applications/elements of UBS’ infrastructure:

Application/Infrastructure Element	Description

16.7                       Milestones and Liquidated Damages

16.8                       Service Readiness Tests

16.9                       Locations

The Supplier shall provide the Managed Services at the following locations:

16.10                Hours of Service

16.11                UBS Responsibilities

17.                              Service Levels

The Service Levels applicable to the Supplier’s performance of the Managed Services are as shown below:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Performance Category	Measurement Period	Service Level	Credit/Debit

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

18.                              Specific Business Continuity Management Requirements

18.1                       Specific provisions to be made by the Supplier to ensure service continuity in event of disaster (see also the BCP Schedule)

The Services are classified by UBS as [either 1. Critical Services, the Criticality of which is [Systemic / Mission Critical / Business Critical] or 2. non Critical Services, the Criticality of which is Business Desirable — delete 1. or 2.], where:

“Critical Service”                                           means any Services, the Criticality of which has been classified by UBS as Systemic, Mission or Business Critical, as specified in a Task Order or otherwise communicated by UBS to the Supplier from time to time; and

“Criticality”                                                                         mean any one of the following categories:

(i)                                     Systemic — Supplier inability to provide Services to UBS could contribute to or create systemic risk on one or more major financial markets;

(ii)                                  Mission Critical — Supplier inability to provide Services could create material financial loss, regulatory infractions, reputation risk or other inability to cover UBS’ costs and/or sustain UBS’ ratings;

(iii)                               Business Critical — Supplier inability to provide Services could damage UBS’ ability to manage its position and/or franchise reputation; or

(iv)                              Business Desirable — Supplier inability to provide Services would not result in systemic, survival or continuity exposure for UBS.

18.2                       Actions to be taken by the Supplier in event of any failure in ability to provide the Services:

18.3                       Actions to be taken by UBS in event of any failure in the Supplier’s ability to provide service

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

19.                              Governance and Contacts

19.1                       Service Managers

The Supplier’s Service Manager, as Managed Services listed below, shall assume operational responsibility for the Supplier’s performance of its obligations under this Managed Services Task Order.

As and when appropriate, the Service Managers may call upon specialists within the Supplier to assist with query resolution or to act as advisors on specific projects or requested Service enhancements.

UBS Service Manager

Telephone
Fax
E-Mail

Supplier Service Manager

Telephone
Fax
E-Mail

19.2                       Escalation Contacts

UBS Escalation Point

Telephone
Fax
E-Mail

Supplier’s Escalation Point

Telephone
Fax
E-Mail

19.3                       Other Contacts

Telephone
Fax
E-Mail

19.4                       UBS address for notices

For the purpose of Clause 10.7 of the Agreement [(GFA), a copy of all notices under this Managed Services Task Order shall be sent to UBS at the following address

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

For the attention of:

19.5                       Supplier’s Address for Notices

For the purpose of Clause 10.7 of the Agreement (GFA), a copy of all notices under this Managed Services Task Order shall be sent to the Supplier at the following address:

For the attention of:

20.                              Governance and Reporting

20.1                       Regular Meetings & Attendance

20.2                       Regular Reports

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

21.                              Personnel

21.1                       Supplier’s Key Personnel

Name	Role	Grade	Base Location

22.                              Subcontractors

List any agreed Subcontractors (see Clause 4.1 of the GFA)

23.                              Term

The Services under this Managed Services Task Order shall commence on :

And be completed/expire on :                                                    unless terminated earlier as permitted by the Agreement.

[Termination Triggers]

24.                              Termination Assistance

25.                              Charges

25.1                       Fixed Charges (option 1)

Component	Description	Amount	Currency
Fixed Charge
Expenses estimate
Additional Costs/Taxes
Total

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

25.1.1              Payment Schedule with Milestones is as follows:

Fixed Charge Description	Milestone Date	Amount of Charges Due

25.2                       Time and Materials charges (option 2)

Name	Role	Grade	Base Location	Estimated No of Days	Daily rate	Currency

25.3                       FTE Charges (option 3)

Name	Role	Grade	Base Location	Fee/Unit	Currency

25.4                       Unit Charges (option 4)

Unit	Base Charge	Assumed Baseline Volume	Reduced Unit Charge	Increased Unit Charge

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Unit	Base Charge	Assumed Baseline Volume	Reduced Unit Charge	Increased Unit Charge

25.5                       Transaction Charges (option 5)

Transaction	Per Transaction Charge	Assured Baseline Volume	Reduced Transaction Charge	Increased Transaction Charge

25.6                       Volume or Other Discounts

26.                              Invoicing Instructions

Invoices should be submitted to [                            ]

[Accounts Payable	[ or ]	Accounts Payable
UBS		UBS
100 Liverpool Street		677 Washington Boulevard
London		Stamford
EC2M 2RH		Connecticut CT 06912]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

[Delete as appropriate]

27.                              Special Terms

General

28.                              Approvals

UBS Service Manager Approval

[Attach written approval]

If any Services provided by the Supplier to UBS under this Managed Services Task Order have not been approved in writing by the UBS Service Manager before such Services commence, then UBS shall not be liable for any fees, costs or expenses in relation to such Managed Services

29.                              Execution

Signed for and on	)
behalf of UBS by:	)
)
	)	Signature	Signature
)
)
)
	)	Name	Name

		Position	Position

Signed for and on	)
behalf of Supplier	)
by:	)
	)	Signature
)
)
)
	)	Name

Position

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

TUPE SCHEDULE

[*] [6 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

FINANCIAL RATIO SCHEDULE

Financial Ratio Levels
Financial Ratio	Acceptable	Unacceptable
DEBT / EBITDA	[*]	[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

CHANGE CONTROL NOTICE

Variation to the Global Framework Agreement (reference number 6481) as amended from time to time.

Change Control Number _4 Dated 1st August 2010

This Change Control Notice varies the Global Framework Agreement (reference number 6481) (“GFA”) dated 16 May 2006 between Luxoft USA Inc. whose registered address is 136 Summit Ave Ste 104 Montvale, NJ 07645, US (“the Supplier”) and UBS AG, (Stamford Branch) with a place of business at 677 Washington Blvd. Stamford, CT 06901 (“UBS”).

1.              Title Of Change

The purpose of this variation is to replace the Rates Schedule (pages 73-88) of the GFA .

2.              Charges

There are no Charges associated with this Change Control Notice.

3.              Initiator Of Variation

Mark Butterworth, UBS AG

4.              Effective Date

This Change Control Notice shall take effect from 1st August 2010.

5.              All other terms and conditions of the GFA not described in this Change Control Notice remain in full force and effect.

IN WITNESS WHEREOF this Change Control Notice has been executed on behalf of the parties as follows:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Signed for and on	)
behalf of UBS by:	)
)
	)	Signature	Signature
)
)
	)	Name	Name
)
)
	)	Position	Position
)

		Date	Date

Signed for and on	)
behalf of the	)
Supplier by:	)
	)	Signature
)
)
	)	Name
)
)
	)	Position

Date

Appendix 1

The following schedule shall replace the “Rates Schedule” on pages 73-88 of the GFA:

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

RATES SCHEDULE

Validity of Rates

The rates set out in this Rates Schedule will be valid from [*] through [*] for Moscow rates and from [*] to [*] for all other locations.   Upon expiry, , the parties will either review the rates or, failing that, the rates will be subject to an increase as described in the “Annual Rate Adjustment” section of this Rates Schedule.  Thereafter rates will be reviewed on an annual basis.  Any Task Order which is payable on a time and materials basis and which has a term of greater than 1 year will be re-based at the revised rates (if agreed) for the remainder of the Task Order (provided always that all services performed prior to the date of agreement of the revised rates shall, for the avoidance of doubt, be charged at the existing un-revised rates).

All rates quoted are capped rates.  UBS reserves the right to negotiate rates below these for specific assignments.

Annual Rate Adjustments

Supplier & UBS will update rates for Moscow on [*] 2012, and [*] 2012 for all other locations where Luxoft will be providing Staff to UBS, in line with the official year-over-year CPI (or similar index) increase of that country.  The annualized rate increase will be capped at [*]% for each year since the last rate change has been agreed by Parties.

Sources of CPI information by location:

•                  Moscow

•                  Rosstat

•                  http://www.gks.ru/free_doc/new_site/prices/ipc_data.htm

•                  Kiev

•                  Ukrstat

•                  http://www.ukrstat.gov.ua/

•                  London

•                  National Statistics

•                  http://www.statistics.gov.uk/statbase/Product.asp?vlnk=868

•                 Switzerland

•                  Swiss Federal Statistical Office

•                  http://www.bfs.admin.ch/bfs/portal/en/index/themen/systemes_d_indicateurs/economic_and_financial/data.html

•                  USA

•                  U.S. Department of Labor, Bureau of Labor Statistics

•                  http://www.bls.gov/cpi/cpi_dr.htm

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

RATES FOR OFFSHORE IT SERVICES STAFF BASED AT SUPPLIERS SITES

Applicability

The Offshore rates will apply to all staff based at UBS and Supplier’s Locations in Moscow and the Kiev. Any rates for services provided by staff at Supplier Locations in jurisdictions not covered in this Schedule will be subject to separate negotiations.

Rates for IT Services Staff based on Supplier Sites in Moscow and Kiev and UBS Site in Moscow

The Rates apply in relation to the role descriptions detailed in this Rates Schedule.

[*]

The rates will apply regardless of whether the assignment type is for Support Activities or Development Activities

Applicability of Rates

The rates will be applicable for all Support Services and Application Development Task Orders.  In the event that any other form of services are agreed between the parties, the rates applicable to such services will either be set out in this Rates Schedule by way of an agreed amendment or specified in the relevant Task Order.

Clarifying Notes on Offshore Rates

[*]

Overtime

[*].

Promotions

Both Parties acknowledge that there will be a promotion process in respect of Staff providing Services`.  The Parties shall review any Supplier Staff who are coming up for promotion with details of the impact on the roles performed by such Staff under this Task Order and any change in the applicable Daily Rates.  The supplier will not promote any resource to a higher grade for a minimum of 12 months from the start of any Task Order with the exception of the following cases:

•                  Luxoft and UBS agree to place selected staff for a trial period at a lower rate.  This condition must be specified in the Task Order

•                  Transition of staff to more senior technical or management roles within UBS ODC.  Luxoft will present UBS with written justification for the promotion and UBS must be in agreement

For all other cases, as part of the promotion process, The Parties will assess the financial and service delivery impact of all promotions during which time the Parties shall agree, in the event of the promotion to either:

1.              transition the promoted Staff to a more senior role within the scope of the Task Order commensurate with their new rank (replacing/displacing/removing any other Staff as required and agreed) and charge the corresponding Daily Rate for that more senior role;

2.              replace the promoted Staff with a suitable replacement; or

3.              maintain the Staff in their current role and without changing their Daily Rate

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

RATES FOR ONSHORE IT SERVICES STAFF

Applicability

These rates are applicable for Staff working away from Russia and the Ukraine at UBS Locations. This UBS Location will be specified as the ‘base location’ in any Task Order.

Where Supplier Staff travel away from their base location for a period of less than 12 weeks for the purposes of knowledge transfer, training or requirements gathering, the arrangements for short term travel away from base locations as set out later in this Schedule will be applied.

[*]

In the event that Supplier Staff are required to be based in any other locations, the relevant rates will be agreed and set out in the applicable Task Order(s).

Clarifying Notes for Onshore rates

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

PROVISION OF DESKS FOR BUSINESS CONTINUITY IN EVENT OF A DISASTER

Rates for provision of BCP desks for IT Support Services

The Supplier will provide desks at a second site operated by the Supplier and will be available exclusively to Staff providing Services to UBS in case of the Supplier’s inability to provide Services to UBS from the usual Location.  The location of the second site will be at a location agreed with UBS.

The amounts payable by UBS in this regard will be calculated on the basis of USD [*] per desk reducing per desk with increasing volume, so as to give the following rate of increase:

Number of Desks	Cost per annum
10	USD [*]
20	USD [*]
30	USD [*]
40	USD [*]
50	USD [*]
75	USD [*]
100	USD [*]

The desks will be configured to the same standards as the “live” desks, including an identical build and infrastructure to that set out in Annex A to the Networks and Infrastructure Schedule.

The costs set out above are inclusive of the costs of actually activating the DR/BC facilities and services, in the event of a disaster or emergency event.

The amounts payable in respect of new BCP desks shall become due upon the date when the relevant desks are confirmed as being operational and available to UBS or as may otherwise be set out in a Task Order.  In the event of a desk being ordered and provided part way through the year, UBS shall only be liable to pay such pro rata proportion of the annual fee as relates to the remainder of the year.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

ROLE DESCRIPTIONS

[*] [7 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SHORT TERM TRAVEL AWAY FROM BASE LOCATIONS

Applicability

Where UBS requires the Supplier’s Staff to travel away from their base Location for short term assignments of less than 12 weeks UBS will pay the standard daily rate for the base location plus a per diem.  The per diem will be paid on the basis of seven days for every five days worked (i.e. it will be paid for weekends as well as the working week, if the relevant Staff member is required to stay over a weekend for the purposes of the relevant assignment).  For clarity, this period of 12 weeks will be based on each individual only working a maximum of 12 weeks pursuant to these arrangements; thereafter, the rates relevant to the location at which they are working would apply.

UBS will also pay economy class airfare, and hotel room for the Supplier’s Staff on an ‘actuals’ basis.

Per Diems

Location	Per Diem allowance (USD)
UK	[*]
US	[*]
Singapore	[*]
Australia	[*]

Clarifying notes

The Supplier will use all reasonable endeavours to obtain the best price for airfares and hotel rooms, but where UBS can secure a lower price this should be used.

These rates will be applied regardless of whether the assignment is undertaken on a work permit or a business visa.

Source of rates

For the purposes of this agreement all foreign exchange rates will be sourced from the London Financial Times Closing rates.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

AMENDMENT 1 CONTRACT ID 44290

Amendment to the Amended and Restated Global Framework Agreement 6481 between UBS AG and Luxoft USA Inc

This Amendment varies the Amended and Restated Global Framework Agreement 6481 made on 16th September, 2010 between Luxoft USA Inc., whose registered address is 225 West 34th Street, Ste 1707-06, New York, NY, 10122 US (hereinafter referred to as the “Supplier”); and UBS AG (Stamford Branch) with a place of business at 677 Washington Blvd, Stamford, CT 06901 (hereinafter referred to as “UBS”). Where the context so requires, references to UBS shall also be deemed to include UBS Affiliates.

6.              Title Of Change

The purpose of this amendment is to replace the Rates Schedule with the one in Appendix A and to amend the Managed Services Schedule to incorporate the introduction of the Romania and Odessa Locations.

7.              Charges

There are no Charges associated with this CCN.

8.              Initiator Of Variation

Simon Nelson UBS

9.              Effective Date

This amendment shall take effect from 1st of November 2011

All other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF this Agreement has been executed on behalf of the Parties as follows

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Signed for and on behalf of UBS by:	)
)
	)	Signature	Signature
)
)
)
	)	Name	Name
)
)
	)	Position and Date	Position and Date
)

Signed for and on behalf of the Supplier	)
)
by:	)	Signature
)
)
)
	)	Name
)
)
	)	Position and Date

APPENDIX A

RATES SCHEDULE

1. 0                            Validity of Rates

The rates set out in this Rates Schedule will be valid from [*].  Upon expiry, the Parties will either review the rates or, failing that, the rates will be subject to an increase as described in the “Annual Rate Adjustment” section of this Rates Schedule.  Thereafter rates will be reviewed on an annual basis.

Any Task Order which is payable on a time and materials basis and which has a term of greater than 1 year will be re-based at the revised rates for the remainder of the Task Order (provided always that all services performed prior to the date of agreement of the revised rates shall, for the avoidance of doubt, be charged at the existing un-revised rates).

All rates quoted are capped rates.  UBS reserves the right to negotiate rates below these for specific assignments.

Annual Rate Adjustments

Supplier and UBS will review and agree rates on the [*], and thereafter in line with the official year-over-year CPI (or similar index) increase of the relevant country.  The annualized rate increase for all locations is capped at [*]%.

Sources of CPI information by location:

•                  Moscow

•                  Rosstat

•                  http://www.gks.ru/free_doc/new_site/prices/ipc_data.htm

•                  Kiev

•                  Ukrstat

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

•                  http://www.ukrstat.gov.ua/

•                  Poland

•                  National Bank of Poland

•                  (http://www.nbp.pl/homen.aspx?f=/en/statystyka/core.html)

•                  Romania

•                  National Bank of Romania

•                  http://www.bnro.ro/PublicationDocuments.aspx?icid=6876

•                  London

•                  National Statistics

•                  http://www.statistics.gov.uk/statbase/Product.asp?vlnk=868

•                  Switzerland

•                  Swiss Federal Statistical Office

•                  http://www.bfs.admin.ch/bfs/portal/en/index/themen/systemes_d_indicateurs/economic_and_financial/data.html

•                  USA

•                  U.S. Department of Labor, Bureau of Labor Statistics

•                  http://www.bls.gov/cpi/cpi_dr.htm

1.2                                                       Cost Saving Initiatives

The following initiatives will become effective where the Parties agree to implement them in an authorized Task Order or change control notice.

(1) Team Control Initiative

Supplier will provide an incremental [*]% discount to the Daily Rates where UBS grants Supplier control over the following outsourcing team structuring decisions:

•                  [*]

With effect from the date of agreement (via executed Task Order, SID or change control notice) Supplier shall have full control over size, composition and experience of the team excluding any identified Key Personnel deemed to be the core team.  Key Personnel shall be identified in the Task Order, change control notice or SID and variation to its structure shall be jointly agreed between the Parties.  Default share of core team is [*]% of team headcount.

(2) Location Control Initiative

Supplier will provide an incremental [*]% discount to the Daily Rates where UBS grants Supplier control over outsourcing team location decisions.  Where agreed in a Task Order, SID or change control notice, Supplier may determine the location to base any staff for any application / team of a given stream, provided always that the location(s) is any UBS approved Supplier ODC.

Applicability and dependencies for Team Control and Location Control Initiatives

•                  For avoidance of doubt the discounts detailed in this section 1.2 are incremental to any other applicable discounts and apply to the whole team (including Key Personnel)

•                  In no event shall the resultant fees exceed the original fee less applicable discount ([*]%, [*]% or [*]% respectively).    The original fee is the fee at the time the Parties agree to apply a cost saving initiative under this section 1.2.

•                  The Charges for the team shall be calculated using the applicable daily rate under this Rates Schedule for the skill, location and experience level less the applicable discount(s) ([*]%,[*]%,[*]%) which shall become effective on the date agreed in a Task Order or change control notice.   Any subsequent variation to the team or location must be agreed between the Parties under a change control notice.  In the event that UBS is unwilling to accept a change to team or location then the discount under this section 1.2 shall cease to apply effective 30 days after the proposed change control notice has been received from the Supplier in writing.  The Supplier shall then charge at the prevailing rates under this Rates Schedule.

•                  Team Control Initiative  has no external dependencies other than prior written agreement between the Parties

•                  Location control initiative depends on Offshoring Business Initiative (OBI) for given stream being approved for the revised locations, agreed between UBS and Supplier.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Service Levels

Service Levels relating to attrition and onboarding, shall not apply to non Key Personnel and shall continue to apply for Key Personnel

There are no restrictions on Service Levels related to throughput and quality.

Illustration

For example the team benefits from the [*]% Team Control initiative discount once agreement is made to give the Supplier sole discretion over non core roles.  A new team price is calculated as soon as agreement is reached on the revised team size, roles and experience levels and the discount is applied.

Location	Hermes Level (see S8)	Qty	currency	Current rates	days	Total
Moscow-Luxoft	[*]	1	USD	[*]	100	[*]
Moscow-Luxoft	[*]	2	USD	[*]	100	[*]
Moscow-Luxoft	[*]	5	USD	[*]	100	[*]
	Total HC	8			Original Fee	[*]
				Less:	[*]% discount	[*]

Maximum fee	$[*]

Location	Hermes Level (see S8)		currency	Current rates	days	Total
Moscow-Luxoft	[*]	0	USD	[*]	100	[*]
Moscow-Luxoft	[*]	3	USD	[*]	100	[*]
Moscow-Luxoft	[*]	5	USD	[*]	100	[*]
	Total H/C	8				[*]
				Less:	[*]% discount	[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

1.3                               Promotions

[*]

1.4                               Reporting

Supplier shall provide a monthly report detailing the names, roles, levels, locations and charge rates for resources billed under the following incentives.  The report shall show the financial impact and percentage of incentive resources of the total headcount

1.              Exit Moscow

2.              Attrition and On Board SLA Waiver

3.              Team Control

4.              Location Control

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.0 RATES FOR OFFSHORE IT SERVICES STAFF BASED AT SUPPLIERS SITES

Applicability

2.1                                                       The Offshore rates will apply to all staff based at UBS and Supplier’s Locations in Moscow, Kiev, Odessa and Bucharest. Any rates for services provided by staff at Supplier Locations in jurisdictions not covered in this Schedule will be subject to separate negotiations.

The Rates apply in relation to the role descriptions detailed in this Rates Schedule.

[*]

Bucharest Rates below valid From [*] until [*]

[*]

Odessa Rates below are valid From [*] until [*]

[*]

Kiev Rates below are valid From [*] until [*]

[*] [3 pages]

2.2                                                       Applicability of Rates

The rates will be applicable for all Support Services and Application Development Task Orders.  In the event that any other form of services is agreed between the Parties, the rates applicable to such services will either be set out in this Rates Schedule by way of an agreed amendment or specified in the relevant Task Order.

2.3                                                       Clarifying Notes on Offshore Rates

1.              Rates are quoted on the basis of an 8 hour working day.  Irrespective of this, Staff shall be required to work the professional hours required by UBS or the hours that are required to meet the Service Levels.  If it leads to a requirement to work overtime, this will be discussed and paid for subject always to prior written approval from UBS.

2.              Rates allow for any incidentals such as transport to/from the office in case of late working (e.g. during a project implementation, or in case of work during late/non-support hours).

3.              Rates and Charges are inclusive of the local networks requirements and internet charges.

4.              Rates and Charges are inclusive of PC replacement every three years to the then current UBS standard

5.              Rates and Charges are inclusive of the provision of the software on the UBS standard build for desktops

2.4                                                       Overtime

UBS will not pay overtime to staff based at the Supplier’s sites, unless agreed in writing by the UBS project manager.

2.5                               Moscow Incentives

The Daily Rates for Moscow are quoted with and without incentives.   To qualify for the incentive the following terms shall apply:

•                  [*]

•                  [*]

2.6                               Odessa Rates

The blended rate of $[*] a day shall only apply to QA/Testing projects that UBS and Supplier have agreed in advance.  The following additional conditions shall be met in order to qualify for the blended rate:

•                  The mix of experience level (see Hermes Levels definitions S8) shall be:

•                  [*]% Level 4 and 5

•                  [*]% level 3

•                  [*]% level 1 and 2.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

•                  In the event that the experience levels fail to meet the ratios set out above by more than [*]% of any one of the criteria then the blended rate shall cease to apply and the resources shall become billable under the regular Odessa rate card less any applicable discounts upon 30 days notice from either party.

•                  UBS will have the option to approve or deny the appointment of Key Personnel such as team leaders or subject matter experts provided they number less than [*]% of the overall team size.

•                  Attrition SLAs shall only apply to Key Personnel as described above and agreed in the Task Order or change control notice.

•                  An early adopter discount of [*]% shall be applied to Group Data Services (GDS) QA/Testing resources in Odessa who are working in projects which are under the blended rate in 2013.  For avoidance of doubt the discount of [*]% shall not be applied to GDS non QA/Testing resources.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.0 RATES FOR IT SERVICES STAFF BASED AT POLAND SERVICE CENTRE — UBS PSC

3.1                                                       Applicability

These UBS PSC rates will apply to all Staff based at the UBS PSC within the UBS environment

3.2                                                       PSC Incentive Pricing

The Hermes rate card in Table 3 is the default rate card for PSC, valid from [*] until [*] or until the condition below is met. Upon meeting this condition the Supplier shall amend the rates for all Krakow billable resources to align to the rates in Table 2 less any applicable discounts (eg Team Control or Location initiatives)

Upon the number of billable resources in Krakow on the Team Control Initiative (see S1.2 of this Rates Schedule) reaching [*]% of the total billable resources in Krakow, the Hermes Flat rate card in Table 2 shall apply.  The Parties must agree all Team Control initiatives in a Task Order or change control notice and Supplier shall report on progress towards the switch over threshold above.  The applicable [*]% discount shall be applied to the rate card in effect.  This PSC Incentive Pricing only applies to Krakow and in 2013.  For example using 2013 rates:

[*]

[*]

PSC “Daily Rate” in UBS valid from [*] until [*]

[*]

[*]

Clarifying Notes on Offshore Rates

[*]

Overtime

[*]

Shift Allowances and Call Out Allowance

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

4.0 RATES FOR ONSHORE IT SERVICES STAFF

Applicability

These rates are applicable for Staff working away from Russia, Poland, Ukraine and Romania at UBS Locations (with the exception to the UBS PSC or UBS Location in Moscow). This UBS Location will be specified as the ‘base location’ in any Task Order.

Where Supplier Staff travel away from their base location for a period of [*] for the purposes of knowledge transfer, training or requirements gathering, the arrangements for short term travel away from base locations as set out later in this Schedule will be applied.

All other onsite Staff shall remain on their current rate until [*].  The Parties will agree the rates for any new hires made locally in London, Zurich or New York.

[*]

Landed Onsite Rates valid from [*] until [*]

[*]

In the event that Supplier Staff are required to be based in any other locations, the relevant rates will be agreed and set out in the applicable Task Order(s).

Clarifying Notes for Onshore rates

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5.                                                              PROVISION OF DESKS FOR BUSINESS CONTINUITY IN EVENT OF A DISASTER

Rates for provision of Business Continuity Plan (BCP) desks for IT Support Services

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

6.                                                              IBIT DISCOUNT

[*] [2 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

7.                                                              ROLE DESCRIPTIONS (until [*] whereupon the Hermes definitions shall apply)

[*] [7 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

8.                                                              Hermes Roles and Level definitions

[*] [3 pages]

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

9.                                                              SHORT TERM TRAVEL AWAY FROM BASE LOCATIONS

Applicability

Where UBS requires the Supplier’s Staff to travel away from their base Location for short term assignments of less than 3 months UBS will pay the standard daily rate for the base location plus a per diem.  The per diem will be paid on the basis of seven days for every five days worked (i.e. it will be paid for weekends as well as the working week, if the relevant Staff member is required to stay over a weekend for the purposes of the relevant assignment).    Per diems on working days have been included in the landed rates detailed in section 4.  Per diems for non working days are applicable as additional payments for consultants on Landed rates.  In no event shall Supplier’s Staff claim Per Diems for more than 3 months consecutive stay without prior written agreement from UBS.

UBS will pay one economy class return airfare on an ‘actuals’ basis per onsite assignment.

Per Diems

Location	Per Diem allowance (USD)
UK	[*]
US	[*]
Singapore	[*]
Switzerland	[*]
Australia	[*]

Clarifying notes

The Supplier will use all reasonable endeavours to obtain the best price for airfares, but where UBS can secure a lower price this should be used.

These rates will be applied regardless of whether the assignment is undertaken on a work permit or a business visa.

Source of rates

For the purposes of this agreement all foreign exchange rates will be sourced from the London Financial Times Closing rates on the dates expenses were incurred.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Amendments to the Managed Services Schedule Appendix 1

Section 5a, 5b and 5c shall be amended to add in Poland as follows, all the other provisions of section 5 remain as per the original Appendix 1:

[*]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Agreement

Amending and incorporating the
Amended and Restated Global Framework Agreement 6481 dd. 09.16.2010

Effective date: 16 November 2011

This Agreement amends and incorporates the Amended and Restated Global Framework Agreement 6481 dd. 09.16.2010 (hereinafter “GFA”) and is concluded by and between:

[*],

Luxoft USA Inc., with a place of business at 225 West 34th Street, Ste. 1706/1707 New York, NY 10122, (hereinafter referred to as the “Luxoft USA”), and

UBS AG, (Stamford Branch) with a place of business at 677 Washington Blvd. Stamford, CT 06901 (hereinafter referred to as the “UBS”)

[*], Luxoft USA and UBS are individually referred to herein each a “Party” and together as the “Parties”.

Whereas, UBS and Luxoft USA wish to (1) amend the GFA to  change the address of Luxoft USA Inc, and

Whereas [*], and

Whereas the Parties wish to effect a [*].

Now, the Parties agree:

1.              That the GFA is amended to change the address for Luxoft USA Inc from 111 Broadway Suite 1062, New York, NY 10006, US to 225 West 34th Street, Ste. 1707 New York, NY 10122.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

2.              To amend the list of Supplier’s Affiliates stated in the Schedule “Supplier Affiliate Schedule” to the GFA with the following new Supplier’s Affiliates:

•                  Luxoft Poland Sp. z o.o., with a place of business at Wadowicka str. 6, Krakow, 30-415, Poland;

•                  [*];

•                  [*].

3.              [*].

4.              [*].

5.              All other terms and conditions of the GFA shall remain unchanged.

6.              This Agreement is signed by the Parties in two original and identical counterparts — one counterpart for each Party.

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Signed for and on	)
behalf of UBS by:	)	Signature	Signature
)
)
	)	Name	Name
)
)
	)	Position	Position
)
	)	Date	Date

Signed for and on	)
behalf of the	)	Signature	Signature
LUXOFT USA INC.	)
by:	)
	)	Name	Name
)
)
	)	Position	Position
)
	)	Date	Date

Signed for and on	)
behalf of [*] by:	)	Signature	Signature
)
)
	)	Name	Name
)
)
	)	Position	Position
)
	)	Date	Date

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Appendix 1

[*] [7 pages]

*                      Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.